SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                    FORM S-1

                      POST-EFFECTIVE AMENDMENT NUMBER 24 TO

                      REGISTRATION STATEMENT NUMBER 33-26844

                     American Express Investors Certificate

                                      UNDER

                           THE SECURITIES ACT OF 1933

                      AMERICAN EXPRESS CERTIFICATE COMPANY
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               (Exact name of registrant as specified in charter)

                                    DELAWARE
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         (State or other jurisdiction of incorporation or organization)

                                      6725
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            (Primary Standard Industrial Classification Code Number)

                                   41-6009975
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                      (I.R.S. Employer Identification No.)

       70100 AXP Financial Center, Minneapolis, MN 55474, (612) 671-3131
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   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                 H. Bernt von Ohlen - 50605 AXP Financial Center,
                     Minneapolis, MN 55474, (612) 671-7981
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            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

Explanatory Note

The prospectuses contained in Part I of the Registration Statement are substantially similar and are for the same product. The prospectus indicated "for selected investors" on the front cover contains the following differences from the other Investors Certificate prospectus: The prospectus for selected investors is designed for those selected persons who plan to invest at least $50 million in certain combinations of these certificates. This is indicated on the front cover and again under "Investment amount and terms." There is also a provision stating that if the certificate owner requests a withdrawal exceeding $50 million that the issuer may defer payment for up to 30 days. This provision is found under "Full and partial withdrawals."

               CONTENTS OF THIS POST-EFFECTIVE AMENDMENT NO. 24 TO
                       REGISTRATION STATEMENT NO. 33-26844

Cover Page

Prospectus

Part II Information

Signatures

Exhibits

                     American Express Investors Certificate

                            Prospectus April 28, 2004

              Provides high fixed rates with capital preservation.

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  (logo)                                                                  (logo)
  American                                                              AMERICAN
    Express(R)                                                           EXPRESS
Certificates
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American  Express  Certificate  Company  (the  Issuer or AECC)  issues  American
Express Investors Certificates. You may:

o Purchase this certificate in any amount from $100,000 through $25 million on the date your term starts unless you receive prior approval from the Issuer to invest more. Additionally, the aggregate amount of your current investments in American Express Investors Certificate may not exceed $50 million (unless you receive prior approval from the Issuer to invest more).

o    Select a term of one, two, three, six, 12, 24 or 36 months.

o Invest in successive terms up to a total of 20 years from the issue date of the certificate.

This certificate is available in New York and Florida to persons who are neither citizens nor residents of the United States and to certain U.S. trusts.

Like all investment companies, the Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This certificate is backed solely by the assets of the Issuer. See "Risk Factors" on page 2p.

AECC is not a bank or financial institution, and the securities it offers are not deposits or obligations of, or backed or guaranteed or endorsed by, any bank or financial institution, nor are they insured by the Federal Deposit Insurance Corporation (FDIC), the Federal Reserve Board or any other agency.

The distributor and selling agent are not required to sell any specific amount of certificates.

Issuer:           American Express Certificate Company
                  Unit 557
                  70100 AXP Financial Center
                  Minneapolis, MN 55474
                  (800) 862-7919
                  (612) 671-3131

Distributor:      American Express Financial Advisors Inc.

Selling Agent:    American Express Bank International

Initial Interest Rates

The Issuer guarantees a fixed rate of interest for each term. For the initial term, the rate will be within a specified range of certain average interest rates generally referred to as the London Interbank Offered Rates (LIBOR). See "About the Certificate" for more explanation.


Here are the interest rates in effect April 28, 2004:

                   Simple          Actual compound           Effective
Term           interest rate*   yield for the term**    annualized yield***
1 month             0.05%               0.05%                  0.05%
2 month             0.05%               0.05%                  0.05%
3 month             0.05%               0.05%                  0.05%
6 month             0.05%               0.05%                  0.05%
12 month            0.07%               0.07%                  0.07%
24 month            0.07%               0.07%                  0.07%
36 month            0.07%               0.07%                  0.07%


  *  These  are the rates  for  investments  of  $100,000.  Rates may  depend on
     factors   described  in  "Rates  for  New   Purchases"   under  "About  the
     Certificate."

 ** Assuming monthly compounding for the number of months in the term and a $100,000 purchase.

***  Assuming monthly compounding for 12 months and a $100,000 purchase.

These rates may or may not have changed when you apply to purchase your certificate. Rates for future terms are set at the discretion of the Issuer and may also differ from the rates shown here.

RISK FACTORS

You should consider the following when investing in this certificate:

This certificate is backed solely by the assets of the Issuer. Most of our assets are debt securities and are subject to the following risks:

Interest rate risk: The price of debt securities generally falls as interest rates increase, and rises as interest rates decrease. In general, the longer the maturity of a bond, the greater its loss of value as interest rates increase, and the greater its gain in value as interest rates decrease. See "How Your Money Is Used and Protected."

Credit risk: This is the risk that the issuer of a security, or the counterparty to a contract, will default or otherwise become unable to honor a financial obligation (such as payments due on a bond or note). Credit ratings of the issuers of securities in our portfolio vary. See "How Your Money Is Used and Protected."

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2p      AMERICAN EXPRESS INVESTORS CERTIFICATE

Table of Contents


Initial Interest Rates                                2p
Risk Factors                                          2p

About the Certificate                                 5p
Read and Keep This Prospectus                         5p
Investment Amounts and Terms                          5p
Face Amount and Principal                             6p
Value at Maturity                                     6p
Receiving Cash During the Term                        7p
Interest                                              7p
Promotions and Pricing Flexibility                    7p
Rates for New Purchases                               8p
Rates for Future Terms                               10p
Additional Investments                               11p
Earning Interest                                     11p

How to Invest and Withdraw Funds                     12p
Buying Your Certificate                              12p
How to Make Investments at Term End                  13p
Full and Partial Withdrawals                         14p
When Your Certificate Term Ends                      15p
Transfers to Other Accounts                          16p
Transfer of Ownership                                16p
For More Information                                 16p
Giving Instructions and Written Notification         16p
Purchases by Bank Wire                               17p

Tax Treatment of Your Investment                     18p

How Your Money Is Used and Protected                 21p
Invested and Guaranteed by the Issuer                21p
Regulated by Government                              21p
Backed by Our Investments                            22p
Investment Policies                                  23p



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3p      AMERICAN EXPRESS INVESTORS CERTIFICATE

How Your Money Is Managed                            26p
Relationship Between the Issuer and
  American Express Financial Corporation             26p
Capital Structure and Certificates Issued            27p
Investment Management and Services                   28p
Distribution                                         29p
Selling Agent Agreement
  American Express Bank International                30p
Other Selling Agents                                 31p
Transfer Agent                                       31p
Employment of Other
American Express Affiliates                          31p
Directors and Officers                               32p
Independent Auditors                                 37p

Appendix                                             38p

Annual Financial Information                         39p

Summary of Selected
  Financial Information                              39p

Management's Discussion and
  Analysis of Financial Condition and
  Results of Operations                              40p

American Express Certificate Company
  Responsibility of Management                       49p

Report of Ernst & Young LLP Independent Auditors     50p

Financial Statements                                 52p

Notes to Financial Statements                        60p


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4p      AMERICAN EXPRESS INVESTORS CERTIFICATE

About the Certificate

READ AND KEEP THIS PROSPECTUS

This prospectus describes terms and conditions of your American Express Investors Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to change the terms and conditions of the American Express Investors Certificate as described in the prospectus, or to bind the Issuer by any statement not in it.

This prospectus describes the American Express Investors Certificate distributed by American Express Financial Advisors Inc. and is offered to clients who are neither citizens nor residents of the United States and to certain U.S. trusts.

INVESTMENT AMOUNTS AND TERMS


You may purchase the American Express Investors Certificate in any amount from $100,000 through $25 million on the date your term starts (unless you receive prior approval from the Issuer to invest more) payable in U.S. currency. Additionally, the aggregate amount of your current investments in American Express Investors Certificate, less withdrawals, may not exceed $50 million (unless you receive prior approval from the Issuer to invest more).

After determining the amount you wish to invest, you select a term of one, two, three, six, 12, 24 or 36 months for which the Issuer will guarantee a specific interest rate. The Issuer guarantees the principal of and interest on your certificate. At the end of the term, you may have interest earned on the certificate during its term credited to your certificate or paid to you. Investments in the certificate may continue for successive terms up to a total of 20 years from the issue date of the certificate. Generally, you will be able to select any of the terms offered. However, if your certificate is nearing its 20-year maturity, you will not be allowed to select a term that would carry the certificate past its maturity date.


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5p      AMERICAN EXPRESS INVESTORS CERTIFICATE

FACE AMOUNT AND PRINCIPAL

The face amount of the certificate is the amount of your initial investment, and will remain the same over the life of the certificate. Any investment or withdrawal within 15 days of the end of a term will be added on or deducted to determine principal for the new term. A withdrawal at any other time is taken first from interest credited to your investment during that term. The principal is the amount that is reinvested at the beginning of each subsequent term, and is calculated as follows:

Principal equals           Face amount (initial investment)
plus                       At the end of a term, interest credited to your
                           account during the term
minus                      Any interest paid to you in cash
plus                       Any additional investments to your certificate
minus                      Any withdrawals, fees and applicable penalties
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Principal may change during a term as described in "Full and Partial
Withdrawals."

For example: Assume your initial investment (face amount) of $500,000 earned $7,500 of interest during the term. You have not taken any interest as cash or made any withdrawals. You have invested an additional $250,000 prior to the beginning of the next term. Your principal for the next term will equal:

          $500,000         Face amount (initial investment)
plus         7,500         Interest credited to your account
minus          (0)         Interest paid to you in cash
plus       250,000         Additional investment to your certificate
minus          (0)         Withdrawals and applicable penalties or fees
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          $757,500         Principal at the beginning of the next term
================================================================================

VALUE AT MATURITY

You may continue to invest for successive terms for up to a total of 20 years. Your certificate matures at 20 years from its issue date. At maturity, you will receive a distribution for the value of your certificate, which will be the total of your purchase price, plus additional investments and any credited interest not paid to you in cash, less any withdrawals and penalties. Some fees may apply as described in "How to Invest and Withdraw Funds."

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6p      AMERICAN EXPRESS INVESTORS CERTIFICATE

RECEIVING CASH DURING THE TERM

If you need your money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply.

Procedures for withdrawing money, as well as conditions under which penalties apply, are described in "How to Invest and Withdraw Funds."

INTEREST

Your investments earn interest from the date they are credited to your account. Interest is compounded and credited at the end of each certificate month (on the monthly anniversary of the issue date). Interest may be paid to you monthly in cash if you maintain a principal balance of at least $500,000.

The Issuer declares and guarantees a fixed rate of interest for each term during the life of your certificate. We calculate the amount of interest you earn each certificate month by:

o    applying the interest rate then in effect to your balance each day,

o    adding these daily amounts to get a monthly total, and

o subtracting interest accrued on any amount you withdraw during the certificate month.

Interest is calculated on a 30-day month and 360-day year basis.

This certificate may be available through other distributors or selling agents with different interest rates or related features and consequently with different returns. You may obtain information about other such distributors or selling agents by calling American Express Client Service Corporation (AECSC) in Minneapolis at the telephone numbers listed on the back cover.

PROMOTIONS AND PRICING FLEXIBILITY

The Issuer may sponsor or participate in promotions involving the certificate and its respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who purchase or use products or services offered by American Express Company, or its affiliates. These promotions will generally be for a specified period of time. We also may offer different rates based on your amount invested. These rates will be within a range described in "Rates for New Purchases."

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7p      AMERICAN EXPRESS INVESTORS CERTIFICATE

RATES FOR NEW PURCHASES

The Issuer has complete discretion to determine whether to accept an application and sell a certificate. When your application is accepted and we have received your initial investment, we will send you a confirmation of your purchase showing the rate that your investment will earn. The Issuer guarantees that the rate in effect for your initial term will be within a 100 basis point (1%) range tied to certain average interest rates for comparable length dollar deposits available on an interbank basis in the London market, and generally referred to as the London Interbank Offered Rates (LIBOR). For investments of $1 million or more, initial rates for specific terms are determined as follows:

1 month Within a range of 70 basis points below to 30 basis points above the one-month LIBOR rate.
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2 months         Within a range of 70 basis points below to 30 basis points above the two-month LIBOR rate.
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3 months         Within a range of 70 basis points below to 30 basis points above the three-month LIBOR rate.
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6 months         Within a range of 70 basis points below to 30 basis points above the six-month LIBOR rate.
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12 months        Within a range of 70 basis points below to 30 basis points above the 12-month LIBOR rate.
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24 months        Within a range of 50 basis points below to 50 basis points above the 12-month LIBOR rate. (A 24-month LIBOR rate is not published.)
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36 months        Within a range of 50 basis points below to 50 basis points above the 12-month LIBOR rate. (A 36-month LIBOR rate is not published.)
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For investments from $500,000 to $999,999 initial rates for specific terms are determined as follows:

1 month          Within a range of 90 basis points below to 10 basis points above the one-month LIBOR rate.
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2 months         Within a range of 90 basis points below to 10 basis points above the two-month LIBOR rate.
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3 months         Within a range of 90 basis points below to 10 basis points above the three-month LIBOR rate.
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6 months         Within a range of 90 basis points below to 10 basis points above the six-month LIBOR rate.
--------------------------------------------------------------------------------
12 months        Within a range of 90 basis points below to 10 basis points above the 12-month LIBOR rate.
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24 months        Within a range of 70 basis points below to 30 basis points above the 12-month LIBOR rate. (A 24-month LIBOR rate is not published.)
--------------------------------------------------------------------------------
36 months        Within a range of 70 basis points below to 30 basis points above the 12-month LIBOR rate. (A 36-month LIBOR rate is not published.)
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8p      AMERICAN EXPRESS INVESTORS CERTIFICATE

For investments from $250,000 to $499,999 initial rates for specific terms are determined as follows:

1 month          Within a range of 130 basis points below to 30 basis points below the one-month LIBOR rate.
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2 months         Within a range of 130 basis points below to 30 basis points below the two-month LIBOR rate.
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3 months         Within a range of 130 basis points below to 30 basis points below the three-month LIBOR rate.
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6 months         Within a range of 130 basis points below to 30 basis points below the six-month LIBOR rate.
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12 months        Within a range of 130 basis points below to 30 basis points below the 12-month LIBOR rate.
--------------------------------------------------------------------------------
24 months        Within a range of 110 basis points below to 10 basis points below the 12-month LIBOR rate. (A 24-month LIBOR rate is not published.)
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36 months        Within a range of 110 basis points below to 10 basis points below the 12-month LIBOR rate. (A 36-month LIBOR rate is not published.)
--------------------------------------------------------------------------------

For investments of $100,000 to $249,999, initial rates for specific terms are determined as follows:

1 month          Within a range of 210 basis points below to 110 basis points below the one-month LIBOR rate.
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2 months         Within a range of 210 basis points below to 110 basis points below the two-month LIBOR rate.
--------------------------------------------------------------------------------
3 months         Within a range of 210 basis points below to 110 basis points below the three-month LIBOR rate.
--------------------------------------------------------------------------------
6 months         Within a range of 210 basis points below to 110 basis points below the six-month LIBOR rate.
--------------------------------------------------------------------------------
12 months        Within a range of 210 basis points below to 110 basis points below the 12-month LIBOR rate.
--------------------------------------------------------------------------------
24 months        Within a range of 190 basis points below to 90 basis points below the 12-month LIBOR rate. (A 24-month LIBOR rate is not published.)
--------------------------------------------------------------------------------
36 months        Within a range of 190 basis points below to 90 basis points below the 12-month LIBOR rate. (A 36-month LIBOR rate is not published.)
--------------------------------------------------------------------------------

For example, if the LIBOR rate published on the date rates are determined with respect to a six-month deposit is 2.00%, the rate declared on a six-month American Express Investors Certificate greater than $500,000 but less than $1 million would be between 1.10% and 2.10%. If the LIBOR rate published for a given week with respect to 12-month certificates is 2.50%, the Issuer's rates in effect that week for the 24- and 36-month American Express Investors Certificates greater than $500,000 but less than $1 million would be between 1.80% and 2.80%. When your application is accepted, you will be sent a confirmation showing the rate that your investment will earn for the first term.

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9p      AMERICAN EXPRESS INVESTORS CERTIFICATE

LIBOR is the interbank-offered rates for dollar deposits at which major commercial banks will lend for specific terms in the London market. Generally, LIBOR rates quoted by major London banks will be the same. However, market conditions, including movements in the U.S. prime rate and the internal funding position of each bank, may result in minor differences in the rates offered by different banks. LIBOR is a generally accepted and widely quoted interest-rate benchmark. The average LIBOR rate used by the Issuer is published on the Chicago Mercantile Exchange Web site at www.cme.com.

Rates for new purchases are reviewed and may change daily. The guaranteed rate that is in effect for your chosen term on the day your application is accepted at the Issuer's corporate office in Minneapolis, Minnesota, U.S.A. will apply to your certificate. The interest rates printed in the front of this prospectus may or may not have changed on the date your application to invest is accepted. Rates for new purchases may vary depending on the amount you invest, but will always be within the 100 basis point range described above. You may obtain the current interest rates by calling your relationship manager or other selling agent representative.

In determining rates based on the amount of your investment, the Issuer may offer a rate based on your aggregate investment determined by totaling only the amounts invested in each certificate that has a current balance exceeding a specified level. The current balance considered in this calculation may be exclusive of interest. Part of the balance may be required to be invested in terms of a specified minimum length. The aggregate investment may be required to be for terms that average at least a specified minimum length. The certificates whose balances are aggregated must have identical ownership. The rate may be available only for a certificate whose current balance exceeds a specified level or that is offered through a specified distributor or selling agent.

Interest rates for the term you have selected will not change once the term has begun, unless a withdrawal reduces your account value to a point where we pay a lower interest rate, as described in "Full and Partial Withdrawals" under "How to Invest and Withdraw Funds."

RATES FOR FUTURE TERMS

Interest on your certificate for future terms may be greater or less than the rates you receive during your first term. In setting future interest rates for subsequent terms, a primary consideration will be the prevailing investment climate, including the LIBOR rates. Nevertheless, the Issuer has

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10p      AMERICAN EXPRESS INVESTORS CERTIFICATE
complete discretion as to what interest rates it will declare beyond the initial term. The Issuer will send you notice at the end of each term of the rate your certificate will earn for the new term. You have a 15-day grace period to withdraw your certificate without a withdrawal charge. If LIBOR is no longer publicly available or feasible to use, the Issuer may use another, similar index as a guide for setting rates.

ADDITIONAL INVESTMENTS


You may add to your investment when your term ends. If your new term is a one-month term, you may add to your investment on the first day of your new term (the renewal date) or the following business day if the renewal date is a non-business day. If your new term is greater than one month, you may add to your investment within the 15 days following the end of your term. A $25,000 minimum additional investment is required, payable in U.S. currency. Your confirmation will show the applicable rate. However, unless you receive prior approval from the Issuer, your investment may not bring the aggregate net investment of any one or more certificates held by you (excluding any interest added during the life of the certificate and less withdrawals) over $50 million. Additional investments of at least $25,000 may be made by bank wire.


The Issuer must receive your additional investment within the 15 days following the end of a certificate's current term (unless your new investment is a one-month term), if you wish to increase your principal investment as of the first day of the new term. Interest accrues from the first day of the new term or the day your additional investment is accepted by the Issuer, whichever is later, at the rate then in effect for your account. If your new term is a one-month term, your additional investment must be received by the end of the certificate's current term.

The interest rate for these additional investments is the rate then in effect for your account. If your additional investment increases the principal of your certificate so that your certificate's principal has exceeded a break point for a higher interest rate, the certificate will earn this higher interest rate for the remainder of the term, from the date the Issuer accepts the additional investment.

EARNING INTEREST

At the end of each certificate month, interest is compounded and credited to your account. A certificate month is the monthly anniversary of the issue date. Interest may be paid to you monthly in cash if you maintain a principal balance of at least $500,000.

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11p      AMERICAN EXPRESS INVESTORS CERTIFICATE

The amount of interest you earn each certificate month is determined by applying the interest rate then in effect to the daily balance of your certificate, and subtracting from that total the interest accrued on any amount withdrawn during the month. Interest is calculated on a 360-day year basis. This means interest is calculated on the basis of a 30-day month even though terms are determined on a calendar month.

How to Invest and Withdraw Funds

BUYING YOUR CERTIFICATE

This certificate is available only to clients who are neither citizens nor residents of the United States (or which are foreign corporations, partnerships, estates or trusts) and to U.S. trusts organized under the laws of any state in the United States, so long as the following are true in the case of such a U.S. trust:

o the trust is unconditionally revocable by the grantor or grantors (the person or persons who put the money into the trust);

o    there are no more than 10 grantors of the trust;

o    all the grantors are neither citizens nor residents of the United States;

o each grantor provides an appropriately certified Form W-8 (or approved substitute), as described under "Tax Treatment of Your Investment;"

o the trustee of the trust is a bank organized under the laws of the United States or any state in the United States; and

o    the trustee supplies AECC with appropriate tax documentation.

The certificate is available through offices located in Florida and New York. Your relationship manager or other selling agent representative will help you prepare your purchase application. The Issuer will process the application at our corporate offices in Minneapolis, MN, U.S.A. When your application is accepted and we have received your initial investment, we will send you a confirmation of your purchase, indicating your account number and applicable rate of interest for your first term, as described under "Rates for New Purchases." See "Purchase policies" below.

Important: When you open an account, you must provide a Form W-8 or approved substitute. See "Tax Treatment of Your Investment."

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12p      AMERICAN EXPRESS INVESTORS CERTIFICATE

Purchase policies

o You have 15 days from the date of purchase to cancel your investment without penalty by notifying your relationship manager or other selling agent representative, or by writing or calling AECSC at the address or phone number on the back cover of this prospectus. If you decide to cancel your certificate within this 15-day period, you will not earn any interest.

o The Issuer has complete discretion to determine whether to accept an application and sell a certificate.

HOW TO MAKE INVESTMENTS AT TERM END

By wire

If you have an established account, you may wire money to:

Wells Fargo Bank Minnesota, N.A.
Routing No. 091000019
Minneapolis, MN
Attn: Domestic Wire Dept.

Give these instructions: Credit American Express Account #0000029882 for personal account # (your account number) for (your name). Please be sure to include all 10 digits of the American Express account number, including the zeros.

If this information is not included, the order may be rejected and all money received less any costs AECC incurs will be returned promptly.


o    Minimum amount you may wire: $25,000


o Wire orders can be accepted only on days when your bank, American Express Financial Corporation (AEFC), AECC and Wells Fargo Bank Minnesota, N.A. are open for business.

o Purchases made by wire are accepted by AEFC only from banks located in the United States.

o Wire purchases are completed when wired payment is received and we accept the purchase.

o    Wire   investments  must  be  received  and  accepted  in  the  Minneapolis headquarters on a business day before 3 p.m. Central time to be credited that day. Otherwise your purchase will be processed the next business day.

o The Issuer, AEFC, its subsidiaries, your relationship manager, and other selling agents are not responsible for any delays that occur in wiring funds, including delays in processing by the bank.

o    You must pay any fee the bank charges for wiring.

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13p      AMERICAN EXPRESS INVESTORS CERTIFICATE

FULL AND PARTIAL WITHDRAWALS

You may receive all or part of your money at any  time. However:

o Full and partial withdrawals of principal are subject to penalties, described below.

o Partial withdrawals during a term must be at least $10,000. You may not make a partial withdrawal if it would reduce your certificate balance to less than $100,000. If you request such a withdrawal, we will contact you for revised instructions.

o If a withdrawal reduces your account value to a point where we pay a lower interest rate, you will earn the lower rate from the date of the withdrawal.

o Because we credit interest on your certificate's monthly anniversary, withdrawals before the end of the certificate month will result in loss of interest on the amount withdrawn. You'll get the best result by timing a withdrawal at the end of the certificate month -- that is, on an interest crediting date.

o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

Penalties for early withdrawal during a term: When you request a full or partial withdrawal, we pay the amount you request:

o    first from interest credited during the current term,

o    then from the principal of your certificate.

Any withdrawals during a term exceeding the interest credited are deducted from the principal and are used in determining any withdrawal charges. However, the 2% penalty is waived upon the death of the certificate owner. When this certificate is owned by a revocable trust, this penalty also is waived upon death of any grantor of the revocable trust.

Withdrawal penalties: When a penalty applies, a 2% withdrawal penalty will be deducted from the account's remaining balance.

For example, assume you invest $1 million in a certificate and select a six-month term. Four months later assume you have earned $20,000 in interest. The following demonstrates how the withdrawal charge is deducted:

When you withdraw a specific amount of money in excess of the interest credited, the Issuer has to withdraw somewhat more from your account to cover the withdrawal charge. For instance, suppose you request a $100,000 check on a $1 million investment. The first $20,000 paid to

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14p      AMERICAN EXPRESS INVESTORS CERTIFICATE
you is interest earned that term, and the remaining $80,000 paid to you is principal. The Issuer would send you a check for $100,000 and deduct a withdrawal charge of $1,600 (2% of $80,000) from the remaining balance of your certificate. Your new balance would be $918,400.

Total investments                                       $1,000,000
Interest credited                                           20,000
----------------------------------------------------------------------
Total balance                                           $1,020,000
Requested check                                            100,000
Credited interest withdrawn                                (20,000)
Withdrawal charge percent                                       2%
Actual withdrawal charge                                     1,600
Balance prior to withdrawal                              1,020,000
Requested withdrawal check                                (100,000)
Withdrawal charge                                           (1,600)
----------------------------------------------------------------------
Total balance after withdrawal                          $  918,400
======================================================================

Additionally, if you make a withdrawal during a certificate month, you will not earn interest for the month on the amount withdrawn.

Penalty exceptions: The 2% penalty is waived upon death of the certificate owner.

For more information on withdrawal charges, talk with your relationship manager or other selling agent representative.

WHEN YOUR CERTIFICATE TERM ENDS

On or shortly after the end of the term you have selected for your certificate, the Issuer will send you a notice indicating the interest rate that will apply to the certificate for the new term. When your certificate term ends, the Issuer will automatically renew your certificate for the same term unless you notify your relationship manager or other selling agent representative otherwise. If you wish to select a different term, you must notify your representative in writing before the end of the grace period. You will not be allowed to select a term that would carry the certificate past its maturity date.

The interest rates that will apply to your new term will be those in effect on the day the new term begins. We will send you a confirmation showing the rate of interest that will apply to the new term you have selected. This rate of interest will not be changed during that term.

If you want to withdraw your certificate without a withdrawal charge, you must notify us within 15 calendar days following the end of a term.

For most terms, you may also add to your investment within the 15 calendar days following the end of your term. See "Additional Investments" under "About the Certificate."

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15p      AMERICAN EXPRESS INVESTORS CERTIFICATE
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Other full and partial withdrawal policies

o If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before the Issuer mails a check to you. We may mail a check earlier if the bank provides evidence that your check has cleared.

o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

o Any payments to you may be delayed under applicable rules, regulations or orders of the Securities and Exchange Commission (SEC).

TRANSFERS TO OTHER ACCOUNTS

You may transfer part or all of your certificate to other American Express Certificates available through your relationship manager.

TRANSFER OF OWNERSHIP

While this certificate is not a negotiable instrument, it may be transferred or assigned on the Issuer's records if proper written notice is received by the Issuer. Ownership may be assigned or transferred to individuals or an entity who, for U.S. tax purposes, is considered to be neither a citizen nor resident of the United States. You may also pledge the certificate to an American Express Company affiliate or to another selling agent as collateral security. Your relationship manager or other selling agent representative can help you transfer ownership.

FOR MORE INFORMATION

For information on purchases, withdrawals, exchanges, transfers of ownership, proper instructions and other service questions regarding your certificate, please consult your relationship manager or other selling agent representative, or call the Issuer's client service number in Minneapolis, Minnesota, listed on the back cover.

GIVING INSTRUCTIONS AND WRITTEN NOTIFICATION

Your relationship manager or other selling agent representative will handle instructions concerning your account. Written instructions may be provided to either your representative's office or directly to the Issuer.

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16p      AMERICAN EXPRESS INVESTORS CERTIFICATE
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Proper written notice to your relationship manager or other selling agent representative or the Issuer must:

o be addressed to your relationship manager or other selling agent office or the Issuer's corporate office, in which case it must identify your relationship manager or other selling agent office,

o include your account number and sufficient information for the Issuer to carry out your request, and

o    be signed and dated by all registered owners.

The Issuer will acknowledge your written instructions. If your instructions are incomplete or unclear, you will be contacted for revised instructions.

In the absence of any other written mandate or instructions you have provided to your relationship manager or other selling agent, you may elect in writing, on your initial or any subsequent purchase application, to authorize your relationship manager or other selling agent to act upon the sole verbal instructions of any one of the named owners, and in turn to instruct the Issuer with regard to any and all actions in connection with the certificate referenced in the application as it may be modified from time to time by term changes, renewals, additions or withdrawals. The individual providing verbal instructions must be a named owner of the certificate involved. In providing such authorization you agree that the Issuer, its transfer agent, your relationship manager and other selling agents will not be liable for any loss, liability, cost or expense arising in connection with implementing such instructions, reasonably believed by the Issuer, your relationship manager or other selling agent, or their representatives, to be genuine. You may revoke such authority at any time by providing proper written notice to your relationship manager or other selling agent office.

All amounts payable to or by the Issuer in connection with this certificate are payable at the Issuer's corporate office unless you are advised otherwise.

PURCHASES BY BANK WIRE

You may wish to lock in a specific interest rate by using a bank wire to purchase a certificate. Your representative can instruct you about how to use this procedure. Using this procedure will allow you to start earning interest at the earliest possible time. The minimum that may be wired to purchase a new certificate is $100,000.

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17p      AMERICAN EXPRESS INVESTORS CERTIFICATE

Wire orders will be accepted only in U.S. currency and only on days your bank, the Issuer and Wells Fargo Bank Minnesota, N.A. are open for business. The payment must be received by the Issuer before 3 p.m. Central U.S.A. time to be credited that day. Otherwise, it will be processed the next business day. The wire purchase will not be made until the wired amount is received and the purchase is accepted by the Issuer. Wire transfers not originating from your relationship manager's office or another selling agent are accepted by AECC's corporate office only when originating from banks located in the United States of America. Any delays that may occur in wiring the funds, including delays in processing by the banks, are not the responsibility of the Issuer. Wire orders may be rejected if they do not contain complete information.

While the Issuer does not charge a service fee for incoming wires, you must pay any charge assessed by your bank for the wire service. If a wire order is rejected, all money received will be returned promptly less any costs incurred in rejecting it.

Tax Treatment of Your Investment

The U.S. Internal Revenue Service (IRS) has issued nonresident alien regulations that significantly change the withholding and reporting rules on foreign accounts. The IRS requires that nonresident alien investors certifying non-U.S. status and, if applicable, treaty eligibility, complete one of the Forms W-8.

Interest on your certificate is "portfolio interest" as defined in U.S. Internal Revenue Code Section 871(h) if earned by a nonresident alien. Even though your interest income is not taxed by the U.S. government, it will be reported at year end to you and to the U.S. government on a Form 1042-S, Foreign Person's U.S. Source Income Subject to Withholding. The United States participates in various tax treaties with foreign countries, which provide for sharing of tax information between the United States and such foreign countries.

Interest paid on your certificate is "portfolio interest" as defined in U.S. Internal Revenue Code Section 871(h) if earned by a nonresident alien who has supplied the Issuer with one of the Forms W-8. Form W-8 must be supplied with a permanent residence address and a current mailing address, if different. (Form W-8BEN must be signed and dated by the beneficial owner, an authorized representative or officer of the beneficial owner or an agent acting under and providing us with a duly authorized

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

power of attorney.) The Issuer will not accept purchases of certificates by nonresident aliens without an appropriately certified Form W-8 (or approved substitute). If you have supplied a Form W-8 that certifies that you are a nonresident alien, the interest income will be reported at year end to you and to the U.S. government on a Form 1042-S, Foreign Person's U.S. Source Income Subject to Withholding.

To help you determine the form that is appropriate for you, please note the following description of the Forms W-8:

Form W-8BEN

(Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding)

This form should be completed by any foreign persons or organizations, if they are the beneficial owner of the income, whether or not they are claiming a reduced rate of, or exemption from, withholding. (Foreign persons or organizations also may be required to fill out one of the other forms that follow in lieu of the W-8BEN.)

Form W-8ECI

(Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States)

This form should be completed by any foreign person or organization if they claim that the income is effectively connected with the conduct of a trade or business within the United States.

Form W-8EXP

(Certificate of Foreign Government or Other Foreign Organization for United States Tax Withholding)

This form should be completed by any foreign government, international organization, foreign central bank of issue, foreign tax-exempt organization, foreign private foundation or government of a U.S. possession.

Form W-8IMY

(Certificate of Foreign Intermediary, Foreign Flow-Through Entity or Certain U.S. Branches for United States Tax Withholding)

This form should be completed by an intermediary acting as custodian, broker, nominee, trustee or executor, or other type of agent for another person.

The Form W-8 must be resupplied every four calendar years, up from three years with the prior form.

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19p      AMERICAN EXPRESS INVESTORS CERTIFICATE

Joint ownership: If the account is owned jointly with one or more persons, each owner must provide a Form W-8. If the Issuer receives a Form W-9 from any of the joint owners, payment will be treated as made to a U.S. person.

Withholding taxes: If you fail to provide us with a complete Form W-8 as required above, you will be subject to 28% backup withholding on interest payments and withdrawals from certificates.

Transfers on death: If you are a nonresident alien and you die while owning a certificate, then, depending on the circumstances, the Issuer generally will not act on instructions with regard to the certificate unless the Issuer first receives, at a minimum, a statement from persons the Issuer believes are knowledgeable about your estate. The statement must be satisfactory to the Issuer and must tell us that, on your date of death, your estate did not include any property in the United States for U.S. estate tax purposes. In other cases, we generally will not take action regarding your certificate until we receive a transfer certificate from the IRS or evidence satisfactory to the Issuer that the estate is being administered by an executor or administrator appointed, qualified and acting within the United States. In general, a transfer certificate requires the opening of an estate in the United States and provides assurance that the IRS will not claim your certificate to satisfy estate taxes.


Trusts: If the investor is a trust described in "Buying Your Certificate" under "How to Invest and Withdraw Funds," the policies and procedures described above will apply with regard to each grantor who is a nonresident alien. Also, foreign trusts must apply for a permanent U.S. individual tax identification number
(ITIN) or an employer identification number, as appropriate for the trust.

Important: The information in this prospectus is a brief and selective summary of certain federal tax rules that apply to this certificate and is based on current law and practice. Tax matters are highly individual and complex. Investors should consult a qualified tax advisor about their own position.

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20p      AMERICAN EXPRESS INVESTORS CERTIFICATE

How Your Money Is Used  and Protected

INVESTED AND GUARANTEED BY THE ISSUER


The Issuer, a wholly owned subsidiary of AEFC, issues and guarantees the American Express Investors Certificate. We are by far the largest issuer of face-amount certificates in the United States, with total assets of more than $5.2 billion and a net worth in excess of $323 million on Dec. 31, 2003.


We back our certificates by investing the money received and keeping the invested assets on deposit. Our investments generate interest and dividends, out of which we pay:

o    interest to certificate owners,

o and various expenses, including taxes, fees to AEFC for advisory and other services, distribution fees to American Express Financial Advisors Inc., selling agent fees to selling agents, and transfer agent fees to AECSC.

For a review of significant events relating to our business, see "Management's Discussion and Analysis of Financial Condition and Results of Operations." No national rating agency rates our certificates.

Most banks and thrifts offer investments known as CDs that are similar to our certificates in many ways. Early withdrawals of bank CDs often result in penalties. Banks and thrifts generally have federal deposit insurance for their deposits and lend much of the money deposited to individuals, businesses and other enterprises. Other financial institutions and some insurance companies may offer investments with comparable combinations of safety and return on investment.

REGULATED BY GOVERNMENT

Because the American Express Investors Certificate is a security, its offer and sale are subject to regulation under federal and state securities laws. (The American Express Investors Certificate is a face-amount certificate. It is not a bank product, an equity investment, a form of life insurance or an investment trust.)

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21p      AMERICAN EXPRESS INVESTORS CERTIFICATE

The federal Investment Company Act of 1940 requires us to keep investments on deposit in a segregated custodial account to protect all of our outstanding certificates. These investments back the entire value of your certificate account. Their amortized cost must exceed the required carrying value of the outstanding certificates by at least $250,000. As of Dec. 31, 2003, the amortized cost of these investments exceeded the required carrying value of our outstanding certificates by more than $142.2 million. The law requires us to use amortized cost for these regulatory purposes. Among other things, the law permits Minnesota statutes to govern qualified assets of AECC as described in
Note 2 to the financial statements. In general, amortized cost is determined by systematically increasing the carrying value of a security if acquired at a discount, or reducing the carrying value if acquired at a premium, so that the carrying value is equal to maturity value on the maturity date.


AECC has agreed with the SEC to maintain capital and surplus equal to 5% of outstanding liabilities on certificates (not including loans made on certificates in accordance with terms of some certificates that no longer are offered by AECC). AECC also has entered into a written informal understanding with the Minnesota Commerce Department that AECC will maintain capital equal to 5% of the assets of AECC (less any loans on outstanding certificates). When computing its capital for these purposes, AECC values its assets on the basis of statutory accounting for insurance companies rather than generally accepted accounting principles.

BACKED BY OUR INVESTMENTS


The Issuer's investments are varied and of high quality. This was the composition of our portfolio as of Dec. 31, 2003:

Type of investment                   Net amount invested
Government agency bonds                      53%
Corporate and other bonds                    34
Mortgage loans and other loans               10
Cash and cash equivalents                     1
Preferred stocks                              1
Structured investments                        1

As of Dec. 31, 2003 about 96% of our securities portfolio (including bonds and preferred stocks) is rated investment grade. For additional information regarding securities ratings, please refer to Note 3 to the financial statements.


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22p      AMERICAN EXPRESS INVESTORS CERTIFICATE

Most of our investments are on deposit with American Express Trust Company, Minneapolis, Minnesota although we also maintain separate deposits as required by certain states. American Express Trust Company is a wholly owned subsidiary of AEFC. Copies of our Dec. 31, 2003 schedule of Investments in Securities of Unaffiliated Issuers are available upon request. For comments regarding the valuation, carrying values and unrealized appreciation (depreciation) of investment securities, see Notes 1, 2 and 3 to the financial statements.


INVESTMENT POLICIES

In deciding how to diversify the portfolio -- among what types of investments in what amounts -- the officers and directors of AECC use their best judgment, subject to applicable law. The following policies currently govern our investment decisions:

Debt securities

Most of our investments are in debt securities as referenced in the table in "Backed by Our Investments" under "How Your Money is Used and Protected."

The price of bonds generally falls as interest rates increase, and rises as interest rates decrease. The price of a bond also fluctuates if its credit rating is upgraded or downgraded. The price of bonds below investment grade may react more to whether a company can pay interest and principal when due than to changes in interest rates. They have greater price fluctuations, are more likely to experience a default, and sometimes are referred to as junk bonds. Reduced market liquidity for these bonds may occasionally make it more difficult to value them. In valuing bonds, AECC relies both on independent rating agencies and the investment manager's credit analysis. Under normal circumstances, at least 85% of the securities in AECC's portfolio will be rated investment grade, or in the opinion of AECC's investment advisor will be the equivalent of investment grade. Under normal circumstances, AECC will not purchase any security rated below B- by Moody's Investors Service, Inc. or Standard & Poor's. Securities that are subsequently downgraded in quality may continue to be held by AECC and will be sold only when AECC believes it is advantageous to do so.


As of Dec. 31, 2003, AECC held about 4% of its investment portfolio (including bonds, preferred stocks and mortgages) in investments rated below investment grade.


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23p      AMERICAN EXPRESS INVESTORS CERTIFICATE

Purchasing securities on margin

We will not purchase any securities on margin or participate on a joint basis or a joint-and-several basis in any trading account in securities.

Commodities

We have not and do not intend to purchase or sell commodities or commodity contracts except to the extent that transactions described in "Financial transactions including hedges" in this section may be considered commodity contracts.

Underwriting

We do not intend to engage in the public distribution of securities issued by others. However, if we purchase unregistered securities and later resell them, we may be considered an underwriter (selling securities for others) under federal securities laws.

Borrowing money

From time to time we have established a line of credit with banks if management believed borrowing was necessary or desirable. We may pledge some of our assets as security. We may occasionally use repurchase agreements as a way to borrow money. Under these agreements, we sell debt securities to our lender, and repurchase them at the sales price plus an agreed-upon interest rate within a specified period of time. There is no limit on the extent to which we may borrow money, except that borrowing must be through the sale of certificates, or must be short-term and not a public offering and not intended to be publicly offered.

Real estate

We may invest in limited partnership interests in limited partnerships that either directly, or indirectly through other limited partnerships, invest in real estate. We may invest directly in real estate. We also invest in mortgage loans secured by real estate. We expect that equity investments in real estate, either directly or through a subsidiary of AECC, will be less than 5% of AECC's assets.

Lending securities

We may lend some of our securities to broker-dealers and receive cash equal to the market value of the securities as collateral. We invest this cash in short-term securities. If the market value of the securities goes up, the borrower pays us additional cash. During the course of the loan, the

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24p      AMERICAN EXPRESS INVESTORS CERTIFICATE
borrower makes cash payments to us equal to all interest, dividends and other distributions paid on the loaned securities. We will try to vote these securities if a major event affecting our investment is under consideration. We expect that outstanding securities loans will not exceed 10% of our assets.

When-issued securities

Some of our investments in debt securities and loans originated by banks or investment banks are purchased on a when-issued or similar basis. It may take as long as 45 days or more before these investments are available for sale, issued and delivered to us. We generally do not pay for these investments or start earning on them until delivery. We have established procedures to ensure that sufficient cash is available to meet when-issued commitments. AECC's ability to invest in when-issued investments is not limited except by its ability to set aside cash or high quality investments to meet when-issued commitments. When-issued investments are subject to market fluctuations and they may affect AECC's investment portfolio the same as owned securities.

Financial transactions including hedges

We buy or sell various types of options contracts for hedging purposes or as a trading technique to facilitate securities purchases or sales. We may buy interest rate caps for hedging purposes. These pay us a return if interest rates rise above a specified level. If interest rates do not rise above a specified level, the interest rate caps do not pay us a return. AECC may enter into other financial transactions, including futures and other derivatives, for the purpose of managing the interest rate exposures associated with AECC's assets or liabilities. Derivatives are financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, security or index. A small change in the value of the underlying asset, security or index may cause a sizable gain or loss in the fair value of the derivative. There is no limit on AECC's ability to enter into financial transactions to manage the interest rate risk associated with AECC's assets and liabilities, but AECC does not foresee a likelihood that it will be feasible to hedge most or all of its assets or liabilities. We do not use derivatives for speculative purposes.

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

Illiquid securities

A security is illiquid if it cannot be sold in the normal course of business within seven days at approximately its current market value. Some investments cannot be resold to the U.S. public because of their terms or government regulations. All securities, however, can be sold in private sales, and many may be sold to other institutions and qualified buyers or on foreign markets. AECC's investment advisor will follow guidelines established by the board of directors and consider relevant factors such as the nature of the security and the number of likely buyers when determining whether a security is illiquid. No more than 15% of AECC's investment portfolio will be held in securities that are illiquid. In valuing its investment portfolio to determine this 15% limit, AECC will use statutory accounting under an SEC order. This means that, for this purpose, the portfolio will be valued in accordance with applicable Minnesota law governing investments of life insurance companies, rather than generally accepted accounting principles.

Restrictions

There are no restrictions on concentration of investments in any particular industry or group of industries or on rates of portfolio turnover.

How Your Money Is Managed

RELATIONSHIP BETWEEN THE ISSUER  AND AMERICAN EXPRESS FINANCIAL CORPORATION

The Issuer was originally organized as Investors Syndicate of America, Inc., a Minnesota corporation, on Oct. 15, 1940, and began business as an issuer of face amount investment certificates on Jan. 1, 1941. The company became a Delaware corporation on Dec. 31, 1977, changed its name to IDS Certificate Company on April 2, 1984, and to American Express Certificate Company on April 26, 2000.

The Issuer files reports on Form 10-K and 10-Q with the SEC. The public may read and copy materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

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26p      AMERICAN EXPRESS INVESTORS CERTIFICATE

Before the Issuer was created, AEFC (formerly known as IDS Financial Corporation), our parent company, had issued similar certificates since 1894. As of Jan. 1, 1995, IDS Financial Corporation changed its name to AEFC. The Issuer and AEFC have never failed to meet their certificate payments.

During its many years in operation, AEFC has become a leading manager of investments in mortgages and securities. American Express Financial Advisors' financial planning services are comprehensive, beginning with a detailed written analysis that's tailored to your needs. Your analysis may address one or all of these six essential areas: financial position, protection planning, investment planning, income tax planning, retirement planning and estate planning.

AEFC itself is a wholly owned subsidiary of American Express Company, a financial services company with executive offices at American Express Tower, World Financial Center, New York, NY 10285. American Express Company is a financial services company engaged through subsidiaries in other businesses including:

o travel related services (including American Express(R) Card and operations through American Express Travel Related Services Company, Inc. and its subsidiaries); and

o international banking services (through American Express Bank Ltd. and its subsidiaries including American Express Bank International) and Travelers Cheque and related services.

CAPITAL STRUCTURE AND CERTIFICATES ISSUED

The Issuer has authorized, has issued and has outstanding 150,000 shares of common stock, par value of $10 per share. AEFC owns all of the outstanding shares.


As of the fiscal year ended Dec. 31, 2003, the Issuer had issued (in face amount) $772,079,620 of installment certificates and $2,468,179,643 of single payment certificates. As of Dec. 31, 2003, the Issuer had issued (in face amount) $14,940,140,606 of installment certificates and $27,649,838,539 of single payment certificates since its inception in 1941.


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27p      AMERICAN EXPRESS INVESTORS CERTIFICATE

INVESTMENT MANAGEMENT AND SERVICES

Under an Investment Advisory and Services Agreement, AEFC acts as our investment advisor and is responsible for:

o    providing investment research,

o    making specific investment recommendations,

o and executing purchase and sale orders according to our policy of obtaining the best price and execution.

All these activities are subject to direction and control by our board of directors and officers. Our agreement with AEFC requires annual renewal by our board, including a majority of directors who are not interested persons of AEFC or the Issuer as defined in the federal Investment Company Act of 1940.

For its services, we pay AEFC a monthly fee, equal on an annual basis to a percentage of the total book value of certain assets (included assets).

Advisory and services fee computation

Included assets             Percentage of total book value
First $250 million                         0.750%
Next $250 million                          0.650
Next $250 million                          0.550
Next $250 million                          0.500
Any amount over $1 billion                 0.107

Included assets are all assets of the Issuer except mortgage loans, real estate, and any other asset on which we pay an outside advisory or service fee. The fee paid to AEFC for managing and servicing bank loans is 0.35%.

Advisory and services fee for the past three years


                                           Percentage of
Year                Total fees            included assets
2003              $10,436,023                  23%
2002                9,979,742                  23
2001                9,248,275                  24

Estimated advisory and services fees for 2004 are $10,533,000.


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28p      AMERICAN EXPRESS INVESTORS CERTIFICATE

Other expenses payable by the Issuer: The Investment Advisory and Services Agreement provides that we will pay:

o    costs incurred by us in connection with real estate  and mortgages;

o    taxes;

o    depository and custodian fees;

o    brokerage commissions;

o fees and expenses for services not covered by other agreements and provided to us at our request, or by requirement, by attorneys, auditors, examiners and professional consultants who are not officers or employees of AEFC;

o fees and expenses of our directors who are not officers or employees of AEFC;

o provision for certificate reserves (interest accrued on certificate owner accounts); and

o    expenses of customer settlements not attributable to  sales function.

DISTRIBUTION

Under a Distribution Agreement with American Express Financial Advisors Inc., the Issuer pays an annualized fee equal to 1% of the amount outstanding for the distribution of this certificate. Payments are made at the end of each term on certificates with a one-, two- or three-month term. Payments are made each quarter from issuance date on certificates with a six-, 12-, 24- or 36-month term.


Total distribution fees paid to American Express Financial Advisors Inc. for all series of certificates amounted to $30,209,889 during the year ended Dec. 31, 2003. The Issuer expects to pay American Express Financial Advisors Inc. distribution fees amounting to $27,725,000 during 2004.


See Note 1 to financial statements regarding deferral of distribution fee expense.

American Express Financial Advisors Inc. pays selling expenses in connection with services to the Issuer. The Issuer's board of directors, including a majority of directors who are not interested persons of AEFC or AECC, approved this distribution agreement.

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29p      AMERICAN EXPRESS INVESTORS CERTIFICATE
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SELLING AGENT AGREEMENT  AMERICAN EXPRESS BANK INTERNATIONAL

Under a Selling Agent Agreement with American Express Bank International (AEBI), American Express Financial Advisors Inc. compensates AEBI for its services as selling agent of this certificate as follows:

AEBI is paid an annualized fee ranging from 0.50% to 1.25% of the reserve balance of each certificate, depending on the amount outstanding for each such certificate, with this exception: the fee will be 0.40% of the reserve balance of each certificate with an amount outstanding of $1 million or more when:

o    the  aggregate  reserve  balance  for  that  certificate,   and  any  other
     certificate with identical ownership and an amount outstanding of $1 million or more, is at least $20 million;

o the aggregate reserve balance is invested for terms that average at least six months; and

o at least $5 million of this aggregate reserve balance is invested for a term of 12 months or longer.

American Express Financial Advisors Inc. has entered into a consulting agreement with AEBI under which AEBI provides consulting services related to any selling agent agreements between American Express Financial Advisors Inc. and other Edge Act corporations. For these services, American Express Financial Advisors Inc. pays AEBI a fee for this certificate ranging from 0.075% to 0.12% of the reserve balance of each certificate, depending on the amount outstanding for each certificate for which another Edge Act corporation is the selling agent.

Such payments will be made periodically in arrears.

These fees are not assessed to your certificate account.

AEBI is an Edge Act corporation organized under the provisions of Section 25(a) of the Federal Reserve Act. It is a wholly owned subsidiary of American Express Bank Ltd. (AEBL). As an Edge Act corporation, AEBI is subject to the provisions of Section 25(a) of the Federal Reserve Act and Regulation K of the Board of Governors of the Federal Reserve System (the Federal Reserve). It is supervised and regulated by the Federal Reserve.

AEBI has an extensive international high net-worth client base that is serviced by a marketing staff in New York and Florida. The banking and financial products offered by AEBI include checking, money market and time deposits, credit services, check collection services, foreign exchange, funds transfer, investment advisory services and securities brokerage services. As of Dec. 31, 2003, AEBI had total assets of $969 million and total equity of $155 million.


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30p      AMERICAN EXPRESS INVESTORS CERTIFICATE

Although AEBI is a banking entity, the American Express Investors Certificate is not a bank product, nor is it backed or guaranteed by AEBI, by AEBL, or by any other bank, nor is it guaranteed or insured by the FDIC or any other federal agency. AEBI is registered where necessary as a securities broker-dealer.


OTHER SELLING AGENTS

This certificate may be sold through selling agents, under arrangements with American Express Financial Advisors Inc. at commissions of up to:

o    0.90% of the initial investment on the first day of the certificate's term;
     and

o 0.90% of the certificate's reserve at the beginning of each subsequent term.

This fee is not assessed to your certificate account.

In addition, AECC may pay distributors, and American Express Financial Advisors Inc. may pay selling agents, additional compensation for selling and distribution activities under certain circumstances. From time to time, AECC or American Express Financial Advisors Inc. may pay or permit other promotional incentives, in cash or credit or other compensation.

TRANSFER AGENT

Under a Transfer Agency Agreement, AECSC, a wholly owned subsidiary of AEFC, maintains certificate owner accounts and records. AECC pays AECSC a monthly fee of one-twelfth of $10.353 per certificate owner account for this service.

EMPLOYMENT OF OTHER  AMERICAN EXPRESS AFFILIATES

AEFC may employ an affiliate of American Express Company as executing broker for our portfolio transactions only if:

o we receive prices and executions at least as favorable as those offered by qualified independent brokers performing similar services;

o the affiliate charges us commissions consistent with those charged to comparable unaffiliated customers for similar transactions; and

o the affiliate's employment is consistent with the terms of federal securities laws.

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31p      AMERICAN EXPRESS INVESTORS CERTIFICATE

DIRECTORS AND OFFICERS

The Issuer's sole shareholder, AEFC, elects the board of directors that oversees the Issuer's operations. The board annually elects the directors, chairman, president and controller for a term of one year. The president appoints the other executive officers.


We paid a total of $72,289 during 2003 to directors not employed by AEFC.

Independent Board Members*
-------------------------------------- ----------------------------------
Name,                                  Karen M. Bohn
address,                               6620 Iroquois Trail
age                                    Edina, MN 55439
                                       Born in 1953

Position held with Registrant and      Board member since 2002
length of service

Principal occupations  during past     President & CEO, Galeo Group
five years                             LLC; Independent business
                                       consultant

Other directorships                    Alerus Financial Corp.,
                                       Ottertail Corporation,  American
                                       Express Bank, FSB

Committee memberships                  Audit
-------------------------------------- ----------------------------------
Name,  address,  age                   Rodney P. Burwell
                                       7901 Xerxes Avenue South,
                                       Suite 201
                                       Bloomington, MN 55431
                                       Born in 1939

Position held with Registrant and      Board member since 1999
length of service

Principal occupations  during past     Chairman, Xerxes Corporation
five years                             (fiberglass storage tanks)

Other directorships                    TCF Financial

Committee memberships                  Audit, Dividend
-------------------------------------- ----------------------------------
Name,                                  Jean B. Keffeler
address,                               P.O. Box 1377
age                                    Livingston, MT 59047
                                       Born in 1945

Position held with Registrant and      Board member since 1999
length of service

Principal occupations  during past     Retired business executive
five years

Other directorships

Committee memberships                  Audit
-------------------------------------- ----------------------------------


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32p      AMERICAN EXPRESS INVESTORS CERTIFICATE

-------------------------------------- ----------------------------------
Name,                                  Thomas R. McBurney
address,                               4900 IDS Center
age                                    80 South Eighth Street
                                       Minneapolis, MN 55402
                                       Born in 1938

Position held with Registrant and      Board member since 1999
length of service

Principal occupations  during past     President, McBurney Management
five years                             Advisors

Other directorships                    The Valspar Corporation (paints)

Committee memberships                  Audit, Dividend
-------------------------------------- ----------------------------------

* Mr. Burwell, Ms. Keffeler and Mr. McBurney also serve as directors of IDS Life Series Fund, Inc., IDS Life Insurance Company of New York and American Centurion Life Assurance Company which are indirectly controlled by AEFC.

Board Members Affiliated with the Issuer**
-------------------------------------- ----------------------------------
Name,                                  Kent M. Bergene
address,                               435 AXP Financial Center
age                                    Minneapolis, MN 55474
                                       Born in 1958

Position held with Registrant and      Board member since 2001
length of service

Principal occupations  during past     Vice President - Products Group
five years                             of AEFC, since 2001; Director -
                                       Variable Annuity Products,
                                       1998-2001

Other directorships

Committee memberships
-------------------------------------- ----------------------------------
Name,                                  Walter S. Berman
address,                               50115 AXP Financial Center
age                                    Minneapolis, MN 55474
                                       Born in 1942

Position held with Registrant and      Board member since March 2002
length of service                      and  Treasurer since 2003

Principal occupations  during past     Executive Vice President and
five years                             Corporate Treasurer - American
                                       Express Company (AMEX) since 2002; Chief
                                       Financial Officer - AEFA since 2001;
                                       Various senior financial positions,
                                       including Treasurer of IBM, at other
                                       companies from 1996 to 2001

Other directorships

Committee memberships
-------------------------------------- ----------------------------------


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33p      AMERICAN EXPRESS INVESTORS CERTIFICATE

-------------------------------------- ----------------------------------
Name,                                  Paula R. Meyer
address,                               596 AXP Financial Center
age                                    Minneapolis, MN 55474
                                       Born in 1954

Position held with Registrant and      Board member and President since
length of service                      1998

Principal occupations  during past     Senior Vice President and
five years                             General Manager - Mutual Funds,
                                       AEFC, since 2002;  Vice
                                       President and Managing Director
                                       -  American Express Funds, AEFC,
                                       2000-2002; Vice President, AEFC,
                                       1998-2000

Other directorships

Committee memberships                  Dividend, Investment
-------------------------------------- ----------------------------------

** Interested person by reason of being an officer, director and/or employee of AEFC.

Executive Officers
-------------------------------------- ----------------------------------
Name,                                  Paula R. Meyer
address,                               596 AXP Financial Center
age                                    Minneapolis, MN 55474
                                       Born in 1954

Position held with Registrant and      Board member and President since
length of service                      1998

Principal occupations  during past     Senior Vice President and
five years                             General Manager - Mutual Funds,
                                       AEFC, since 2002; Vice President
                                       and Managing Director -
                                       American Express Funds, AEFC,
                                       2000-2002; Vice President, AEFC,
                                       1998-2000

Other directorships

Committee memberships                  Dividend, Investment
-------------------------------------- ----------------------------------
Name,                                  Brian J. McGrane
address,                               807 AXP Financial Center
age                                    Minneapolis, MN 55474
                                       Born in 1971

Position held with Registrant and      Vice President and Chief
length of service                      Financial Officer  since 2003

Principal occupations  during past     Vice President - Lead Financial
five years                             Officer - Asset Management
                                       Businesses, AEFC, since 2003; Vice
                                       President - Lead Financial Officer -
                                       Institutional and Brokerage, AEFC,
                                       2002-2003; Vice President - Lead
                                       Financial Officer - US Brokerage, AEFC,
                                       2001-2002; Director, Financial Standards and Accounting Policy - AEFC, 1999-2001

Other directorships

Committee memberships
-------------------------------------- ----------------------------------


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34p      AMERICAN EXPRESS INVESTORS CERTIFICATE

-------------------------------------- ----------------------------------
Name,                                  Jeryl A. Millner
address,                               50807 AXP Financial Center
age                                    Minneapolis, MN 55474
                                       Born in 1959

Position held with Registrant and      Vice President and Controller
length of service                      since 2003

Principal occupations  during past     Vice President and Lead
five years                             Financial Officer, Insurance,
                                       Annuities and Certificates of
                                       AEFC, since 2003; ING Group,
                                       Second Vice President,
                                       Controller - U.S. Life Group,
                                       2000-2002; ReliaStar Financial
                                       Corp., Second Vice President,
                                       Controller - ReliaStar Life and
                                       Annuity, 1999-2000; ReliaStar
                                       Financial Corp., Vice President,
                                       Chief Financial Officer and
                                       Treasurer - Northern Life Ins.
                                       Co., 1998-1999

Other directorships

Committee memberships
-------------------------------------- ----------------------------------
Name,                                  Walter S. Berman
address,                               50115 AXP Financial Center
age                                    Minneapolis, MN 55474
                                       Born in 1942

Position held with Registrant and      Board member since March 2002
length of service                      and  Treasurer since 2003

Principal occupations  during past     Executive Vice President and
five years                             Corporate Treasurer - American
                                       Express Company (AMEX) since 2002; Chief
                                       Financial Officer - AEFA since 2001;
                                       Various senior financial positions,
                                       including Treasurer of IBM, at other
                                       companies from 1996 to 2001

Other directorships

Committee memberships
-------------------------------------- ----------------------------------
Name,                                  Lorraine R. Hart
address,                               53643 AXP Financial Center
age                                    Minneapolis, MN 55474
                                       Born in 1951

Position held with Registrant and      Vice President - Investments
length of service

Principal occupations  during past     Vice President - Investments
five years                             Administration Officer, AEFC,
                                       since 2003; Vice President -
                                       Insurance Investments, AEFC,
                                       1989-2003

Other directorships

Committee memberships                  Investment
-------------------------------------- ----------------------------------


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35p      AMERICAN EXPRESS INVESTORS CERTIFICATE

-------------------------------------- ----------------------------------
Name,                                  Michelle M. Keeley
address,                               257 AXP Financial Center
age                                    Minneapolis, MN 55474
                                       Born in 1964

Position held with Registrant and      Vice President - Investments
length of service                      since 2003

Principal occupations  during past     Senior Vice President - Fixed
five years                             Income, AEFC, since 2002;
                                       Managing Director, Zurich Global
                                       Assets, 2000-2002; Managing
                                       Director,  Zurich Scudder
                                       Investments, 1999-2000

Other directorships

Committee memberships                  Investment
-------------------------------------- ----------------------------------
Name,                                  H. Bernt von Ohlen
address,                               50607 AXP Financial Center
age                                    Minneapolis, MN 55474
                                       Born in 1946

Position held with Registrant and      Vice president, General Counsel,
length of service                      and Secretary since September
                                       2002

Principal occupations  during past     Vice President & Group Counsel,
five years                             AEFC,  since 2000; Partner,
                                       D'Ancona & Pflaum LLC,
                                       1999-2000; Counsel, Heartland
                                       Group, Inc., 1998-1999

Other directorships

Committee memberships
-------------------------------------- ----------------------------------


The officers and directors as a group beneficially own less than 1% of the common stock of American Express Company.

AECC has provisions in its bylaws relating to the indemnification of its officers and directors against liability, as permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the 1933 Act) may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

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36p      AMERICAN EXPRESS INVESTORS CERTIFICATE

INDEPENDENT AUDITORS

A firm of independent auditors audits our financial statements at the close of each fiscal year (Dec. 31). Copies of our annual financial statements (audited) and semiannual financial statements (unaudited) are available to any certificate owner upon request.


Ernst & Young LLP, independent auditors, Minneapolis, Minnesota have audited our financial statements at December 31, 2003 and 2002 and for each of the years in the three-year period ended Dec. 31, 2003, as set forth in their report. We have included these financial statements in the prospectus in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing. Ernst & Young LLP is also the auditor for American Express Company, the parent company of AEFC and AECC.


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37p      AMERICAN EXPRESS INVESTORS CERTIFICATE

Appendix

Description of corporate bond ratings

Bond ratings concern the quality of the issuing corporation. They are not an opinion of the market value of the security. Such ratings are opinions on whether the principal and interest will be repaid when due. A security's rating may change which could affect its price. Ratings by Moody's Investors Service, Inc. are Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C. Ratings by Standard & Poor's are AAA, AA, A, BBB, BB, B, CCC, CC, C and D.

Aaa/AAA -- Judged to be of the best quality and carry the smallest degree of investment risk. Interest and principal are secure.

Aa/AA -- Judged to be high-grade although margins of protection for interest and principal may not be quite as good as Aaa or AAA rated securities.

A -- Considered upper-medium grade. Protection for interest and principal is deemed adequate but may be susceptible to future impairment.

Baa/BBB -- Considered medium-grade obligations. Protection for interest and principal is adequate over the short-term; however, these obligations may have certain speculative characteristics.

Ba/BB -- Considered to have speculative elements. The protection of interest and principal payments may be very moderate.

B -- Lack characteristics of more desirable investments. There may be small assurance over any long period of time of the payment of interest and principal.

Caa/CCC -- Are of poor standing. Such issues may be in default or there may be risk with respect to principal or interest.

Ca/CC -- Represent obligations that are highly speculative. Such issues are often in default or have other marked shortcomings.

C -- Are obligations with a higher degree of speculation. These securities have major risk exposures to default.

D -- Are in payment default. The D rating is used when interest payments or principal payments are not made on the due date.


Non-rated securities will be considered for investment. When assessing each non-rated security, the Issuer will consider the financial condition of the issuer or the protection afforded by the terms of the security.


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38p      AMERICAN EXPRESS INVESTORS CERTIFICATE

Annual Financial Information

SUMMARY OF SELECTED FINANCIAL INFORMATION

The following selected financial information was derived from AECC's audited financial statements and should be read in conjunction with those statements and the related notes to financial statements. Also see "Management's Discussion and Analysis of Financial Condition and Results of Operations" for further information.

Year Ended December 31, (Thousands)                    2003          2002            2001           2000            1999
Statements of Operations Data(a)
Investment income                                   $  264,238    $  221,151       $  204,345     $  222,535     $  221,426
Investment expenses                                     44,417        43,626           44,050         43,952         44,317
----------------------------------------------------------------------------------------------------------------------------
Net investment income before provision
   for certificate reserves and
   income tax (expense) benefit                        219,821       177,525          160,295        178,583        177,109
Net provision for certificate reserves                 141,483       100,252          155,387        155,461        138,555
----------------------------------------------------------------------------------------------------------------------------
Net investment income before
   income tax (expense) benefit                         78,338        77,273            4,908         23,122         38,554
Income tax (expense) benefit                           (27,296)      (24,866)           3,348            (14)        (4,615)
----------------------------------------------------------------------------------------------------------------------------
Net investment income                                   51,042        52,407            8,256         23,108         33,939
----------------------------------------------------------------------------------------------------------------------------
Net realized gain (loss) on investments
   in securities of unaffiliated issuers
   before income taxes                                   2,944        (9,899)         (92,375)       (10,110)         1,250
Income tax (expense) benefit                            (1,031)        3,631           32,331          3,539           (437)
----------------------------------------------------------------------------------------------------------------------------
Net realized gain (loss) on investments                  1,913        (6,268)         (60,044)        (6,571)           813
Net income -- wholly-owned subsidiary                       --            --               --             --              4
Cumulative effect of accounting change                      --            --             (397)            --             --
----------------------------------------------------------------------------------------------------------------------------
Net income (loss)                                   $   52,955    $   46,139       $  (52,185)    $   16,537     $   34,756
----------------------------------------------------------------------------------------------------------------------------

Cash Dividends Declared
                                                    $       --    $       --       $       --     $    5,000     $   40,000
Capital Dividends Declared
                                                            --            --          166,906             --             --
(Return of capital to) contributions from AEFC
                                                       (50,000)      (10,000)         240,000             --             --


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39p      AMERICAN EXPRESS INVESTORS CERTIFICATE

Balance Sheet Data(a)
Total assets                                        $5,255,592    $5,199,769       $4,642,734     $4,043,806     $3,771,411
Certificate loans                                   $   15,606    $   18,614       $   21,807     $   25,547     $   28,895
Certificate reserves                                $4,787,817    $4,493,372       $4,159,926     $3,831,059     $3,536,659
Shareholder's equity                                $  323,213    $  359,389       $  263,005     $  166,514     $  141,702
----------------------------------------------------------------------------------------------------------------------------

(a) Certain reclassifications of prior period amounts have been made to conform to the current presentation.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Results of Operations

American Express Certificate Company's (AECC's) net income is derived primarily from the after-tax yield on investments and realized investment gains (losses), less investment expenses and interest credited on certificate reserve liabilities. Changes in net income trends occur largely due to changes in investment returns, interest crediting rates to certificate products, the mix of fully taxable and tax-advantaged investments in AECC's portfolio and from realization of investment gains (losses). AECC follows accounting principles generally accepted in the United States (GAAP).

Net income increased $6.8 million, or 14.8 percent, reflecting increased investment income, increased gross realized gains and decreased gross realized losses on sale of investments, partially offset by slightly higher investment expenses and a higher provision expense for certificate reserves. In 2002, the net income was significantly higher than 2001. The 2001 results included net pre-tax realized losses on investments of ($92.4 million), primarily due to a ($36.9 million) loss to recognize the impact of higher default assumptions used to determine impairment on rated structured investments and a ($57.1 million) loss on high-yield securities.

Investment income increased $43.1 million, or 19.5 percent, reflecting a $66.0 million increase in net pre-tax gains on equity index options, partially offset by lower investment portfolio yields. The increase in net pre-tax gains on equity index options was due to the effect of appreciation in the S&P 500 on the value of options economically hedging stock market certificate products. Investment income for 2002 was $16.8 million or 8.2 percent higher than 2001 as a result of higher levels of invested assets and lower losses on interest rate swap agreements in 2002.

The favorable impact on investment income from the equity index options was largely offset by the increase in provision expenses for certificate reserves. Provision for certificate


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40p      AMERICAN EXPRESS INVESTORS CERTIFICATE
reserves increased $41.2 million or 41.1 percent reflecting the effect on stock market certificates of appreciation in the S&P 500 this year versus depreciation last year, partially offset by lower interest crediting rates on the interest rate sensitive portion of AECC's certificate product portfolio. The 2002 provision for certificate reserves was significantly lower than 2001 as a result of lower client interest crediting rates, partially offset by an increase in certificate reserves during 2002.

AECC's gross realized gains on sales of securities classified as Available-for-Sale, using the specific identification method, were $47.1 million and $23.4 million for the years ended December 31, 2003 and 2002, respectively. Gross realized losses on sales were ($2.8 million) and ($15.7 million) for the same periods. AECC also recognized losses of ($36.0 million) and ($15.8 million) in other-than-temporary impairments on Available-for-Sale securities for the years ended December 31, 2003 and 2002, respectively. In 2001, gross realized gains on sales of securities classified as Available-for-Sale were $20.7 million while gross realized losses on sales of securities classified as Available-for-Sale were ($83.9 million). AECC also recognized other-than-temporary impairment losses on Available-for-Sale securities of ($27.9 million) in 2001.

Certain Critical Accounting Policies

AECC's significant accounting policies are described in Note 1 to the Financial Statements. The following provides a critical accounting policy on investment securities valuation that is important to the Financial Statements.

Investment securities valuation

Generally, investment securities are carried at fair value on the balance sheet with unrealized gains (losses) recorded in other comprehensive income (loss) within equity, net of income tax provisions (benefits). At December 31, 2003, AECC had net unrealized pretax gains on Available-for-Sale securities of $74.0 million. Gains and losses are recognized in results of operations upon disposition of the securities. In addition, losses are recognized when management determines that a decline in value is other-than-temporary, which requires judgment regarding the amount and timing of recovery. Indicators of other-than-temporary impairment for debt securities include issuer downgrade, default or bankruptcy. AECC also considers the extent to which cost exceeds fair value, the duration and size of that gap, and management's judgment about the issuer's current and prospective financial condition. Fair value is generally based on quoted market prices. As of


--------------------------------------------------------------------------------
41p      AMERICAN EXPRESS INVESTORS CERTIFICATE

December 31, 2003, there were $19 million in gross unrealized losses that related to $1.5 billion of securities based on fair values, of which only $30 million has been in a continuous unrealized loss position for twelve months or more. AECC does not believe that the unrealized loss on any individual security at December 31, 2003 represents an other-than-temporary impairment, and AECC has the ability and intent to hold these securities for a time sufficient to recover its amortized cost.

Liquidity and Capital Resources

AECC's principal sources of cash are receipts from sales of face-amount certificate products and cash flows from investments. AECC's principal uses of cash are payments to certificate product owners for matured and surrendered certificates, purchases of investments, and return of capital or dividend payments to AEFC.

Cash received from sales of certificates totaled $2.6 billion for the year ended December 31, 2003 compared to $2.0 billion for the year ended December 31, 2002. Certificate maturities and cash surrenders totaled $2.4 billion for the year ended December 31, 2003, compared to $1.8 billion and $1.7 billion for the years ended December 31, 2002 and 2001, respectively.

AECC, as an issuer of face-amount certificates, is impacted by significant changes in interest rates as interest crediting rates on certificate products generally reset at shorter intervals than the change in the yield on AECC's investment portfolio. In view of the continued uncertainty in the investment markets, AECC continues to invest in securities that provide for more immediate, periodic interest and principal payments, resulting in improved liquidity. To accomplish this, AECC continues to invest much of its cash flow in mortgage and asset-backed securities, and to a lesser extent, intermediate term corporate debt securities. In addition, AECC enters into interest rate swap contracts that effectively lengthen the interest crediting rate reset interval on certificate products. Also, on three series of AECC's certificates, interest is credited to certificate products based upon the relative change in a major stock market index between the beginning and end of the certificates' terms. To meet the obligations related to the provisions of these equity market sensitive certificates, AECC purchases and writes index call options on a major stock market index and, from time to time, enters into futures contracts.


--------------------------------------------------------------------------------
42p      AMERICAN EXPRESS INVESTORS CERTIFICATE

AECC's investment program is designed to maintain an investment portfolio that will produce the highest possible after-tax yield within acceptable risk and liquidity parameters. The program considers investment securities as investments acquired to meet anticipated certificate product owner obligations.

Debt securities and marketable equity securities are classified as Available-for-Sale and are carried at fair value. The Available-for-Sale classification does not mean AECC expects to sell these securities, but rather these securities are available to meet possible liquidity needs should there be significant changes in market interest rates or certificate owner redemptions.

At December 31, 2003, securities classified as Available-for-Sale were carried, in the aggregate, at a fair market value of $4.5 billion. Based on amortized costs, fixed maturity securities comprise 90 percent of AECC's total investment portfolio. Of these securities, 96 percent are investment grade. Investments primarily include mortgage and asset-backed securities, and to a lesser extent, corporate debt securities. AECC's corporate debt securities are a diverse portfolio with concentrations in the following industries: banking and finance, utilities, communications and media, and transportation. Other than U.S. Government Agency mortgage-backed securities, no one issuer represents more than 1 percent of AECC's total investment portfolio.

AECC paid AEFC return of capital amounts of $50 million and $10 million during 2003 and 2002, respectively. During the fourth quarter of 2001, AECC paid a $167 million capital dividend to AEFC by transferring at book value certain collateralized debt obligation (CDO) securities owned by AECC. In part, the dividend was paid to allow AEFC to transfer the CDO securities and related accrued interest into a securitization trust. Additionally, and during 2001, AECC received $240 million in cash as capital contributions from AEFC.

Cash used in investing activities was $448.7 million and $265.5 million in 2003 and 2002, respectively. This change was primarily due to decreased amounts due to brokers in 2003, while in 2002, amounts due to brokers increased, and an increase in purchases of Available-for-Sale securities and other investments, partially offset by an increase in sales and maturities of such securities.


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43p      AMERICAN EXPRESS INVESTORS CERTIFICATE

Cash provided by financing activities was $246.8 million and $332.7 million in 2003 and 2002, respectively. This decrease primarily resulted from a decrease in net certificate inflows of $45.8 million together with an increase of $40 million of combined return of capital payments to AEFC.

Impact of Recent Market-Volatility on Results of Operations

The sensitivity analysis of two different tests of market risk discussed below estimate the effects of hypothetical sudden and sustained changes in the applicable market conditions on the ensuing year's earnings based on year-end positions. The market changes, assumed to occur as of year-end, are a 100 basis point increase in market interest rates and a 10 percent decline in a major stock market index. Computation of the prospective effects of hypothetical interest rate and major stock market index changes are based on numerous assumptions, including relative levels of market interest rates and the major stock market index level, as well as the levels of assets and liabilities. The hypothetical changes and assumptions presented will be different than what actually occurs in the future.

Furthermore, the computations do not anticipate actions that may be taken by management if the hypothetical market changes occur over time. As a result, actual earnings effects in the future will differ from those quantified below.

AECC primarily invests in intermediate-term and long-term fixed maturity securities to provide its certificate owners with a competitive rate of return on their certificate while managing risk. These investment securities provide AECC with a historically dependable and targeted margin between the interest rate earned on investments and the interest rate credited to certificate owners' accounts. AECC does not invest in securities to generate short-term trading profits for its own account.

AECC's goal is to manage interest rate sensitivity by modifying the length of the interest crediting rate reset interval on certificate products so that movements in interest rates do not adversely affect the interest credited to such certificate products. AEFC holds regularly scheduled investment committee meetings, which is comprised of senior business managers, to review models projecting various interest rate scenarios and risk/return measures and their effect on the profitability of AECC. The committee's objectives are to structure AECC's portfolio of investment securities based upon the type and behavior of the certificates in the certificate reserve liabilities, to achieve


--------------------------------------------------------------------------------
44p      AMERICAN EXPRESS INVESTORS CERTIFICATE
targeted levels of profitability within defined risk parameters and to meet certificate contractual obligations. Part of the committee's strategy includes entering into interest rate swaps to hedge interest rate risk.

AECC is exposed to risk associated with fluctuating interest payments from certain certificate products tied to the London Interbank Offering Rate (LIBOR). As such, certificate product interest crediting rates reset at shorter intervals than the changes in the investment portfolio yield related to new investments and reinvestments. Therefore, AECC's spreads may be negatively impacted by increases in the general level of interest rates. AECC hedges the risk of rising interest rates by entering into pay-fixed, receive-variable (LIBOR-based) interest rate swaps that convert fluctuating crediting rate payments to fixed payments, effectively protecting AECC from unfavorable interest rate movements. The interest rate swaps are treated as cash flow hedges per Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities". At December 31, 2003, AECC had $900 million notional of interest rate swaps expiring at various dates from January 2004 through February 2005.

AECC is also exposed to risk associated with fluctuations in the equity market from three series of its certificate products. Such amounts credited to certificate product owners' accounts are tied to the relative change in a major stock market index between the beginning and end of the certificates' terms. AECC purchases and writes equity index call options on a major stock market index in order to meet such obligations. The recent appreciation in the S&P 500 caused a relatively substantial increase in AECC's provision expense for certificate reserves, which was effectively offset by an increase in net pre-tax gains on equity index options.

SFAS No. 133 establishes accounting and reporting standards for derivative instruments and hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities on the balance sheet and measure those instruments at fair value. Changes in the fair value of a derivative are recorded in earnings or directly to equity, depending on the instrument's designated use. Those derivative instruments that are designated and qualify as hedging instruments under SFAS No. 133 are further classified as either fair value hedges, cash flow hedges or hedges of a net investment in a foreign operation, based upon the exposure being hedged. See Note 9 to the Financial Statements for further discussion of AECC's derivative and hedging activities.


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45p      AMERICAN EXPRESS INVESTORS CERTIFICATE

The negative impact on AECC's annual pretax income of a 100 basis point increase in interest rates, which assumes certificate product interest crediting rate reset intervals and customer behavior based on the application of proprietary models, to the book of business at December 31, 2003 and 2002, would be $11.8 million and $0.6 million for 2003 and 2002, respectively. A 10 percent decrease in the level of a major stock market index would have a minimal impact on AECC's annual pretax income related as of December 31, 2003 and 2002, because the income effect is a decrease in option related income and a corresponding decrease in interest credited to the American Express Stock Market Certificate, American Express Market Strategy Certificate and American Express Equity Indexed Savings Certificates product owners' accounts.

The ratio of shareholder's equity, excluding accumulated other comprehensive income (loss) net of tax, to total assets less certificate loans and net unrealized gains (losses) on securities classified as Available-for-Sale (the Capital-to-Assets Ratio) at December 31, 2003 and 2002, was 5.4 percent and 5.5 percent, respectively. In accordance with an informal agreement established with the Commissioner of Commerce for the State of Minnesota, AECC has agreed to maintain at all times a minimum Capital-to-Assets Ratio of 5 percent.

Other Reporting Matters

In January 2003, the Financial Accounting Standards Board issued Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46), which addresses consolidation by business enterprises of variable interest entities (VIEs) and was subsequently revised in December 2003. An entity is subject to consolidation according to the provisions of FIN 46, if, by design, either (i) the total equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support from other parties, or, (ii) as a group, the holders of the equity investment at risk lack: (a) direct or indirect ability to make decisions about an entity's activities; (b) the obligation to absorb the expected losses of the entity if they occur; or (c) the right to receive the expected residual returns of the entity if they occur. In general, FIN 46 requires a VIE to be consolidated when an enterprise has a variable interest for which it is deemed to be the primary beneficiary which means that it will absorb a majority of the VIE's expected losses or receive a majority of the VIE's expected residual return.


--------------------------------------------------------------------------------
46p      AMERICAN EXPRESS INVESTORS CERTIFICATE

FIN 46 did not impact the accounting for $27 million in a minority-owned secured loan trust (SLT) or $6 million in a collateralized debt obligation traunche (solely supported by a portfolio of high yield bonds), both of which are managed by third parties, as AECC is not the primary beneficiary. AECC has a 33 percent ownership interest in the SLT, which provides returns to investors primarily based on the performance of an underlying portfolio of high yield loans. The aggregate fair value of the loans related to AECC's pro rata share of this structure approximates $92.5 million. AECC's maximum exposure to loss as a result of its investment in this SLT is represented by the carrying value, which was $27 million at December 31, 2003.

In April 2003, the FASB issued Statement of Financial Accounting Standards Board
(SFAS) No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" (SFAS No. 149). SFAS No. 149 amends and clarifies accounting for derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. SFAS No. 149 is effective for contracts entered into or modified and hedging relationships designated after June 30, 2003, and to certain preexisting contracts. SFAS No. 149 did not have a material impact on AECC's financial statements.

Forward-Looking Statements

Certain statements in Item 7. of this Form 10-K Annual Report contain forward-looking statements, which are subject to risks and uncertainties. The words "believe," "expect," "anticipate," "optimistic," "intend," "plan," "aim," "will," "should," "could," "likely," and similar expressions are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. AECC undertakes no obligation to update or revise any forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to: AECC's ability to successfully implement a business model that allows for significant net income growth based on revenue growth that is lower than historical levels, including the ability to improve its operating expense to revenue ratio both in the short-term and over time, which will depend in part on the effectiveness of reengineering and other cost control initiatives, as well as factors impacting AECC's revenues; AECC's ability to grow its business, over time, which will depend on AECC's ability to manage its capital needs and


--------------------------------------------------------------------------------
47p      AMERICAN EXPRESS INVESTORS CERTIFICATE
the effect of business mix; the ability to increase investment spending, which will depend in part on the equity markets and other factors affecting revenues, and the ability to capitalize on such investments to improve business metrics; the accuracy of certain critical accounting estimates, including the fair value of the assets in AECC's investment portfolio (including those investments that are not readily marketable), fluctuation in the equity and fixed income markets, which can affect the amount and types of certificate products sold by AECC, potential deterioration in AECC's high-yield and other investments, which could result in further losses in AECC's investment portfolio; the ability of AECC to sell certain high-yield investments at expected values and within anticipated timeframes and to maintain its high-yield portfolio at certain levels in the future; and spreads in the certificate businesses; credit trends and the rate of bankruptcies, which can affect returns on AECC's investment portfolios; fluctuations in foreign currency exchange rates, which could affect commercial activities, among other businesses, or restrictions on convertibility of certain currencies; changes in laws or government regulations, including tax laws affecting AECC's businesses or that may affect the sales of the products and services that it offers, and regulatory activity in the areas of customer privacy, consumer protection, business continuity and data protection; the adoption of recently issued accounting rules related to the consolidation of variable interest entities, including those involving collateralized debt obligations and secured loan trusts, that AECC invests in, which could affect both AECC's balance sheet and results of operations; and outcomes and costs associated with litigation and compliance and regulatory matters. A further description of these and other risks and uncertainties can be found in AECC's other reports filed with the SEC.


--------------------------------------------------------------------------------
48p      AMERICAN EXPRESS INVESTORS CERTIFICATE

AMERICAN EXPRESS CERTIFICATE COMPANY RESPONSIBILITY OF MANAGEMENT

The management of American Express Certificate Company (AECC) is responsible for the preparation and fair presentation of its Financial Statements, which have been prepared in conformity with accounting principles generally accepted in the United States; and include amounts based on the best judgment of management. AECC's management is also responsible for the accuracy and consistency of other financial information included in this filing.

In recognition of its responsibility for the integrity and objectivity of data in the financial statements, AECC maintains a system of internal control over financial reporting which is designed to provide reasonable, but not absolute, assurance with respect to the reliability of AECC's financial statements. The concept of reasonable assurance is based on the notion that the cost of internal control should not exceed the benefits derived.

The internal control system is founded on an ethical climate and includes: (i) an organizational structure with clearly defined lines of responsibility, policies and procedures; (ii) a Code of Conduct; and (iii) a careful selection and training of employees. Internal auditors monitor and assess the effectiveness of internal control and report their findings to management and the Board of Directors throughout the year. AECC's independent auditors are engaged to express an opinion on the year-end financial statements and, with the coordinated support of the internal auditors, review the financial records and related data and test internal control system over financial reporting to the extent they believed necessary to support their report.


--------------------------------------------------------------------------------
49p      AMERICAN EXPRESS INVESTORS CERTIFICATE

American Express Certificate Company
--------------------------------------------------------------------------------

Report of Ernst & Young LLP Independent Auditors

THE BOARD OF DIRECTORS AND SECURITY HOLDERS

AMERICAN EXPRESS CERTIFICATE COMPANY:

We have audited the accompanying balance sheets of American Express Certificate Company, a wholly-owned subsidiary of American Express Financial Corporation, as of December 31, 2003 and 2002, and the related statements of operations, comprehensive income, shareholder's equity and cash flows for each of the three years in the period ended December 31, 2003. These financial statements are the responsibility of the management of American Express Certificate Company. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of investments owned as of December 31, 2003 and 2002, by correspondence with custodians. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Express Certificate Company at December 31, 2003 and 2002, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States.


/s/ Ernst & Yound LLP

Minneapolis, Minnesota

January 26, 2004

American Express Certificate Company
--------------------------------------------------------------------------------

Financial Statements

Balance Sheets

December 31, (Thousands, except share amount)                     2003           2002
Assets
Qualified Assets (Note 2)
Investments in unaffiliated issuers (Note 3):
   Cash and cash equivalents                                  $   25,099     $  240,323
   Available-for-Sale securities                               4,509,726      4,389,396
   First mortgage loans on real estate and other loans           469,309        452,243
   Certificate loans -- secured by certificate reserves           15,606         18,614
----------------------------------------------------------------------------------------
Total investments                                              5,019,740      5,100,576
----------------------------------------------------------------------------------------
Receivables:
   Dividends and interest                                         36,007         34,114
   Investment securities sold                                      7,946         24,170
----------------------------------------------------------------------------------------
Total receivables                                                 43,953         58,284
----------------------------------------------------------------------------------------
Equity index options (Note 9)                                    153,162         34,403
----------------------------------------------------------------------------------------
Total qualified assets                                         5,216,855      5,193,263
----------------------------------------------------------------------------------------
Other Assets
Due from AEFC for federal income taxes                            22,963             --
Deferred taxes, net (Note 8)                                       9,321             --
Deferred distribution fees and other                               6,453          6,506
----------------------------------------------------------------------------------------
Total other assets                                                38,737          6,506
----------------------------------------------------------------------------------------
Total assets                                                  $5,255,592     $5,199,769
========================================================================================

See Notes to Financial Statements

American Express Certificate Company
--------------------------------------------------------------------------------

Balance Sheets (continued)

December 31, (Thousands, except share amount)                                2003         2002
Liabilities and Shareholder's Equity
Liabilities
Certificate Reserves (Note 5):
   Installment certificates:
      Reserves to mature                                                  $  146,052   $  168,957
      Additional credits and accrued interest                                  3,514        3,988
      Advance payments and accrued interest                                      499          564
      Other                                                                       32           34
   Fully paid certificates:
      Reserves to mature                                                   4,573,514    4,277,348
      Additional credits and accrued interest                                 64,114       42,311
   Due to unlocated certificate holders                                           92          170
--------------------------------------------------------------------------------------------------
Total certificate reserves                                                 4,787,817    4,493,372
--------------------------------------------------------------------------------------------------
Accounts Payable and Accrued Liabilities:
   Due to AEFC (Note 7)                                                          880          887
   Due to AEFC for federal income taxes                                           --        3,908
   Due to other affiliates (Note 7)                                              560          690
   Deferred taxes, net (Note 8)                                                   --       29,556
   Payable for investment securities purchased                                 9,173      263,658
   Equity index options and other liabilities (Note 9)                       133,949       48,309
--------------------------------------------------------------------------------------------------
Total accounts payable and accrued liabilities                               144,562      347,008
--------------------------------------------------------------------------------------------------
Total liabilities                                                          4,932,379    4,840,380
--------------------------------------------------------------------------------------------------
Commitments (Note 4)
--------------------------------------------------------------------------------------------------
Shareholder's Equity (Note 6)
Common stock, $10 par -- authorized and issued 150,000 shares                  1,500        1,500
Additional paid-in capital                                                   323,844      373,844
Retained earnings (accumulated deficits):
   Appropriated for pre-declared additional credits and interest                 184          811
   Appropriated for additional interest on advance payments                       15           15
   Unappropriated                                                            (46,556)    (100,142)
Accumulated other comprehensive income -- net of tax (Note 1)                 44,226       83,361
--------------------------------------------------------------------------------------------------
Total shareholder's equity                                                   323,213      359,389
--------------------------------------------------------------------------------------------------
Total liabilities and shareholder's equity                                $5,255,592   $5,199,769
==================================================================================================

See Notes to Financial Statements

American Express Certificate Company
--------------------------------------------------------------------------------

Statements of Operations

Years ended December 31, (Thousands)                                              2003         2002          2001
Investment Income
Interest income from unaffiliated investments:
   Available-for-Sale securities                                                $204,932     $227,609      $214,534
   Mortgage loans on real estate and other loans                                  27,093       27,719        25,133
   Certificate loans                                                                 933        1,095         1,293
Dividends                                                                          5,074        9,949        19,986
Equity index options (Note 9)                                                     29,538      (36,421)      (39,510)
Interest rate swap agreements (Note 9)                                            (5,301)      (9,780)      (17,616)
Other                                                                              1,969          980           525
--------------------------------------------------------------------------------------------------------------------
Total investment income                                                          264,238      221,151       204,345
--------------------------------------------------------------------------------------------------------------------
Investment Expenses
AEFC and affiliated company fees (Note 7):
   Distribution                                                                   29,731       29,762        30,924
   Investment advisory and services                                               10,436        9,980         9,248
   Transfer agent                                                                  3,378        3,203         3,161
   Depository                                                                        349          321           285
Other                                                                                523          360           432
--------------------------------------------------------------------------------------------------------------------
Total investment expenses                                                         44,417       43,626        44,050
--------------------------------------------------------------------------------------------------------------------
Net investment income before provision for certificate reserves
   and income tax (expense) benefit                                             $219,821     $177,525      $160,295
--------------------------------------------------------------------------------------------------------------------

See Notes to Financial Statements

American Express Certificate Company
--------------------------------------------------------------------------------

Statements of Operations (continued)

Years ended December 31, (Thousands)                                                2003         2002          2001
Provision for Certificate Reserves (Note 5)
According to the terms of the certificates:
   Provision for certificate reserves                                           $  6,043     $  7,888      $ 10,321
   Interest on additional credits                                                    425          543           597
   Interest on advance payments                                                       17           19            34
Additional credits/interest authorized by AECC:
   On fully paid certificates                                                    132,975       88,201       138,020
   On installment certificates                                                     3,379        4,757         7,559
--------------------------------------------------------------------------------------------------------------------
Total provision for certificate reserves before reserve recoveries               142,839      101,408       156,531
Reserve recoveries from terminations prior to maturity                            (1,356)      (1,156)       (1,144)
--------------------------------------------------------------------------------------------------------------------
Net provision for certificate reserves                                           141,483      100,252       155,387
--------------------------------------------------------------------------------------------------------------------
Net investment income before income tax (expense) benefit                         78,338       77,273         4,908
Income tax (expense) benefit (Note 8)                                            (27,296)     (24,866)        3,348
--------------------------------------------------------------------------------------------------------------------
Net investment income                                                             51,042       52,407         8,256
--------------------------------------------------------------------------------------------------------------------
Net realized gain (loss) on investments
   Securities of unaffiliated issuers before
     income tax (expense) benefit                                                  2,944       (9,899)      (92,375)
   Income tax (expense) benefit (Note 8)                                          (1,031)       3,631        32,331
--------------------------------------------------------------------------------------------------------------------
Net realized gain (loss) on investments                                            1,913       (6,268)      (60,044)
--------------------------------------------------------------------------------------------------------------------
Cumulative effect of accounting change
   (net of income tax benefit of $214)                                                --           --          (397)
--------------------------------------------------------------------------------------------------------------------
Net income (loss)                                                               $ 52,955     $ 46,139      $(52,185)
====================================================================================================================

See Notes to Financial Statements

American Express Certificate Company
--------------------------------------------------------------------------------

Statements of Cash Flows

Years Ended December 31, (Thousands)                                              2003            2002          2001
Cash Flows from Operating Activities
Net income (loss)                                                            $    52,955     $    46,139  $    (52,185)
Adjustments to reconcile net income (loss) to net
   cash (used in)provided by operating activities:
   Cumulative effect of accounting change, net of tax (Note 1)                        --              --           397
   Interest income added to certificate loans                                       (630)           (738)         (820)
   Amortization of premiums/discounts -- net                                      14,907          (2,426)       (1,483)
   Provision for deferred federal income taxes                                   (38,877)         (3,288)       (9,793)
   Net deferred distribution fees (amortized)                                       (479)          1,802         1,525
   Net realized (gain) loss on equity index options                              (29,538)         36,421        39,510
   Net realized (gain) loss on investments                                        (2,944)          9,899        92,375
   (Increase) decrease in dividends and interest receivable                       (1,893)          4,184         9,603
   Other assets and liabilities, net                                              (6,856)         (6,004)      (17,564)
-----------------------------------------------------------------------------------------------------------------------
Net cash (used in) provided by operating activities                              (13,355)         85,989        61,565
-----------------------------------------------------------------------------------------------------------------------
Cash Flows from Investing Activities
Available-for-Sale investments:
   Sales                                                                       1,132,131         887,194       989,738
   Maturities and redemptions                                                  1,305,953       1,111,493       704,877
   Purchases                                                                  (2,626,239)     (2,228,071)   (2,435,973)
Other investments:
   Sales                                                                          81,736          11,166            --
   Maturities and redemptions                                                     77,022          88,437        30,307
   Purchases                                                                    (182,293)       (234,070)      (54,927)
Certificate loans:
   Payments                                                                        2,805           2,919         3,127
   Fundings                                                                       (1,553)         (2,085)       (2,830)
Changes in amounts due to and from brokers, net                                 (238,262)         97,482       141,131
-----------------------------------------------------------------------------------------------------------------------
Net cash used in investing activities                                           (448,700)       (265,535)     (624,550)
-----------------------------------------------------------------------------------------------------------------------
Cash Flows from Financing Activities
Payments from certificate owners                                               2,571,209       2,031,414     1,919,769
Net provision for certificate reserves                                           141,483         100,252       155,387
Certificate maturities and cash surrenders                                    (2,415,861)     (1,788,995)   (1,734,742)
Proceeds from repurchase agreements                                              337,600              --           500
Payments under repurchase agreements                                            (337,600)             --          (500)
(Return of capital to) contribution from AEFC                                    (50,000)        (10,000)      240,000
-----------------------------------------------------------------------------------------------------------------------
Net cash provided by financing activities                                        246,831         332,671       580,414
-----------------------------------------------------------------------------------------------------------------------
Net (decrease) increase in cash and cash equivalents                            (215,224)        153,125        17,429
Cash and cash equivalents at beginning of year                                   240,323          87,198        69,769
-----------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of year                                     $    25,099     $   240,323   $    87,198
=======================================================================================================================

See Notes to Financial Statements

American Express Certificate Company
--------------------------------------------------------------------------------

Statements of Comprehensive Income

Years Ended December 31, (Thousands)                                               2003            2002          2001
Net income (loss)                                                               $ 52,955        $ 46,139      $(52,185)
-----------------------------------------------------------------------------------------------------------------------
Other comprehensive (loss) income net of tax (Note 1)
Cumulative effect of accounting change (Note 1)                                       --              --        (2,187)
-----------------------------------------------------------------------------------------------------------------------
Unrealized (losses) gains on Available-for-Sale securities:
   Unrealized holding (losses) gains arising during period                       (52,669)         82,904        19,959
   Income tax benefit (provision)                                                 18,434         (29,016)       (6,986)
-----------------------------------------------------------------------------------------------------------------------
   Net unrealized holding (losses) gains arising during the period               (34,235)         53,888        12,973
-----------------------------------------------------------------------------------------------------------------------
   Reclassification adjustment for (gains) losses
     included in net income (loss)                                                (8,260)          8,142       101,754
   Income tax provision (benefit)                                                  2,891          (2,850)      (35,614)
-----------------------------------------------------------------------------------------------------------------------
   Net reclassification adjustment for (gains) losses
     included in net income (loss)                                                (5,369)          5,292        66,140
-----------------------------------------------------------------------------------------------------------------------
Net unrealized (losses) gains on Available-for-Sale securities                   (39,604)         59,180        79,113
-----------------------------------------------------------------------------------------------------------------------
Unrealized losses on interest rate swaps:
   Unrealized losses arising during the period                                    (4,579)         (8,141)      (19,683)
   Income tax benefit                                                              1,603           2,849         6,889
-----------------------------------------------------------------------------------------------------------------------
   Net unrealized holding losses arising during the period                        (2,976)         (5,292)      (12,794)
-----------------------------------------------------------------------------------------------------------------------
   Reclassification adjustment for losses included in net income (loss)            5,300           9,780        17,616
   Income tax benefit                                                             (1,855)         (3,423)       (6,166)
-----------------------------------------------------------------------------------------------------------------------
   Net reclassification adjustment for losses
     included in net income (loss)                                                 3,445           6,357        11,450
-----------------------------------------------------------------------------------------------------------------------
Net unrealized gains (losses) on interest rate swaps                                 469           1,065        (1,344)
-----------------------------------------------------------------------------------------------------------------------
Net other comprehensive (loss) income                                            (39,135)         60,245        75,582
-----------------------------------------------------------------------------------------------------------------------
Total comprehensive income                                                      $ 13,820        $106,384      $ 23,397
=======================================================================================================================

See Notes to Financial Statements

American Express Certificate Company
--------------------------------------------------------------------------------

Statements of Shareholder's Equity

Years Ended December 31, (Thousands)                                              2003            2002          2001
Common Stock                                                                   $   1,500       $   1,500     $   1,500
-----------------------------------------------------------------------------------------------------------------------
Additional Paid-in Capital
Balance at beginning of year                                                   $ 373,844       $ 383,844     $ 143,844
(Return of capital to) contribution from Parent                                  (50,000)        (10,000)      240,000
-----------------------------------------------------------------------------------------------------------------------
Balance at end of year                                                         $ 323,844       $ 373,844     $ 383,844
=======================================================================================================================
Retained Earnings
Appropriated for pre-declared additional credits/interest (Note 5)
Balance at beginning of year                                                   $     811       $   1,123     $   2,684
Transferred to unappropriated retained earnings                                     (627)           (312)       (1,561)
-----------------------------------------------------------------------------------------------------------------------
Balance at end of year                                                         $     184       $     811     $   1,123
-----------------------------------------------------------------------------------------------------------------------
Appropriated for additional interest on advance payments                       $      15       $      15     $      15
-----------------------------------------------------------------------------------------------------------------------
Unappropriated (Note 6)
Balance at beginning of year                                                   $(100,142)      $(146,593)    $  70,937
Net income (loss)                                                                 52,955          46,139       (52,185)
Transferred from appropriated retained earnings                                      627             312         1,561
Other                                                                                  4              --            --
Capital dividends declared                                                            --              --      (166,906)
-----------------------------------------------------------------------------------------------------------------------
Balance at end of year                                                         $ (46,556)      $(100,142)    $(146,593)
=======================================================================================================================
Accumulated other comprehensive income -- net of tax (Note 1)
Balance at beginning of year                                                   $  83,361       $  23,116     $ (52,466)
Net other comprehensive (loss) income                                            (39,135)         60,245        75,582
-----------------------------------------------------------------------------------------------------------------------
Balance at end of year                                                         $  44,226       $  83,361     $  23,116
-----------------------------------------------------------------------------------------------------------------------
Total shareholder's equity                                                     $ 323,213       $ 359,389     $ 263,005
=======================================================================================================================

See Notes to Financial Statements

American Express Certificate Company -- Notes to Financial Statements
--------------------------------------------------------------------------------

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of business

American Express Certificate Company (AECC), is a wholly-owned subsidiary of American Express Financial Corporation (AEFC), which is a wholly-owned subsidiary of American Express Company. AECC is registered as an investment company under the Investment Company Act of 1940 ("the 1940 Act") and is in the business of issuing face-amount investment certificates. Face-amount certificates issued by AECC entitle the certificate owner to receive at maturity a stated amount of money and interest or credits declared from time to time by AECC, at its discretion. The certificates issued by AECC are not insured by any government agency. AECC's certificates are sold primarily by American Express Financial Advisors Inc. (AEFAI) and American Express Bank Ltd. (AEB), both affiliates of AECC. AEFAI is registered as a broker dealer in all 50 states, the District of Columbia and Puerto Rico. AEFC acts as investment advisor for AECC.

As of December 31, 2003, AECC offered nine different certificate products to the public with specified maturities ranging from ten to twenty years. Within their specified maturity, most certificates have interest rate terms of one to thirty-six months. In addition, three types of certificates have interest tied, in whole or in part, to a broad-based stock market index. Except for two types of certificates, all of the certificates are available as qualified investments for Individual Retirement Accounts, 401(k) plans and other qualified retirement plans.

AECC's net investment income is derived primarily from interest and dividends generated by its investments. AECC's net income is determined by deducting from net investment income provision expenses for certificate reserves, and other expenses, including taxes, fees paid to AEFC for investment advisory and other services, distribution fees paid to AEFAI, and marketing fees paid to AEB, a wholly-owned indirect subsidiary of American Express Company.

Basis of financial statement presentation

The accompanying financial statements are presented in accordance with accounting principles generally accepted in the United States. AECC uses the equity method of accounting for its wholly-owned unconsolidated subsidiary, Investors Syndicate Development Corporation, as prescribed by the Securities and Exchange Commission (SEC) for non-investment company subsidiaries. Certain reclassifications of prior period amounts have been made to conform to the current presentation.

Accounting estimates are an integral part of the Financial Statements. In part, they are based upon assumptions concerning future events. Among the more significant is investment securities valuation as discussed in detail below. These accounting estimates reflect the best judgment of management and actual results could differ.

American Express Certificate Company -- Notes to Financial Statements
--------------------------------------------------------------------------------

Fair values of financial instruments

The fair values of financial instruments disclosed in the notes to financial statements are estimates based upon current market conditions and perceived risks, and require varying degrees of management judgment.

Interest income

Interest income is accrued as earned using the effective interest method, which makes an adjustment for security premiums and discounts, so that the related security recognizes a constant rate of return on the outstanding balance throughout its term.

Preferred stock dividend income

AECC recognizes dividend income from cumulative redeemable preferred stocks with fixed maturity amounts on an accrual basis similar to that used for recognizing interest income on debt securities. Dividend income from perpetual preferred stock is recognized on an ex-dividend basis.

Cash and cash equivalents

Cash equivalents are carried at amortized cost, which approximates fair value. AECC has defined cash and cash equivalents as cash in banks and highly liquid investments with original maturities of ninety days or less.

Available-for-Sale investments

Debt securities and marketable equity securities are classified as Available-for-Sale and carried at fair value. Unrealized gains (losses) on securities classified as Available-for-Sale are reflected, net of taxes, in other comprehensive (loss) income as part of Shareholder's Equity.

The basis for determining cost in computing realized gains (losses) on securities is specific identification. Gains (losses) are recognized in the results of operations upon disposition of the securities. In addition, losses are also recognized when management determines that a decline in value is other-than-temporary, which requires judgment regarding the amount and timing of recovery. Indicators of other-than-temporary impairment for debt securities include issuer downgrade, default or bankruptcy. AECC also considers the extent to which cost exceeds fair value, the duration of time of that decline and management's judgment as to the issuer's current and prospective financial condition. The charges are reflected in net realized gain (loss) on investments in the statements of operations.

Fair value is generally based on quoted market prices. However, AECC's investment portfolio also contains structured investments of various asset quality, which are not readily marketable. As a result, the carrying values of these structured investments are based on future cash flow projections that require a significant degree of management judgment as to the amount and timing of cash payments, defaults and recovery rates of the underlying investments and as such, are subject to change.

American Express Certificate Company -- Notes to Financial Statements
--------------------------------------------------------------------------------

First mortgage loans on real estate and other loans

First mortgage loans on real estate reflect principal amounts outstanding less reserves for losses, which is the basis for determining realized gains (losses). Estimated fair values of mortgage loans on real estate are determined by a discounted cash flow analysis using mortgage interest rates currently offered for mortgages of similar maturities. Other loans reflect amortized cost less reserve for losses. Fair values of other loans represent estimated fair values when quoted prices are not available.

The reserve for loan losses is measured as the excess of the loan's recorded investment over its present value of expected principal and interest payments discounted at the loan's effective interest rate or the fair value of collateral. Additionally, the level of the reserve account is determined based on several factors, including historical experience and current economic and political conditions. Management regularly evaluates the adequacy of the reserve for loan losses, and believes it is adequate to absorb estimated losses in the portfolio.

AECC generally stops accruing interest on mortgage loans on real estate for which interest payments are delinquent more than three months. Based on management's judgment as to the ultimate collectibility of principal, interest payments received are either recognized as income or applied to the recorded investment in the loan.

Certificate Reserves

Investment certificates may be purchased either with a lump-sum payment or by installment payments. Certificate product owners are entitled to receive, at maturity, a definite sum of money. Payments from certificate owners are credited to investment certificate reserves. Investment certificate reserves accumulate interest at specified percentage rates as declared by AECC. Reserves also are maintained for advance payments made by certificate owners, accrued interest thereon, and for additional credits in excess of minimum guaranteed rates and accrued interest thereon. On certificates allowing for the deduction of a surrender charge, the cash surrender values may be less than accumulated investment certificate reserves prior to maturity dates. Cash surrender values on certificates allowing for no surrender charge are equal to certificate reserves. The payment distribution, reserve accumulation rates, cash surrender values, reserve values and other matters are governed by the 1940 Act.

Deferred distribution fee expense

Distribution fees on sales of certain series of certificate products are deferred and amortized over the estimated lives of the related certificates, which is approximately one year and can be up to 10 years. Upon surrender prior to maturity, unamortized deferred distribution fees are reflected in expenses and any related surrender charges are reflected as a reduction to the provision expense for certificate reserves. Products are designed to recover such costs within the surrender charge period.

American Express Certificate Company -- Notes to Financial Statements
--------------------------------------------------------------------------------

Federal income taxes

AECC's taxable income (loss) is included in the consolidated federal income tax return of American Express Company. AECC provides for income taxes on a separate return basis, except that, under an agreement between AEFC and American Express Company, tax benefits are recognized for losses to the extent they can be used in the consolidated return. It is the policy of AEFC and its subsidiaries that AEFC will reimburse its subsidiaries for any tax benefits recorded.

Recently Issued Accounting Standards

In January 2003, the Financial Accounting Standards Board issued Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46), which addresses consolidation by business enterprises of variable interest entities (VIEs) and was subsequently revised in December 2003. An entity is subject to consolidation according to the provisions of FIN 46, if, by design, either (i) the total equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support from other parties, or, (ii) as a group, the holders of the equity investment at risk lack: (a) direct or indirect ability to make decisions about an entity's activities; (b) the obligation to absorb the expected losses of the entity if they occur; or (c) the right to receive the expected residual returns of the entity if they occur. In general, FIN 46 requires a VIE to be consolidated when an enterprise has a variable interest for which it is deemed to be the primary beneficiary which means that it will absorb a majority of the VIE's expected losses or receive a majority of the VIE's expected residual return.

FIN 46 did not impact the accounting for $27 million in a minority-owned secured loan trust (SLT) or $6 million in a collateralized debt obligation traunche (solely supported by a portfolio of high yield bonds), both of which are managed by third parties, as AECC is not the primary beneficiary. AECC has a 33 percent ownership interest in the SLT, which provides returns to investors primarily based on the performance of an underlying portfolio of high yield loans. The aggregate fair value of the loans related to AECC's pro rata share of this structure approximates $92.5 million. AECC's maximum exposure to loss as a result of its investment in this SLT is represented by the carrying value, which is $27 million at December 31, 2003.

In April 2003, the FASB issued Statement of Financial Accounting Standards Board
(SFAS) No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" (SFAS No. 149). SFAS No. 149 amends and clarifies accounting for derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. SFAS No. 149 is effective for contracts entered into or modified and hedging relationships designated after June 30, 2003, and to certain preexisting contracts. SFAS No. 149 did not have a material impact on AECC's financial statements.

In November 2003, the FASB ratified a consensus on the disclosure provisions of Emerging Issues Task Force (EITF) Issue 03-1, "The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments". The disclosure provisions of this rule, which are addressed in Note 3, require tabular presentation of certain information regarding investment securities with gross unrealized losses.

American Express Certificate Company -- Notes to Financial Statements
--------------------------------------------------------------------------------

2. DEPOSIT OF ASSETS AND MAINTENANCE OF QUALIFIED ASSETS

Under the provisions of its certificates and the 1940 Act, AECC was required to have Qualified Assets (as that term is defined in Section 28(b) of the 1940 Act) in the amount of $4.8 billion and $4.5 billion at December 31, 2003 and 2002, respectively. AECC reported Qualified Assets of $5.1 billion and $4.8 billion at December 31, 2003 and 2002, respectively, excluding net unrealized pretax appreciation on Available-for-Sale securities of $74 million and $135 million at December 31, 2003 and 2002, respectively, and unsettled investment purchases of $9 million and $264 million at December 31, 2003 and 2002, respectively.

Qualified Assets are valued in accordance with such provisions of Minnesota Statutes as are applicable to investments of life insurance companies. These values are the same as financial statement carrying values, except for debt securities classified as Available-for-Sale and all marketable equity securities, which are carried at fair value in the financial statements but are valued at amortized cost for qualified asset and deposit maintenance purposes.

Pursuant to provisions of the certificates, the 1940 Act, the central depository agreement and requirements of various states, qualified assets (accounted for on a trade date basis) of AECC were deposited as follows:

                                                            December 31, 2003
                                              -----------------------------------------
                                                              Required
(Thousands)                                     Deposits      Deposits         Excess
---------------------------------------------------------------------------------------
Deposits to meet certificate liability
  requirements:
Pennsylvania (at market value)                 $      162    $      100       $     62
Texas, Illinois, New Jersey (at par value)     $      215    $      185       $     30
Central Depository (at amortized cost)         $5,004,553    $4,742,572       $261,981
---------------------------------------------------------------------------------------

                                                            December 31, 2002
                                              -----------------------------------------
                                                              Required
(Thousands)                                     Deposits      Deposits         Excess
---------------------------------------------------------------------------------------
Deposits to meet certificate liability
  requirements:
Pennsylvania (at market value)                 $      166    $      100       $     66
Texas, Illinois, New Jersey (at par value)     $      215    $      185       $     30
Central Depository (at amortized cost)         $5,020,340    $4,472,886       $547,454
---------------------------------------------------------------------------------------

The assets on deposit with the central depository at December 31, 2003 and 2002 consisted of securities and other loans having a deposit value of $4.6 billion at both balance sheet dates, mortgage loans on real estate of $331 million and $339 million, respectively, and other investments of $74 million and $73 million, respectively. Additionally, these assets on deposit include unsettled purchases of investments in the amount of $9 million and $264 million at December 31, 2003 and 2002, respectively.

American Express Trust Company is the central depository for AECC. See Note 7.

American Express Certificate Company -- Notes to Financial Statements
--------------------------------------------------------------------------------

3. INVESTMENTS IN UNAFFILIATED ISSUERS

Fair values of investments in securities represent market prices or estimated fair values when quoted prices are not available. Estimated fair values are determined by using established procedures involving, among other things, review of market indexes, price levels of current offerings and comparable issues, price estimates, estimated future cash flows, and market data from independent brokers.

Investments classified as Available-for-Sale securities at December 31 are distributed by type as presented below:

                                                                         2003
                                              ---------------------------------------------------------
                                                                  Gross         Gross
                                                Amortized      Unrealized    Unrealized       Fair
(Thousands)                                       Cost            Gains        Losses         Value
-------------------------------------------------------------------------------------------------------
Mortgage and asset-backed securities          $2,605,686        $35,954       $(10,975)    $2,630,665
Corporate debt securities                      1,710,353         53,497         (7,762)     1,756,088
Stated maturity preferred stock                   44,340          1,178            (34)        45,484
Structured Investments                            32,592          1,788             --         34,380
Perpetual preferred stock                         17,782            270             --         18,052
U.S. Government & agency obligations              15,355            350             --         15,705
State and municipal obligations                    9,539              6           (214)         9,331
Common Stock                                          --             21             --             21
-------------------------------------------------------------------------------------------------------
Total                                         $4,435,647        $93,064       $(18,985)    $4,509,726
-------------------------------------------------------------------------------------------------------

                                                                         2002
                                              ---------------------------------------------------------
                                                                  Gross         Gross
                                                Amortized      Unrealized    Unrealized       Fair
(Thousands)                                       Cost            Gains        Losses         Value
-------------------------------------------------------------------------------------------------------
Mortgage and asset-backed securities          $2,938,348       $ 94,528      $  (1,728)    $3,031,148
Corporate debt securities                      1,172,446         53,394        (15,540)     1,210,300
Stated maturity preferred stock                   82,554          1,876           (383)        84,047
Structured Investments                            33,470          2,175             --         35,645
Perpetual preferred stock                         17,782            266             --         18,048
State and municipal obligations                    9,424            385             --          9,809
U.S. Government & agency obligations                 362             37             --            399
-------------------------------------------------------------------------------------------------------
Total                                         $4,254,386       $152,661       $(17,651)    $4,389,396
-------------------------------------------------------------------------------------------------------

American Express Certificate Company -- Notes to Financial Statements
--------------------------------------------------------------------------------

The following table provides information about Available-for-Sale securities with gross unrealized losses and the length of time that individual securities have been in a continuous unrealized loss position as of December 31, 2003:

(Thousands)                             Less than 12 months     12 months or more            Total
------------------------------------------------------------------------------------------------------------
Description of                          Fair      Unrealized   Fair    Unrealized     Fair        Unrealized
Securities                              Value       Losses     Value     Losses       Value         Losses
------------------------------------------------------------------------------------------------------------
Corporate debt securities            $  444,318   $ (7,147)   $15,789  $  (615)    $  460,107     $ (7,762)
Mortgage and other
  asset-backed securities             1,006,572     (9,513)    13,742   (1,462)     1,020,314      (10,975)
State and municipal obligations           8,790       (214)        --       --          8,790         (214)
Other                                        --         --        454      (34)           454          (34)
------------------------------------------------------------------------------------------------------------
Total                                $1,459,680   $(16,874)   $29,985  $(2,111)    $1,489,665     $(18,985)
------------------------------------------------------------------------------------------------------------

Approximately 114 investment positions were in an unrealized loss position as of December 31, 2003. The gross unrealized losses on these securities are attributable to a number of factors including changes in interest rates and credit spreads, and specific credit events associated with individual issuers. As part of its ongoing monitoring process, management has concluded that none of these securities are other-than-temporarily impaired at December 31, 2003. AECC has the ability and intent to hold these securities for a time sufficient to recover its amortized cost. See the Available-for-Sale Investments section of
Note 1 for information regarding AECC's policy for determining when an investment's decline in value is other-than-temporary.

The amortized cost and fair value of Available-for-Sale securities, by contractual maturity at December 31, 2003 are shown below. Cash flows may differ from contractual maturities because issuers may call or prepay obligations.

                                                  Amortized       Fair
(Thousands)                                         Cost          Value
---------------------------------------------------------------------------
Due within one year                              $  136,654    $  138,877
Due from one to five years                        1,302,466     1,343,323
Due from five to ten years                          370,043       374,833
Due in more than ten years                            3,016         3,955
---------------------------------------------------------------------------
                                                 $1,812,179    $1,860,988
Mortgage and asset-backed securities              2,605,686     2,630,665
Perpetual preferred stock                            17,782        18,052
Common Stock                                             --            21
---------------------------------------------------------------------------
Total                                            $4,435,647    $4,509,726
---------------------------------------------------------------------------

Mortgage and other asset-backed securities primarily reflect GNMA, FNMA, and FHLMC securities at December 31, 2003 and 2002.

American Express Certificate Company -- Notes to Financial Statements
--------------------------------------------------------------------------------

Gross realized gains on sales of securities classified as Available-for-Sale, using the specific identification method, were $47.1 million, $23.4 million and $20.7 million for the years ended December 31, 2003, 2002 and 2001, respectively. Gross realized losses on sales were ($2.8 million), ($15.7 million) and ($83.9 million) for the same periods. AECC also recognized losses of ($36 million), ($15.8 million) and ($27.9 million) in other-than-temporary impairments on Available-for-Sale securities for the years ended December 31, 2003, 2002 and 2001, respectively.

AECC's net losses in 2001 were primarily composed of a ($36.9 million) loss to recognize the impact of higher default assumptions used to determine impairment on rated structured investments and a ($57.1 million) loss on high-yield securities. The write-downs of these investments were associated with AECC's decision to reduce the company's holdings of high-yield investments and rebalance the fixed maturity investment portfolio towards higher quality, less volatile holdings.

Investments in securities with fixed maturities comprised 90 percent and 85 percent of AECC's total investments at December 31, 2003 and 2002, respectively. Securities are rated by Moody's and Standard & Poors (S&P), or by AEFC's internal analysts, using criteria similar to Moody's and S&P, when a public rating does not exist. Ratings are presented using S&P's convention and if the two agency's ratings differ, the lower rating is used. A summary of investments in securities with fixed maturities, at amortized cost, by rating of investment is as follows:

Rating                                                       2003          2002
--------------------------------------------------------------------------------
AAA                                                           60%           69%
AA                                                             2             1
A                                                             16            11
BBB                                                           18            16
Below investment grade                                         4             3
--------------------------------------------------------------------------------
Total                                                        100%          100%
--------------------------------------------------------------------------------

Of the securities rated AAA, 94 percent at December 31, 2003 and 2002, are U.S. Government Agency mortgage-backed securities that are rated by a public rating agency. At December 31, 2003 and 2002, approximately 6 percent and 9 percent, respectively, of securities with fixed maturities, other than U.S. Government Agency mortgage-backed securities, are rated by AEFC's internal analysts.

At December 31, 2003 and 2002 no one issuer, other than U.S. Government Agency mortgage-backed securities, is greater than 1 percent of AECC's total investment in securities with fixed maturities.

AECC reserves freedom of action with respect to its acquisition of restricted securities that offer advantageous and desirable investment opportunities. In a private negotiation, AECC may purchase for its portfolio all or part of an issue of restricted securities. Since AECC would intend to purchase such securities for investment and not for distribution, it would not be "acting as a distributor" if such securities are resold by AECC at a later date. AECC's board of directors, using the aforementioned procedures and factors, determine fair values of such restricted securities.

American Express Certificate Company -- Notes to Financial Statements
--------------------------------------------------------------------------------

In the event AECC were to be deemed to be a distributor of the restricted securities, it is possible that AECC would be required to bear the costs of registering those securities under the Securities Act of 1933, although in most cases such costs would be incurred by the issuer of the restricted securities.

4. INVESTMENTS IN FIRST MORTGAGE LOANS ON REAL ESTATE AND OTHER LOANS

The carrying amounts and fair values of first mortgage loans on real estate and other loans at December 31 are below

                                                          2003                         2002
                                               ------------------------------------------------------
                                                 Carrying         Fair        Carrying       Fair
(Thousands)                                       Amount          Value        Amount        Value
-----------------------------------------------------------------------------------------------------
First mortgage loans on real estate             $337,489       $355,442      $342,147      $366,198
Other loans                                      141,356        138,356       114,319       113,319
Reserve for losses                                (9,536)            --        (4,223)           --
-----------------------------------------------------------------------------------------------------
Net first mortgage and other loans              $469,309       $493,798      $452,243      $479,517
-----------------------------------------------------------------------------------------------------

During the year ended December 31, 2003, AECC held investments in impaired mortgage or other loans totaling $9.9 million. AECC recognized $0.4 million of interest income related to such investments for the year ended December 31, 2003. AECC did not hold any investments in impaired mortgage loans or other loans during 2002 and 2001.

The reserve for loss on mortgage loans and other loans increased to $9.5 million on December 31, 2003, from $4.2 million at December 31, 2002 and $1.9 million at December 31, 2001.

At December 31, 2003 and 2002, approximately 7 percent, of AECC's invested assets were first mortgage loans on real estate. A summary of first mortgage loans on real estate by region and property type at December 31, is as follows:

Region of the United States of America                      2003          2002
--------------------------------------------------------------------------------
South Atlantic                                               18%           18%
West North Central                                           15            15
East North Central                                           12            13
Mountain                                                     10            13
West South Central                                           17            17
Pacific                                                      16            12
New England                                                   7             6
Middle Atlantic                                               5             6
--------------------------------------------------------------------------------
Total                                                       100%          100%
--------------------------------------------------------------------------------

Property Type                                               2003          2002
--------------------------------------------------------------------------------
Office buildings                                             42%           41%
Retail/shopping centers                                      23            20
Apartments                                                   10            14
Industrial buildings                                         14            15
Other                                                        11            10
--------------------------------------------------------------------------------
Total                                                       100%          100%
--------------------------------------------------------------------------------

American Express Certificate Company -- Notes to Financial Statements
--------------------------------------------------------------------------------

At December 31, 2003 and 2002, commitments for funding of first mortgage loans on real estate, at market interest rates, aggregated $9.8 million and $13.4 million, respectively. AECC holds the mortgage document, which gives it the right to take possession of the property if the borrower fails to perform according to the terms of the agreements. AECC employs policies and procedures to ensure the creditworthiness of the borrowers and that funds will be available on the funding date. AECC's first mortgage loans on real estate is restricted to 80 percent or less of the market value of the real estate at the time of the loan funding. Fair values for these commitments were not substantial at December 31, 2003 and 2002.

5. CERTIFICATE RESERVES

Reserves maintained on outstanding certificates have been computed in accordance with the provisions of the certificates and Section 28 of the 1940 Act. The average rates of accumulation on certificate reserves at December 31 were as follows:

                                                                  2003
                                                -----------------------------------------
                                                              Average Gross    Average
                                                  Reserve     Accumulation   Additional
(Dollars in Thousands)                            Balance         Rates     Credit Rates
-----------------------------------------------------------------------------------------
Installment certificates:
Reserves to mature:
  With guaranteed rates                        $   11,153         4.00%         .50%
  Without guaranteed rates (a)                    134,899           --          .80%
Additional credits and accrued interest             3,514         3.22%          --
Advance payments and accrued interest (b)             499         3.35%          --
Other                                                  32           --          .32%
Fully paid certificates:
Reserves to mature:
  With guaranteed rates                            90,149         3.21%         .01%
  Without guaranteed rates (a) and (c)          4,483,365           --          .53%
Additional credits and accrued interest            64,114         3.05%          --
Due to unlocated certificate holders                   92
-----------------------------------------------------------------------------------------
Total                                          $4,787,817
-----------------------------------------------------------------------------------------

American Express Certificate Company -- Notes to Financial Statements
--------------------------------------------------------------------------------

                                                                  2002
                                                -----------------------------------------
                                                              Average Gross    Average
                                                  Reserve     Accumulation   Additional
(Dollars in Thousands)                            Balance         Rates     Credit Rates
-----------------------------------------------------------------------------------------
Installment certificates:
Reserves to mature:
  With guaranteed rates                        $   12,663         3.50%         .50%
  Without guaranteed rates (a)                    156,294           --         1.04%
Additional credits and accrued interest             3,988         3.20%          --
Advance payments and accrued interest (b)             564         3.30%          --
Other                                                  34           --          .18%
Fully paid certificates:
Reserves to mature:
  With guaranteed rates                            95,941         3.20%         .01%
  Without guaranteed rates (a) and (c)          4,181,407           --          .73%
Additional credits and accrued interest            42,311         3.08%          --
Due to unlocated certificate holders                  170           --           --
-----------------------------------------------------------------------------------------
Total                                          $4,493,372
-----------------------------------------------------------------------------------------

(a) There is no minimum rate of accrual on these reserves. Interest is declared periodically, quarterly, or annually in accordance with the terms of the separate series of certificates.

(b) Certain series of installment certificates guarantee accrual of interest on advance payments at an average of 3.26 percent. AECC's rate of accrual is currently set at 4 percent, which is in effect through April 30, 2004.

(c) American Express Stock Market Certificate, American Express Market Strategy Certificate and American Express Equity Indexed Savings Certificates enable the certificate owner to participate in any relative rise in a major stock market index without risking loss of principal. Generally the certificates have a term of 52 weeks and may continue for up to 20 successive terms. The reserve balance on these certificates at December 31, 2003 and 2002 was $1.3 million and $1 million, respectively.

Certificate maturities and surrenders through loan reductions during the years ended December 31, 2003 and 2002 were $2.4 million and $3.1 million, respectively.

On certain series of single payment certificates, additional interest is pre-declared for periods greater than one year. The retained earnings appropriated for the pre-declared additional interest at December 31, 2003 and 2002 was $184 thousand and $811 thousand, respectively, which reflects the difference between certificate reserves on these series, calculated on a statutory basis, and the reserves maintained per books.

Fair values of certificate reserves with interest rate terms of one year or less approximated the carrying values less any applicable surrender charges. Fair values for other certificate reserves are determined by discounted cash flow analyses using interest rates currently offered for certificates with similar remaining terms, less any applicable surrender charges.

American Express Certificate Company -- Notes to Financial Statements
--------------------------------------------------------------------------------

The carrying amounts and fair values of certificate reserves at December 31, consisted of the following:

                                                          2003                        2002
                                              ------------------------------------------------------
                                                 Carrying         Fair        Carrying       Fair
(Thousands)                                       Amount          Value        Amount        Value
----------------------------------------------------------------------------------------------------
Reserves with terms of one year or less       $4,322,321     $4,320,182    $4,007,664    $4,005,622
Other                                            465,496        471,427       485,708       497,689
----------------------------------------------------------------------------------------------------
Total certificate reserves                    $4,787,817     $4,791,609    $4,493,372    $4,503,311
Unapplied certificate transactions                 3,499          3,499           801           801
Certificate loans and accrued interest           (15,798)       (15,798)      (18,824)      (18,824)
----------------------------------------------------------------------------------------------------
Total                                         $4,775,518     $4,779,310    $4,475,349    $4,485,288
----------------------------------------------------------------------------------------------------

6. DIVIDEND RESTRICTION

Certain series of installment certificates outstanding provide that cash dividends may be paid by AECC only in calendar years for which additional credits of at least one-half of one percent on such series of certificates have been authorized by AECC. This restriction has been removed for 2003 and 2004 by AECC's declaration of additional credits in excess of this requirement.

7. RELATED PARTY TRANSACTIONS

Investment advisory, joint facilities, technology support, and treasury services

The investment advisory and services agreement with AEFC provides for a graduated scale of fees equal on an annual basis to 0.750 percent on the first $250 million of total book value of assets of AECC, 0.650 percent on the next $250 million, 0.550 percent on the next $250 million, 0.500 percent on the next $250 million and 0.107 percent on the amount in excess of $1 billion. The fee is payable monthly in an amount equal to one-twelfth of each of the percentages set forth above. Excluded from assets for purposes of this computation are first mortgage and other loans, real estate and any other asset on which AECC pays an outside advisory or service fee. The fee paid to AEFC for managing and servicing bank loans is 0.35 percent.

Distribution services

Fees payable to AEFAI on sales of AECC's certificates are based upon terms of agreements giving AEFAI the right to distribute the certificates covered under the agreements. The agreements provide for payment of fees over a period of time.

From time to time, AECC may sponsor or participate in sales promotions involving one or more of the certificates and their respective terms. These promotions may offer a special interest rate to attract new clients or retain existing clients. To cover the cost of these promotions, distribution fees paid to AEFAI may be lowered. There were no changes to the distribution fees for the promotion of the American Express Flexible Savings Certificate, which occurred March 26, 2003 to May 13, 2003.

American Express Certificate Company -- Notes to Financial Statements
--------------------------------------------------------------------------------

The aggregate fees payable under the agreements is $25 per $1,000 face amount of installment certificates sold on or after April 30, 1997. The aggregate fees payable for the first year is $2.50 and the remaining $22.50 aggregate fees is payable over nine subsequent years.

Fees on the American Express Investors Certificate are paid at an annualized rate of 1 percent of the reserves maintained for the certificates. Fees are paid at the end of each term on certificates with a one-, two- or three-month term. Fees are paid each quarter from date of issuance on certificates with a six, twelve, twenty-four or thirty-six month term.

Fees on the American Express Preferred Investors Certificate are paid at a rate of 0.165 percent of the initial payment on issue date of the certificate and
0.165 percent of the certificate's reserve at the beginning of the second and subsequent quarters from issue date.

Effective April 26, 2000, fees on the American Express Flexible Savings Certificate are paid at a rate of 0.08 percent of the purchase price at the time of issuance and 0.08 percent of the reserves maintained for these certificates at the beginning of the second and subsequent quarters from issue date. For certificates sold from April 30, 1997 to April 25, 2000, fees were paid at the rate of 0.20 percent of the purchase price at time of issuance and 0.20 percent of the reserves maintained for these certificates at the beginning of the second and subsequent quarters from issue date.

Effective April 25, 2001 fees on the American Express Cash Reserve Certificate are paid at a rate of 0.0625 percent of the purchase price at the time of issuance and 0.0625 percent of the reserves maintained for these certificates at the beginning of the second and subsequent quarters from issue date. For certificates sold from April 30, 1997 to April 24, 2001, fees on the American Express Cash Reserve Certificate are paid at a rate of 0.20 percent of the purchase price at the time of issuance and 0.20 percent of the reserves maintained for these certificates at the beginning of the second and subsequent quarters from issue date.

Effective April 28, 1999, fees on the American Express Stock Market, sold through AEFAI, and American Express Market Strategy Certificates are paid at a rate of 0.90 percent. For certificates sold from April 30, 1997 to April 27, 1999, fees were paid at the rate of 0.70 percent. Fees are paid on the purchase price on the first day of the certificate's term and on the reserves maintained for these certificates at the beginning of each subsequent term.

Effective April 26, 2000, fees on the American Express Stock Market Certificates, sold through American Express Bank International, are paid at a rate of 0.90 percent. For certificates sold from April 28, 1999 to April 25, 2000, fees were paid at the rate of 1.00 percent. For certificates sold from April 30, 1997 to April 27, 1999, fees were paid at a rate of 1.25 percent. Fees are paid on the purchase price on the first day of the certificate's term and on the reserves maintained for these certificates at the beginning of each subsequent term.

Fees on the American Express Equity Indexed Savings Certificates are paid at a rate of 1.00 percent of the initial investment on the first day of each certificate's term and 1.00 percent of the certificate's reserve at the beginning of each subsequent term.

American Express Certificate Company -- Notes to Financial Statements
--------------------------------------------------------------------------------

Depository fees

The basis for computing fees paid or payable to American Express Trust Company for depository services is as follows:

Depository fees paid or payable to American Express Trust Company (an affiliate) is:

Maintenance charge per account           5 cents per $1,000 of assets on deposit

Maintenance charge for assets held       50 cents per 1,000 of assets on deposit

Transaction charge                       $20 per transaction

Security loan activity:

   Depositary Trust Company
     receive/deliver                     $20 per transaction

   Physical receive/deliver              $25 per transaction

   Exchange collateral                   $15 per transaction
--------------------------------------------------------------------------------

A transaction consists of the receipt or withdrawal of securities and commercial paper and/or a change in the security position. The charges are payable quarterly except for maintenance, which is an annual fee.

Distribution fees

The basis for computing fees paid or payable to American Express Bank Ltd. (an affiliate) for the distribution of the American Express Special Deposits on an annualized basis is 1.25 percent of the reserves maintained for the certificates on an amount from $100,000 to $249,999, 0.80 percent on an amount from $250,000 to $499,999, 0.65 percent on an amount from $500,000 to $999,999 and 0.50 percent on an amount $1,000,000 or more. Fees are paid at the end of each term on certificates with a one-, two- or three-month term. Fees are paid at the end of each quarter from date of issuance on certificates with six, twelve, twenty-four, or thirty-six month terms.

Transfer agent fees

The basis of computing transfer agent fees paid or payable to American Express Client Service Corporation (AECSC) (an affiliate) is under a Transfer Agency Agreement effective January 1, 1998. AECSC maintains certificate owner accounts and records. AECC pays AECSC a monthly fee of one-twelfth of $10.353 per certificate owner account for this service. Prior to January 1, 1998, AEFC provided this service to AECC under the investment advisory and services agreement.

Dividends

In 2001, AECC effectively paid a $167 million dividend to AEFC by transferring at book value certain CDOs. In part, the dividend was paid to allow AEFC to transfer the CDOs and related accrued interest into a securitization trust.

American Express Certificate Company -- Notes to Financial Statements
--------------------------------------------------------------------------------

8. INCOME TAXES

Income tax (expense) benefit as shown in the Statements of Operations for the three years ended December 31 consists of:

(Thousands)                                                      2003          2002         2001
----------------------------------------------------------------------------------------------------
Federal:
  Current                                                      $(44,777)     $(24,367)     $26,007
  Deferred                                                       17,804         3,288        9,792
----------------------------------------------------------------------------------------------------
                                                                (26,973)      (21,079)      35,799
State                                                            (1,354)         (156)        (120)
----------------------------------------------------------------------------------------------------
Total income tax (expense) benefit                             $(28,327)     $(21,235)     $35,679
----------------------------------------------------------------------------------------------------

Income tax (expense) benefit differs from that computed by using the federal statutory rate of 35%. The principal causes of the difference in each year are shown below:

(Thousands)                                                      2003          2002         2001
----------------------------------------------------------------------------------------------------
Federal tax (expense) benefit at federal statutory rate        $(28,449)     $(23,581)     $30,752
Dividend exclusion                                                  998         2,462        4,971
Other, net                                                          478            40           76
----------------------------------------------------------------------------------------------------
Federal tax (expense) benefit                                  $(26,973)     $(21,079)     $35,799
----------------------------------------------------------------------------------------------------

Deferred income taxes result from the net tax effects of temporary differences between the tax bases of assets and liabilities and their reported amounts in the financial statements that will result in differences between income for tax purposes and income for financial statement purposes in future years. Principal components of AECC's deferred tax assets and deferred tax liabilities as of December 31, were:

(Thousands)                                                 2003          2002
--------------------------------------------------------------------------------
Deferred tax assets
Certificate reserves                                      $18,454      $  1,793
Investments                                                34,425        14,649
Purchased/written call options                                 --           689
Other, net                                                    140           245
--------------------------------------------------------------------------------
Total deferred tax assets                                 $53,019      $ 17,376
--------------------------------------------------------------------------------
Deferred tax liabilities
Investment unrealized gains, net                          $23,814      $ 44,720
Deferred distribution fees                                  2,259         2,091
Purchased/written call options                             17,501            --
Other, net                                                    124           121
--------------------------------------------------------------------------------
Total deferred tax liabilities                             43,698        46,932
--------------------------------------------------------------------------------
Net deferred tax assets (liabilities)                     $ 9,321      $(29,556)
--------------------------------------------------------------------------------

AECC is required to establish a valuation allowance for any portion of the deferred tax assets that management believes will not be realized. In the opinion of management, it is more likely than not that AECC will realize the benefit of the deferred tax assets and, therefore, no such valuation allowance has been established.

Net income taxes paid during the years ended December 31, 2003 and 2002 were $71.6 million and $22.2 million, respectively.

American Express Certificate Company -- Notes to Financial Statements
--------------------------------------------------------------------------------

9. DERIVATIVE FINANCIAL INSTRUMENTS

AECC maintains an overall risk management strategy that incorporates the use of derivative instruments to minimize significant unplanned fluctuations in earnings that are caused by interest rate and equity market volatility. AECC enters into interest rate swaps to manage interest rate sensitivity and enters into options and futures contracts to mitigate the negative effect on earnings that would result from an increase in the equity markets.

AECC is exposed to risk associated with fluctuating interest payments on certain certificate products tied to the London Interbank Offering Rate (LIBOR) as the certificate products reset at shorter intervals than the average maturity of the investment portfolio. AECC's goal is to manage interest rate sensitivity by modifying the length of the interest crediting rate reset interval on certificate products so that movements in interest rates do not adversely affect the interest credited to such certificate products. As a result of interest rate fluctuations, the amount of interest paid on hedged liabilities will positively or negatively impact reported earnings. Income or loss on the derivative instruments that are linked to the hedged liabilities will generally offset the effect of this impact. AECC views this strategy as a prudent management of interest rate sensitivity, such that earnings are not exposed to undue risk presented by changes in interest rates.

AECC uses interest rate swap contracts to hedge the risk of interest rate fluctuations on a portion of the certificate products. Interest rate swaps generally involve the exchange of fixed and variable rate interest rate payments between two parties, based on a common notional principal amount and maturity date. AECC is required to pay counterparties to the contracts a stream of fixed interest payments, and in turn, receives a stream of LIBOR-based variable interest payments.

The interest rate swaps qualify for and are designated as cash flow hedges. The effective portions of changes in the fair value of the derivatives are recorded in other comprehensive income. Amounts are reclassified from other comprehensive income to investment income as interest is credited to certificate reserves. The fair value of the interest rate swaps are included in accounts payable and accrued liabilities on the balance sheet.

For the years ended December 31, 2003 and 2002, AECC recognized no losses on the derivatives as a result of ineffectiveness. AECC reclassified into earnings pretax losses of ($5.3 million) and ($9.8 million) during 2003 and 2002, respectively. An estimated ($6 million) of the unrealized losses accumulated in other comprehensive income related to derivatives designated as cash flow hedges will be reclassified into earnings by December 31, 2004. This effect will occur at the same time as AECC realizes the benefits of lower market rates of interest on its certificates. The longest period of time over which AECC is hedging exposure to the variability in future cash flows is 14 months.

American Express Certificate Company -- Notes to Financial Statements
--------------------------------------------------------------------------------

Effective January 1, 2001, AECC adopted Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended (SFAS No. 133), which establishes the accounting and reporting standards for derivative instruments and hedging activities. The adoption of SFAS No. 133 on January 1, 2001, resulted in a cumulative after-tax reduction of $0.4 million and $2.2 million to net income and other comprehensive income, respectively.

AECC offers American Express Stock Market Certificates ("SMC") that offer a return based upon the relative change in a major stock market index between the beginning and end of the SMC's term. The SMC product contains an embedded derivative, essentially the equity based return of the certificate that must be separated from the host contract and accounted for as a derivative instrument per SFAS No. 133. As a result of fluctuations in equity markets, and the corresponding changes in value of the embedded derivative, the amount of expenses incurred by AECC related to SMC will positively or negatively impact reported earnings. As a means of hedging its obligations under the provisions for these certificates, AECC purchases and writes call options on the major market index. AECC views this strategy as a prudent management of equity market sensitivity, such that earnings are not exposed to undue risk presented by changes in equity market levels.

On the same series of certificates, AECC also purchases futures on the major market index to economically hedge its obligations. The futures are marked-to-market daily and exchange traded, exposing AECC to no counterparty risk.

The options and futures contracts do not receive special hedge accounting under SFAS No. 133. As such, any changes in the fair value of the contracts are taken through earnings. The fair values of the purchased and written call options are included in other qualified assets and accounts payable and accrued liabilities, respectively, on the balance sheet. The fair value of the embedded derivatives is reflected in certificate reserves. Gains (losses) on options and futures are reflected in investment income on the statements of operations. Changes in fair values of embedded derivative instruments are reflected in provision expense for certificate product reserves.

By using derivative instruments, AECC is exposed to credit and market risk. Credit risk is the possibility that the counterparty will not fulfill the terms of the contract. AECC monitors credit risk related to derivative financial instruments through established approval procedures, including setting concentration limits by counterparty, reviewing credit ratings and requiring collateral where appropriate.

Market risk is the possibility that the value of the derivative financial instrument will change due to fluctuations in a factor from which the instrument derives its value, primarily an interest rate or a major market index. AECC manages the market risk associated with interest rate contracts by establishing and monitoring limits as to the types and degree of risk that may be undertaken. AECC primarily uses derivatives to manage risk and, therefore, cash flow and income effects of such derivatives generally offset effects of the underlying certificate product reserves.

American Express Certificate Company -- Notes to Financial Statements
--------------------------------------------------------------------------------

10. FAIR VALUES OF FINANCIAL INSTRUMENTS

AECC discloses fair value information for most on- and off-balance sheet financial instruments for which it is practicable to estimate that value. The fair value of the financial instruments presented may not be indicative of their future fair values. The estimated fair value of certain financial instruments such as Cash and cash equivalents, Receivables for Dividends and interest, and Investment securities sold, Accounts Payable Due to AEFC and other affiliates, Payable for investment securities purchased and Other accounts payable and accrued expenses approximate the carrying amounts disclosed in the Balance Sheets.

A summary of fair values of financial instruments as of December 31, is as follows:

                                                            2003                            2002
                                                -----------------------------------------------------------
                                                  Carrying          Fair           Carrying        Fair
(Thousands)                                        Value            Value            Value         Value
-----------------------------------------------------------------------------------------------------------
Financial assets:
  Assets for which carrying values
    approximate fair values                      $  101,105     $  101,105      $  298,870      $  298,870
  Investment securities (Note 3)                 $4,509,726     $4,509,726      $4,389,396      $4,389,396
  First mortgage loans on real estate and
    Other loans (Note 4)                         $  469,309     $  493,798      $  452,243      $  479,517
  Derivative financial instruments (Note 9)      $  153,162     $  153,162      $   34,403      $   34,403
Financial liabilities:
  Liabilities for which carrying values
    approximate fair values                      $   24,444     $   24,444      $  315,961      $  315,961
  Net certificate reserves (Note 5)              $4,775,518     $4,779,310      $4,475,349      $4,485,288
  Derivative financial instruments (Note 9)      $  116,680     $  116,680      $   29,579      $   29,579
-----------------------------------------------------------------------------------------------------------

Quick telephone reference*

Selling Agent:   American Express Bank International

Region offices   101 East 52nd Street       (212) 415-9500
                 4th Floor
                 New York, NY 10022

                 1221 Brickell Avenue       (305) 350-7750
                 8th Floor
                 Miami, FL 33131

* You may experience delays when call volumes are high.

--------------------------------------------------------------------------------
(logo)
AMERICAN
 EXPRESS
(R)
--------------------------------------------------------------------------------

American Express
Certificate Company
70100 AXP Financial Center
Minneapolis, MN 55474
(800) 862-7919
(612) 671-3131

Distributed by
American Express
Financial Advisors Inc.

Investment Company Act File #811-00002

                                                                 S-6037 V (4/04)

                     American Express Investors Certificate

                            Prospectus April 28, 2004

                            (for selected investors)

              Provides high fixed rates with capital preservation.

--------------------------------------------------------------------------------
  (logo)                                                                  (logo)
  American                                                              AMERICAN
    Express(R)                                                           EXPRESS
Certificates
--------------------------------------------------------------------------------
American Express Certificate Company (the Issuer or AECC) issues American Express Investors Certificates.

This product is intended for clients who invest greater than $50 million in the aggregate in this product.

You may:

o Purchase this certificate in any amount from $100,000 through $25 million on the date your term starts unless you receive prior approval from the Issuer to invest more. Additionally, the aggregate amount of your current investments in American Express Investors Certificate (for selected investors) may not exceed $300 million (unless you receive prior approval from the Issuer to invest more). In order to invest more you must receive prior authorization from the Issuer.

o    Select a term of one, two, three, six, 12, 24 or 36 months.

o Invest in successive terms up to a total of 20 years from the issue date of the certificate.

This certificate is available in New York and Florida to persons who are neither citizens nor residents of the United States and to certain U.S. trusts.

Like all investment companies, the Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This certificate is backed solely by the assets of the Issuer. See "Risk Factors" on page 2p.

AECC is not a bank or financial institution, and the securities it offers are not deposits or obligations of, or backed or guaranteed or endorsed by, any bank or financial institution, nor are they insured by the Federal Deposit Insurance Corporation (FDIC), the Federal Reserve Board or any other agency.

The distributor and selling agent are not required to sell any specific amount of certificates.

Issuer:           American Express Certificate Company
                  Unit 557
                  70100 AXP Financial Center
                  Minneapolis, MN 55474
                  (800) 862-7919 (612) 671-3131

Distributor:      American Express Financial Advisors Inc.

Selling Agent:    American Express Bank International

Initial Interest Rates

The Issuer guarantees a fixed rate of interest for each term. For the initial term, the rate will be within a specified range of certain average interest rates generally referred to as the London Interbank Offered Rates (LIBOR). See "About the Certificate" for more explanation.


Here are the interest rates in effect April 28, 2004:

                     Simple           Actual compound          Effective
Term             interest rate*    yield for the term**   annualized yield***
1 month               1.30%                1.30%                 1.31%
2 month               1.32%                1.32%                 1.33%
3 month               1.34%                1.34%                 1.35%
6 month               1.45%                1.46%                 1.46%
12 month              1.76%                1.77%                 1.77%
24 month              1.76%                1.77%                 1.77%
36 month              1.76%                1.77%                 1.77%


  *  These  are the rates  for  investments  of  $100,000.  Rates may  depend on
     factors   described  in  "Rates  for  New   Purchases"   under  "About  the
     Certificate."

 ** Assuming monthly compounding for the number of months in the term and a $100,000 purchase.

***  Assuming monthly compounding for 12 months and a $100,000 purchase.

These rates may or may not have changed when you apply to purchase your certificate. Rates for future terms are set at the discretion of the Issuer and may also differ from the rates shown here.

RISK FACTORS

You should consider the following when investing in this certificate:

This certificate is backed solely by the assets of the Issuer. Most of our assets are debt securities and are subject to the following risks:

Interest rate risk: The price of debt securities generally falls as interest rates increase, and rises as interest rates decrease. In general, the longer the maturity of a bond, the greater its loss of value as interest rates increase, and the greater its gain in value as interest rates decrease. See "How Your Money Is Used and Protected."

Credit risk: This is the risk that the issuer of a security, or the counterparty to a contract, will default or otherwise become unable to honor a financial obligation (such as payments due on a bond or note). Credit ratings of the issuers of securities in our portfolio vary. See "How Your Money Is Used and Protected."

--------------------------------------------------------------------------------
2p      AMERICAN EXPRESS INVESTORS CERTIFICATE

Table of Contents


Initial Interest Rates                                      2p
Risk Factors                                                2p

About the Certificate                                       5p
Read and Keep This Prospectus                               5p
Investment Amounts and Terms                                5p
Face Amount and Principal                                   6p
Value at Maturity                                           6p
Receiving Cash During the Term                              7p
Interest                                                    7p
Promotions and Pricing Flexibility                          7p
Rates for New Purchases                                     8p
Rates for Future Terms                                     10p
Additional Investments                                     11p
Earning Interest                                           11p

How to Invest and Withdraw Funds                           12p
Buying Your Certificate                                    12p
How to Make Investments at Term End                        13p
Full and Partial Withdrawals                               14p
When Your Certificate Term Ends                            15p
Transfers to Other Accounts                                16p
Transfer of Ownership                                      16p
For More Information                                       16p
Giving Instructions and Written Notification               17p
Purchases by Bank Wire                                     18p

Tax Treatment of Your Investment                           18p

How Your Money Is Used and Protected                       21p
Invested and Guaranteed by the Issuer                      21p
Regulated by Government                                    21p
Backed by Our Investments                                  22p
Investment Policies                                        23p

How Your Money Is Managed                                  26p
Relationship Between the Issuer and
  American Express Financial Corporation                   26p
Capital Structure and Certificates Issued                  27p
Investment Management and Services                         28p
Distribution                                               29p
Selling Agent Agreement
  American Express Bank International                      30p
Other Selling Agents                                       31p
Transfer Agent                                             31p


--------------------------------------------------------------------------------
3p      AMERICAN EXPRESS INVESTORS CERTIFICATE

Employment of Other American Express Affiliates            31p
Directors and Officers                                     32p
Independent Auditors                                       37p

Appendix                                                   38p

Annual Financial Information                               39p

Summary of Selected  Financial Information                 39p

Management's Discussion and
  Analysis of Financial Condition and
  Results of Operations                                    40p

American Express Certificate Company
  Responsibility of Management                             49p

Report of Ernst & Young LLP Independent Auditors           50p

Financial Statements                                       52p

Notes to Financial Statements                              60p


--------------------------------------------------------------------------------
4p      AMERICAN EXPRESS INVESTORS CERTIFICATE

About the Certificate

READ AND KEEP THIS PROSPECTUS

This prospectus describes terms and conditions of your American Express Investors Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to change the terms and conditions of the American Express Investors Certificate as described in the prospectus, or to bind the Issuer by any statement not in it.

This prospectus describes the American Express Investors Certificate distributed by American Express Financial Advisors Inc. and is offered to clients who are neither citizens nor residents of the United States and to certain U.S. trusts.

INVESTMENT AMOUNTS AND TERMS


This product is intended for clients who invest greater than $50 million in the aggregate in this product.

You may purchase the American Express Investors Certificate in any amount from $100,000 through $25 million on the date your term starts (unless you receive prior approval from the Issuer to invest more). Additionally, the aggregate amount of your current investments in American Express Investors Certificate (for selected investors), less withdrawals, may not exceed $300 million (unless you receive prior approval from the Issuer to invest more) payable in U.S. currency.

After determining the amount you wish to invest, you select a term of one, two, three, six, 12, 24 or 36 months for which the Issuer will guarantee a specific interest rate. The Issuer guarantees the principal of and interest on your certificate. At the end of the term, you may have interest earned on the certificate during its term credited to your certificate or paid to you. Investments in the certificate may continue for successive terms up to a total of 20 years from the issue date of the certificate. However, you will be able to select any of the terms offered. But if your certificate is nearing its 20-year maturity, you will not be allowed to select a term that would carry the certificate past its maturity date.


--------------------------------------------------------------------------------
5p      AMERICAN EXPRESS INVESTORS CERTIFICATE

FACE AMOUNT AND PRINCIPAL

The face amount of the certificate is the amount of your initial investment, and will remain the same over the life of the certificate. Any investment or withdrawal within 15 days of the end of a term will be added on or deducted to determine principal for the new term. A withdrawal at any other time is taken first from interest credited to your investment during that term. The principal is the amount that is reinvested at the beginning of each subsequent term, and is calculated as follows:

Principal equals   Face amount (initial investment)
plus               At the end of a term, interest credited to your account
                   during the term
minus              Any interest paid to you in cash
plus               Any additional investments to your certificate
minus              Any withdrawals, fees and applicable penalties
--------------------------------------------------------------------------------

Principal may change during a term as described in "Full and Partial
Withdrawals."

For example: Assume your initial investment (face amount) of $500,000 earned $7,500 of interest during the term. You have not taken any interest as cash or made any withdrawals. You have invested an additional $250,000 prior to the beginning of the next term. Your principal for the next term will equal:

          $500,000         Face amount (initial investment)
plus         7,500         Interest credited to your account
minus          (0)         Interest paid to you in cash
plus       250,000         Additional investment to your certificate
minus          (0)         Withdrawals and applicable penalties or fees
--------------------------------------------------------------------------------
          $757,500         Principal at the beginning of the next term
================================================================================

VALUE AT MATURITY

You may continue to invest for successive terms for up to a total of 20 years. Your certificate matures at 20 years from its issue date. At maturity, you will receive a distribution for the value of your certificate, which will be the total of your purchase price, plus additional investments and any credited interest not paid to you in cash, less any withdrawals and penalties. Some fees may apply as described in "How to Invest and Withdraw Funds."

--------------------------------------------------------------------------------
6p      AMERICAN EXPRESS INVESTORS CERTIFICATE

RECEIVING CASH DURING THE TERM

If you need your money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply.

Procedures for withdrawing money, as well as conditions under which penalties apply, are described in "How to Invest and Withdraw Funds."

INTEREST

Your investments earn interest from the date they are credited to your account. Interest is compounded and credited at the end of each certificate month (on the monthly anniversary of the issue date). Interest may be paid to you monthly in cash if you maintain a principal balance of at least $500,000.

The Issuer declares and guarantees a fixed rate of interest for each term during the life of your certificate. We calculate the amount of interest you earn each certificate month by:

o    applying the interest rate then in effect to your balance each day,

o    adding these daily amounts to get a monthly total, and

o subtracting interest accrued on any amount you withdraw during the certificate month.

Interest is calculated on a 30-day month and 360-day year basis.

This certificate may be available through other distributors or selling agents with different interest rates or related features and consequently with different returns. You may obtain information about other such distributors or selling agents by calling American Express Client Service Corporation (AECSC) in Minneapolis at the telephone numbers listed on the back cover.

PROMOTIONS AND PRICING FLEXIBILITY

The Issuer may sponsor or participate in promotions involving the certificate and its respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who purchase or use products or services offered by American Express Company, or its affiliates. These promotions will generally be for a specified period of time. We also may offer different rates based on your amount invested. These rates will be within a range described in "Rates for New Purchases."

--------------------------------------------------------------------------------
7p      AMERICAN EXPRESS INVESTORS CERTIFICATE

RATES FOR NEW PURCHASES

The Issuer has complete discretion to determine whether to accept an application and sell a certificate. When your application is accepted and we have received your initial investment, we will send you a confirmation of your purchase showing the rate that your investment will earn. The Issuer guarantees that the rate in effect for your initial term will be within a 100 basis point (1%) range tied to certain average interest rates for comparable length dollar deposits available on an interbank basis in the London market, and generally referred to as the London Interbank Offered Rates (LIBOR). For investments of $1 million or more, initial rates for specific terms are determined as follows:

1 month      Within a range of 70 basis points below to 30 basis points above the one-month LIBOR rate.
--------------------------------------------------------------------------------
2 months     Within a range of 70 basis points below to 30 basis points above the two-month LIBOR rate.
--------------------------------------------------------------------------------
3 months     Within a range of 70 basis points below to 30 basis points above the three-month LIBOR rate.
--------------------------------------------------------------------------------
6 months     Within a range of 70 basis points below to 30 basis points above the six-month LIBOR rate.
--------------------------------------------------------------------------------
12 months    Within a range of 70 basis points below to 30 basis points above the 12-month LIBOR rate.
--------------------------------------------------------------------------------
24 months    Within a range of 50 basis points below to 50 basis points above the 12-month LIBOR rate. (A 24-month LIBOR rate is not published.)
--------------------------------------------------------------------------------
36 months    Within a range of 50 basis points below to 50 basis points above the 12-month LIBOR rate. (A 36-month LIBOR rate is not published.)
--------------------------------------------------------------------------------

For investments from $500,000 to $999,999 initial rates for specific terms are determined as follows:

1 month      Within a range of 90 basis points below to 10 basis points above the one-month LIBOR rate.
--------------------------------------------------------------------------------
2 months     Within a range of 90 basis points below to 10 basis points above the two-month LIBOR rate.
--------------------------------------------------------------------------------
3 months     Within a range of 90 basis points below to 10 basis points above the three-month LIBOR rate.
--------------------------------------------------------------------------------
6 months     Within a range of 90 basis points below to 10 basis points above the six-month LIBOR rate.
--------------------------------------------------------------------------------
12 months    Within a range of 90 basis points below to 10 basis points above the 12-month LIBOR rate.
--------------------------------------------------------------------------------
24 months    Within a range of 70 basis points below to 30 basis points above the 12-month LIBOR rate. (A 24-month LIBOR rate is not published.)
--------------------------------------------------------------------------------
36 months    Within a range of 70 basis points below to 30 basis points above the 12-month LIBOR rate. (A 36-month LIBOR rate is not published.)
--------------------------------------------------------------------------------

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8p      AMERICAN EXPRESS INVESTORS CERTIFICATE

For investments from $250,000 to $499,999 initial rates for specific terms are determined as follows:

1 month      Within a range of 130 basis points below to 30 basis points below the one-month LIBOR rate.
--------------------------------------------------------------------------------
2 months     Within a range of 130 basis points below to 30 basis points below the two-month LIBOR rate.
--------------------------------------------------------------------------------
3 months     Within a range of 130 basis points below to 30 basis points below the three-month LIBOR rate.
--------------------------------------------------------------------------------
6 months     Within a range of 130 basis points below to 30 basis points below the six-month LIBOR rate.
--------------------------------------------------------------------------------
12 months    Within a range of 130 basis points below to 30 basis points below the 12-month LIBOR rate.
--------------------------------------------------------------------------------
24 months    Within a range of 110 basis points below to 10 basis points below the 12-month LIBOR rate. (A 24-month LIBOR rate is not published.)
--------------------------------------------------------------------------------
36 months    Within a range of 110 basis points below to 10 basis points below the 12-month LIBOR rate. (A 36-month LIBOR rate is not published.)
--------------------------------------------------------------------------------

For investments of $100,000 to $249,999, initial rates for specific terms are determined as follows:

1 month      Within a range of 210 basis points below to 110 basis points below the one-month LIBOR rate.
--------------------------------------------------------------------------------
2 months     Within a range of 210 basis points below to 110 basis points below the two-month LIBOR rate.
--------------------------------------------------------------------------------
3 months     Within a range of 210 basis points below to 110 basis points below the three-month LIBOR rate.
--------------------------------------------------------------------------------
6 months     Within a range of 210 basis points below to 110 basis points below the six-month LIBOR rate.
--------------------------------------------------------------------------------
12 months    Within a range of 210 basis points below to 110 basis points below the 12-month LIBOR rate.
--------------------------------------------------------------------------------
24 months    Within a range of 190 basis points below to 90 basis points below the 12-month LIBOR rate. (A 24-month LIBOR rate is not published.)
--------------------------------------------------------------------------------
36 months    Within a range of 190 basis points below to 90 basis points below the 12-month LIBOR rate. (A 36-month LIBOR rate is not published.)
--------------------------------------------------------------------------------

For example, if the LIBOR rate published on the date rates are determined with respect to a six-month deposit is 2.00%, the rate declared on a six-month American Express Investors Certificate greater than $500,000 but less than $1 million would be between 1.10% and 2.10%. If the LIBOR rate published for a given week with respect to 12-month certificates is 2.50%, the Issuer's rates in effect that week for the 24- and 36-month American Express Investors Certificates greater than $500,000 but less than $1 million would be between 1.80% and 2.80%. When your application is accepted, you will be sent a confirmation showing the rate that your investment will earn for the first term.

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9p      AMERICAN EXPRESS INVESTORS CERTIFICATE

LIBOR is the interbank-offered rates for dollar deposits at which major commercial banks will lend for specific terms in the London market. Generally, LIBOR rates quoted by major London banks will be the same. However, market conditions, including movements in the U.S. prime rate and the internal funding position of each bank, may result in minor differences in the rates offered by different banks. LIBOR is a generally accepted and widely quoted interest-rate benchmark. The average LIBOR rate used by the Issuer is published on the Chicago Mercantile Exchange Web site at www.cme.com.

Rates for new purchases are reviewed and may change daily. The guaranteed rate that is in effect for your chosen term on the day your application is accepted at the Issuer's corporate office in Minneapolis, Minnesota, U.S.A. will apply to your certificate. The interest rates printed in the front of this prospectus may or may not have changed on the date your application to invest is accepted. Rates for new purchases may vary depending on the amount you invest, but will always be within the 100 basis point range described above. You may obtain the current interest rates by calling your relationship manager or other selling agent representative.

In determining rates based on the amount of your investment, the Issuer may offer a rate based on your aggregate investment determined by totaling only the amounts invested in each certificate that has a current balance exceeding a specified level. The current balance considered in this calculation may be exclusive of interest. Part of the balance may be required to be invested in terms of a specified minimum length. The aggregate investment may be required to be for terms that average at least a specified minimum length. The certificates whose balances are aggregated must have identical ownership. The rate may be available only for a certificate whose current balance exceeds a specified level or that is offered through a specified distributor or selling agent.

Interest rates for the term you have selected will not change once the term has begun, unless a withdrawal reduces your account value to a point where we pay a lower interest rate, as described in "Full and Partial Withdrawals" under "How to Invest and Withdraw Funds."

RATES FOR FUTURE TERMS

Interest on your certificate for future terms may be greater or less than the rates you receive during your first term. In setting future interest rates for subsequent terms, a primary consideration will be the prevailing investment climate, including the LIBOR rates. Nevertheless, the Issuer has

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10p      AMERICAN EXPRESS INVESTORS CERTIFICATE
complete discretion as to what interest rates it will declare beyond the initial term. The Issuer will send you notice at the end of each term of the rate your certificate will earn for the new term. You have a 15-day grace period to withdraw your certificate without a withdrawal charge. If LIBOR is no longer publicly available or feasible to use, the Issuer may use another, similar index as a guide for setting rates.

ADDITIONAL INVESTMENTS


You may add to your investment when your term ends. If your new term is a one-month term, you may add to your investment on the first day of your new term (the renewal date) or the following business day if the renewal date is a non-business day. If your new term is greater than one month, you may add to your investment within the 15 days following the end of your term. A $25,000 minimum additional investment is required, payable in U.S. currency. Your confirmation will show the applicable rate. However, unless you receive prior approval from the Issuer, your investment may not bring the aggregate net investment of any one or more certificates held by you (excluding any interest added during the life of the certificate and less withdrawals) over $300 million. Additional investments of at least $25,000 may be made by bank wire.


The Issuer must receive your additional investment within the 15 days following the end of a certificate's current term (unless your new investment is a one-month term), if you wish to increase your principal investment as of the first day of the new term. Interest accrues from the first day of the new term or the day your additional investment is accepted by the Issuer, whichever is later, at the rate then in effect for your account. If your new term is a one-month term, your additional investment must be received by the end of the certificate's current term.

The interest rate for these additional investments is the rate then in effect for your account. If your additional investment increases the principal of your certificate so that your certificate's principal has exceeded a break point for a higher interest rate, the certificate will earn this higher interest rate for the remainder of the term, from the date the Issuer accepts the additional investment.

EARNING INTEREST

At the end of each certificate month, interest is compounded and credited to your account. A certificate month is the monthly anniversary of the issue date. Interest may be paid to you monthly in cash if you maintain a principal balance of at least $500,000.

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11p      AMERICAN EXPRESS INVESTORS CERTIFICATE

The amount of interest you earn each certificate month is determined by applying the interest rate then in effect to the daily balance of your certificate, and subtracting from that total the interest accrued on any amount withdrawn during the month. Interest is calculated on a 360-day year basis. This means interest is calculated on the basis of a 30-day month even though terms are determined on a calendar month.

How to Invest and Withdraw Funds

BUYING YOUR CERTIFICATE

This certificate is available only to clients who are neither citizens nor residents of the United States (or which are foreign corporations, partnerships, estates or trusts) and to U.S. trusts organized under the laws of any state in the United States, so long as the following are true in the case of such a U.S. trust:

o the trust is unconditionally revocable by the grantor or grantors (the person or persons who put the money into the trust);

o    there are no more than 10 grantors of the trust;

o    all the grantors are neither citizens nor residents of the United States;

o each grantor provides an appropriately certified Form W-8 (or approved substitute), as described under "Tax Treatment of Your Investment;"

o the trustee of the trust is a bank organized under the laws of the United States or any state in the United States; and

o    the trustee supplies AECC with appropriate tax documentation.

The certificate is available through offices located in Florida and New York. Your relationship manager or other selling agent representative will help you prepare your purchase application. The Issuer will process the application at our corporate offices in Minneapolis, MN, U.S.A. When your application is accepted and we have received your initial investment, we will send you a confirmation of your purchase, indicating your account number and applicable rate of interest for your first term, as described under "Rates for New Purchases." See "Purchase policies" below.

Important: When you open an account, you must provide a Form W-8 or approved substitute. See "Tax Treatment of Your Investment."

--------------------------------------------------------------------------------
12p      AMERICAN EXPRESS INVESTORS CERTIFICATE

Purchase policies

o You have 15 days from the date of purchase to cancel your investment without penalty by notifying your relationship manager or other selling agent representative, or by writing or calling AECSC at the address or phone number on the back cover of this prospectus. If you decide to cancel your certificate within this 15-day period, you will not earn any interest.

o The Issuer has complete discretion to determine whether to accept an application and sell a certificate.

HOW TO MAKE INVESTMENTS AT TERM END

By wire

If you have an established account, you may wire money to:

Wells Fargo Bank Minnesota, N.A.
Routing No. 091000019
Minneapolis, MN
Attn: Domestic Wire Dept.

Give these instructions: Credit American Express Account #0000029882 for personal account # (your account number) for (your name). Please be sure to include all 10 digits of the American Express account number, including the zeros.

If this information is not included, the order may be rejected and all money received less any costs AECC incurs will be returned promptly.

o    Minimum amount you may wire: $25,000

o Wire orders can be accepted only on days when your bank, American Express Financial Corporation (AEFC), AECC and Wells Fargo Bank Minnesota, N.A. are open for business.

o Purchases made by wire are accepted by AEFC only from banks located in the United States.

o Wire purchases are completed when wired payment is received and we accept the purchase.

o    Wire   investments  must  be  received  and  accepted  in  the  Minneapolis headquarters on a business day before 3 p.m. Central time to be credited that day. Otherwise your purchase will be processed the next business day.

o The Issuer, AEFC, its subsidiaries, your relationship manager, and other selling agents are not responsible for any delays that occur in wiring funds, including delays in processing by the bank.

o    You must pay any fee the bank charges for wiring.

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13p      AMERICAN EXPRESS INVESTORS CERTIFICATE

FULL AND PARTIAL WITHDRAWALS

You may receive all or part of your money at any  time. However:

o Full and partial withdrawals of principal are subject to penalties, described below.

o If you request a withdrawal or a series of withdrawals exceeding $50,000,000 in any 30-day period, the Issuer at its option may, prior to the maturity of any of these certificates, defer any payment or payments to the certificate owner for a period of not more than 30 days. If the Issuer exercises this option, interest will accrue on any such payment or payments, for the period of deferment, at a rate at least equal to that applicable to the last term of the certificate.

o Partial withdrawals during a term must be at least $10,000. You may not make a partial withdrawal if it would reduce your certificate balance to less than $100,000. If you request such a withdrawal, we will contact you for revised instructions.

o If a withdrawal reduces your account value to a point where we pay a lower interest rate, you will earn the lower rate from the date of the withdrawal.

o Because we credit interest on your certificate's monthly anniversary, withdrawals before the end of the certificate month will result in loss of interest on the amount withdrawn. You'll get the best result by timing a withdrawal at the end of the certificate month -- that is, on an interest crediting date.

o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

Penalties for early withdrawal during a term: When you request a full or partial withdrawal, we pay the amount you request:

o    first from interest credited during the current term,

o    then from the principal of your certificate.

Any withdrawals during a term exceeding the interest credited are deducted from the principal and are used in determining any withdrawal charges. However, the 2% penalty is waived upon the death of the certificate owner. When this certificate is owned by a revocable trust, this penalty also is waived upon death of any grantor of the revocable trust.

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14p      AMERICAN EXPRESS INVESTORS CERTIFICATE

Withdrawal penalties: When a penalty applies, a 2% withdrawal penalty will be deducted from the account's remaining balance.

For example, assume you invest $1 million in a certificate and select a six-month term. Four months later assume you have earned $20,000 in interest. The following demonstrates how the withdrawal charge is deducted:

When you withdraw a specific amount of money in excess of the interest credited, the Issuer has to withdraw somewhat more from your account to cover the withdrawal charge. For instance, suppose you request a $100,000 check on a $1 million investment. The first $20,000 paid to you is interest earned that term, and the remaining $80,000 paid to you is principal. The Issuer would send you a check for $100,000 and deduct a withdrawal charge of $1,600 (2% of $80,000) from the remaining balance of your certificate. Your new balance would be $918,400.

Total investments                             $1,000,000
Interest credited                                 20,000
----------------------------------------------------------
Total balance                                 $1,020,000
Requested check                                  100,000
Credited interest withdrawn                      (20,000)
Withdrawal charge percent                             2%
Actual withdrawal charge                           1,600
Balance prior to withdrawal                    1,020,000
Requested withdrawal check                      (100,000)
Withdrawal charge                                 (1,600)
----------------------------------------------------------
Total balance after withdrawal                $  918,400
==========================================================

Additionally, if you make a withdrawal during a certificate month, you will not earn interest for the month on the amount withdrawn.

Penalty exceptions: The 2% penalty is waived upon death of the certificate owner.

For more information on withdrawal charges, talk with your relationship manager or other selling agent representative.

WHEN YOUR CERTIFICATE TERM ENDS

On or shortly after the end of the term you have selected for your certificate, the Issuer will send you a notice indicating the interest rate that will apply to the certificate for the new term. When your certificate term ends, the Issuer will automatically renew your certificate for the same term unless you notify your relationship manager or other selling agent representative otherwise. If you wish to select a different term, you must notify your representative in writing before the end of the grace period. You will not be allowed to select a term that would carry the certificate past its maturity date.

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15p      AMERICAN EXPRESS INVESTORS CERTIFICATE

The interest rates that will apply to your new term will be those in effect on the day the new term begins. We will send you a confirmation showing the rate of interest that will apply to the new term you have selected. This rate of interest will not be changed during that term.

If you want to withdraw your certificate without a withdrawal charge, you must notify us within 15 calendar days following the end of a term.

For most terms, you may also add to your investment within the 15 calendar days following the end of your term. See "Additional Investments" under "About the Certificate."

Other full and partial withdrawal policies

o If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before the Issuer mails a check to you. We may mail a check earlier if the bank provides evidence that your check has cleared.

o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

o Any payments to you may be delayed under applicable rules, regulations or orders of the Securities and Exchange Commission (SEC).

TRANSFERS TO OTHER ACCOUNTS

You may transfer part or all of your certificate to other American Express Certificates available through your relationship manager.

TRANSFER OF OWNERSHIP

While this certificate is not a negotiable instrument, it may be transferred or assigned on the Issuer's records if proper written notice is received by the Issuer. Ownership may be assigned or transferred to individuals or an entity who, for U.S. tax purposes, is considered to be neither a citizen nor resident of the United States. You may also pledge the certificate to an American Express Company affiliate or to another selling agent as collateral security. Your relationship manager or other selling agent representative can help you transfer ownership.

FOR MORE INFORMATION

For information on purchases, withdrawals, exchanges, transfers of ownership, proper instructions and other service questions regarding your certificate, please consult

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16p      AMERICAN EXPRESS INVESTORS CERTIFICATE
your relationship manager or other selling agent representative, or call the Issuer's client service number in Minneapolis, Minnesota, listed on the back cover.

GIVING INSTRUCTIONS AND WRITTEN NOTIFICATION

Your relationship manager or other selling agent representative will handle instructions concerning your account. Written instructions may be provided to either your representative's office or directly to the Issuer.

Proper written notice to your relationship manager or other selling agent representative or the Issuer must:

o be addressed to your relationship manager or other selling agent office or the Issuer's corporate office, in which case it must identify your relationship manager or other selling agent office,

o include your account number and sufficient information for the Issuer to carry out your request, and

o    be signed and dated by all registered owners.

The Issuer will acknowledge your written instructions. If your instructions are incomplete or unclear, you will be contacted for revised instructions.

In the absence of any other written mandate or instructions you have provided to your relationship manager or other selling agent, you may elect in writing, on your initial or any subsequent purchase application, to authorize your relationship manager or other selling agent to act upon the sole verbal instructions of any one of the named owners, and in turn to instruct the Issuer with regard to any and all actions in connection with the certificate referenced in the application as it may be modified from time to time by term changes, renewals, additions or withdrawals. The individual providing verbal instructions must be a named owner of the certificate involved. In providing such authorization you agree that the Issuer, its transfer agent, your relationship manager and other selling agents will not be liable for any loss, liability, cost or expense arising in connection with implementing such instructions, reasonably believed by the Issuer, your relationship manager or other selling agent, or their representatives, to be genuine. You may revoke such authority at any time by providing proper written notice to your relationship manager or other selling agent office.

All amounts payable to or by the Issuer in connection with this certificate are payable at the Issuer's corporate office unless you are advised otherwise.

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17p      AMERICAN EXPRESS INVESTORS CERTIFICATE

PURCHASES BY BANK WIRE

You may wish to lock in a specific interest rate by using a bank wire to purchase a certificate. Your representative can instruct you about how to use this procedure. Using this procedure will allow you to start earning interest at the earliest possible time. The minimum that may be wired to purchase a new certificate is $100,000.

Wire orders will be accepted only in U.S. currency and only on days your bank, the Issuer and Wells Fargo Bank Minnesota, N.A. are open for business. The payment must be received by the Issuer before 3 p.m. Central U.S.A. time to be credited that day. Otherwise, it will be processed the next business day. The wire purchase will not be made until the wired amount is received and the purchase is accepted by the Issuer. Wire transfers not originating from your relationship manager's office or another selling agent are accepted by AECC's corporate office only when originating from banks located in the United States of America. Any delays that may occur in wiring the funds, including delays in processing by the banks, are not the responsibility of the Issuer. Wire orders may be rejected if they do not contain complete information.

While the Issuer does not charge a service fee for incoming wires, you must pay any charge assessed by your bank for the wire service. If a wire order is rejected, all money received will be returned promptly less any costs incurred in rejecting it.

Tax Treatment of Your Investment

The U.S. Internal Revenue Service (IRS) has issued nonresident alien regulations that significantly change the withholding and reporting rules on foreign accounts. The IRS requires that nonresident alien investors certifying non-U.S. status and, if applicable, treaty eligibility, complete one of the Forms W-8.

Interest on your certificate is "portfolio interest" as defined in U.S. Internal Revenue Code Section 871(h) if earned by a nonresident alien. Even though your interest income is not taxed by the U.S. government, it will be reported at year end to you and to the U.S. government on a Form 1042-S, Foreign Person's U.S. Source Income Subject to Withholding. The United States participates in various tax treaties with foreign countries, which provide for sharing of tax information between the United States and such foreign countries.

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18p      AMERICAN EXPRESS INVESTORS CERTIFICATE

Interest paid on your certificate is "portfolio interest" as defined in U.S. Internal Revenue Code Section 871(h) if earned by a nonresident alien who has supplied the Issuer with one of the Forms W-8. Form W-8 must be supplied with a permanent residence address and a current mailing address, if different. (Form W-8BEN must be signed and dated by the beneficial owner, an authorized representative or officer of the beneficial owner or an agent acting under and providing us with a duly authorized power of attorney.) The Issuer will not accept purchases of certificates by nonresident aliens without an appropriately certified Form W-8 (or approved substitute). If you have supplied a Form W-8 that certifies that you are a nonresident alien, the interest income will be reported at year end to you and to the U.S. government on a Form 1042-S, Foreign Person's U.S. Source Income Subject to Withholding.

To help you determine the form that is appropriate for you, please note the following description of the Forms W-8:

Form W-8BEN

(Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding)

This form should be completed by any foreign persons or organizations, if they are the beneficial owner of the income, whether or not they are claiming a reduced rate of, or exemption from, withholding. (Foreign persons or organizations also may be required to fill out one of the other forms that follow in lieu of the W-8BEN.)

Form W-8ECI

(Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States)

This form should be completed by any foreign person or organization if they claim that the income is effectively connected with the conduct of a trade or business within the United States.

Form W-8EXP

(Certificate of Foreign Government or Other Foreign Organization for United States Tax Withholding)

This form should be completed by any foreign government, international organization, foreign central bank of issue, foreign tax-exempt organization, foreign private foundation or government of a U.S. possession.

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19p      AMERICAN EXPRESS INVESTORS CERTIFICATE

Form W-8IMY

(Certificate of Foreign Intermediary, Foreign Flow-Through Entity or Certain U.S. Branches for United States Tax Withholding)

This form should be completed by an intermediary acting as custodian, broker, nominee, trustee or executor, or other type of agent for another person.

The Form W-8 must be resupplied every four calendar years, up from three years with the prior form.


Joint ownership: If the account is owned jointly with one or more persons, each owner must provide a Form W-8. If the Issuer receives a Form W-9 from any of the joint owners, payment will be treated as made to a U.S. person.

Withholding taxes: If you fail to provide us with a complete Form W-8 as required above, you will be subject to 28% backup withholding on interest payments and withdrawals from certificates.

Transfers on death: If you are a nonresident alien and you die while owning a certificate, then, depending on the circumstances, the Issuer generally will not act on instructions with regard to the certificate unless the Issuer first receives, at a minimum, a statement from persons the Issuer believes are knowledgeable about your estate. The statement must be satisfactory to the Issuer and must tell us that, on your date of death, your estate did not include any property in the United States for U.S. estate tax purposes. In other cases, we generally will not take action regarding your certificate until we receive a transfer certificate from the IRS or evidence satisfactory to the Issuer that the estate is being administered by an executor or administrator appointed, qualified and acting within the United States. In general, a transfer certificate requires the opening of an estate in the United States and provides assurance that the IRS will not claim your certificate to satisfy estate taxes.


Trusts: If the investor is a trust described in "Buying Your Certificate" under "How to Invest and Withdraw Funds," the policies and procedures described above will apply with regard to each grantor who is a nonresident alien. Also, foreign trusts must apply for a permanent U.S. individual tax identification number
(ITIN) or an employer identification number, as appropriate for the trust.

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20p      AMERICAN EXPRESS INVESTORS CERTIFICATE

Important: The information in this prospectus is a brief and selective summary of certain federal tax rules that apply to this certificate and is based on current law and practice. Tax matters are highly individual and complex. Investors should consult a qualified tax advisor about their own position.

How Your Money Is Used  and Protected

INVESTED AND GUARANTEED BY THE ISSUER


The Issuer, a wholly owned subsidiary of AEFC, issues and guarantees the American Express Investors Certificate. We are by far the largest issuer of face-amount certificates in the United States, with total assets of more than $5.2 billion and a net worth in excess of $323 million on Dec. 31, 2003.


We back our certificates by investing the money received and keeping the invested assets on deposit. Our investments generate interest and dividends, out of which we pay:

o    interest to certificate owners,

o and various expenses, including taxes, fees to AEFC for advisory and other services, distribution fees to American Express Financial Advisors Inc., selling agent fees to selling agents, and transfer agent fees to AECSC.

For a review of significant events relating to our business, see "Management's Discussion and Analysis of Financial Condition and Results of Operations." No national rating agency rates our certificates.

Most banks and thrifts offer investments known as CDs that are similar to our certificates in many ways. Early withdrawals of bank CDs often result in penalties. Banks and thrifts generally have federal deposit insurance for their deposits and lend much of the money deposited to individuals, businesses and other enterprises. Other financial institutions and some insurance companies may offer investments with comparable combinations of safety and return on investment.

REGULATED BY GOVERNMENT

Because the American Express Investors Certificate is a security, its offer and sale are subject to regulation under federal and state securities laws. (The American Express Investors Certificate is a face-amount certificate. It is not a bank product, an equity investment, a form of life insurance or an investment trust.)

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21p      AMERICAN EXPRESS INVESTORS CERTIFICATE

The federal Investment Company Act of 1940 requires us to keep investments on deposit in a segregated custodial account to protect all of our outstanding certificates. These investments back the entire value of your certificate account. Their amortized cost must exceed the required carrying value of the outstanding certificates by at least $250,000. As of Dec. 31, 2003, the amortized cost of these investments exceeded the required carrying value of our outstanding certificates by more than $142.2 million. The law requires us to use amortized cost for these regulatory purposes. Among other things, the law permits Minnesota statutes to govern qualified assets of AECC as described in
Note 2 to the financial statements. In general, amortized cost is determined by systematically increasing the carrying value of a security if acquired at a discount, or reducing the carrying value if acquired at a premium, so that the carrying value is equal to maturity value on the maturity date.


AECC has agreed with the SEC to maintain capital and surplus equal to 5% of outstanding liabilities on certificates (not including loans made on certificates in accordance with terms of some certificates that no longer are offered by AECC). AECC also has entered into a written informal understanding with the Minnesota Commerce Department that AECC will maintain capital equal to 5% of the assets of AECC (less any loans on outstanding certificates). When computing its capital for these purposes, AECC values its assets on the basis of statutory accounting for insurance companies rather than generally accepted accounting principles.

BACKED BY OUR INVESTMENTS


The Issuer's investments are varied and of high quality. This was the composition of our portfolio as of Dec. 31, 2003:

Type of investment                   Net amount invested
Government agency bonds                      53%
Corporate and other bonds                    34
Mortgage loans and other loans               10
Cash and cash equivalents                     1
Preferred stocks                              1
Structured investments                        1

As of Dec. 31, 2003 about 96% of our securities portfolio (including bonds and preferred stocks) is rated investment grade. For additional information regarding securities ratings, please refer to Note 3 to the financial statements.


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22p      AMERICAN EXPRESS INVESTORS CERTIFICATE

Most of our investments are on deposit with American Express Trust Company, Minneapolis, Minnesota although we also maintain separate deposits as required by certain states. American Express Trust Company is a wholly owned subsidiary of AEFC. Copies of our Dec. 31, 2003 schedule of Investments in Securities of Unaffiliated Issuers are available upon request. For comments regarding the valuation, carrying values and unrealized appreciation (depreciation) of investment securities, see Notes 1, 2 and 3 to the financial statements.


INVESTMENT POLICIES

In deciding how to diversify the portfolio -- among what types of investments in what amounts -- the officers and directors of AECC use their best judgment, subject to applicable law. The following policies currently govern our investment decisions:

Debt securities

Most of our investments are in debt securities as referenced in the table in "Backed by Our Investments" under "How Your Money is Used and Protected."

The price of bonds generally falls as interest rates increase, and rises as interest rates decrease. The price of a bond also fluctuates if its credit rating is upgraded or downgraded. The price of bonds below investment grade may react more to whether a company can pay interest and principal when due than to changes in interest rates. They have greater price fluctuations, are more likely to experience a default, and sometimes are referred to as junk bonds. Reduced market liquidity for these bonds may occasionally make it more difficult to value them. In valuing bonds, AECC relies both on independent rating agencies and the investment manager's credit analysis. Under normal circumstances, at least 85% of the securities in AECC's portfolio will be rated investment grade, or in the opinion of AECC's investment advisor will be the equivalent of investment grade. Under normal circumstances, AECC will not purchase any security rated below B- by Moody's Investors Service, Inc. or Standard & Poor's. Securities that are subsequently downgraded in quality may continue to be held by AECC and will be sold only when AECC believes it is advantageous to do so.


As of Dec. 31, 2003, AECC held about 4% of its investment portfolio (including bonds, preferred stocks and mortgages) in investments rated below investment grade.


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23p      AMERICAN EXPRESS INVESTORS CERTIFICATE

Purchasing securities on margin

We will not purchase any securities on margin or participate on a joint basis or a joint-and-several basis in any trading account in securities.

Commodities

We have not and do not intend to purchase or sell commodities or commodity contracts except to the extent that transactions described in "Financial transactions including hedges" in this section may be considered commodity contracts.

Underwriting

We do not intend to engage in the public distribution of securities issued by others. However, if we purchase unregistered securities and later resell them, we may be considered an underwriter (selling securities for others) under federal securities laws.

Borrowing money

From time to time we have established a line of credit with banks if management believed borrowing was necessary or desirable. We may pledge some of our assets as security. We may occasionally use repurchase agreements as a way to borrow money. Under these agreements, we sell debt securities to our lender, and repurchase them at the sales price plus an agreed-upon interest rate within a specified period of time. There is no limit on the extent to which we may borrow money, except that borrowing must be through the sale of certificates, or must be short-term and not a public offering and not intended to be publicly offered.

Real estate

We may invest in limited partnership interests in limited partnerships that either directly, or indirectly through other limited partnerships, invest in real estate. We may invest directly in real estate. We also invest in mortgage loans secured by real estate. We expect that equity investments in real estate, either directly or through a subsidiary of AECC, will be less than 5% of AECC's assets.

Lending securities

We may lend some of our securities to broker-dealers and receive cash equal to the market value of the securities as collateral. We invest this cash in short-term securities. If the market value of the securities goes up, the borrower pays us additional cash. During the course of the loan, the

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24p      AMERICAN EXPRESS INVESTORS CERTIFICATE
borrower makes cash payments to us equal to all interest, dividends and other distributions paid on the loaned securities. We will try to vote these securities if a major event affecting our investment is under consideration. We expect that outstanding securities loans will not exceed 10% of our assets.

When-issued securities

Some of our investments in debt securities and loans originated by banks or investment banks are purchased on a when-issued or similar basis. It may take as long as 45 days or more before these investments are available for sale, issued and delivered to us. We generally do not pay for these investments or start earning on them until delivery. We have established procedures to ensure that sufficient cash is available to meet when-issued commitments. AECC's ability to invest in when-issued investments is not limited except by its ability to set aside cash or high quality investments to meet when-issued commitments. When-issued investments are subject to market fluctuations and they may affect AECC's investment portfolio the same as owned securities.

Financial transactions including hedges

We buy or sell various types of options contracts for hedging purposes or as a trading technique to facilitate securities purchases or sales. We may buy interest rate caps for hedging purposes. These pay us a return if interest rates rise above a specified level. If interest rates do not rise above a specified level, the interest rate caps do not pay us a return. AECC may enter into other financial transactions, including futures and other derivatives, for the purpose of managing the interest rate exposures associated with AECC's assets or liabilities. Derivatives are financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, security or index. A small change in the value of the underlying asset, security or index may cause a sizable gain or loss in the fair value of the derivative. There is no limit on AECC's ability to enter into financial transactions to manage the interest rate risk associated with AECC's assets and liabilities, but AECC does not foresee a likelihood that it will be feasible to hedge most or all of its assets or liabilities. We do not use derivatives for speculative purposes.

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25p      AMERICAN EXPRESS INVESTORS CERTIFICATE

Illiquid securities

A security is illiquid if it cannot be sold in the normal course of business within seven days at approximately its current market value. Some investments cannot be resold to the U.S. public because of their terms or government regulations. All securities, however, can be sold in private sales, and many may be sold to other institutions and qualified buyers or on foreign markets. AECC's investment advisor will follow guidelines established by the board of directors and consider relevant factors such as the nature of the security and the number of likely buyers when determining whether a security is illiquid. No more than 15% of AECC's investment portfolio will be held in securities that are illiquid. In valuing its investment portfolio to determine this 15% limit, AECC will use statutory accounting under an SEC order. This means that, for this purpose, the portfolio will be valued in accordance with applicable Minnesota law governing investments of life insurance companies, rather than generally accepted accounting principles.

Restrictions

There are no restrictions on concentration of investments in any particular industry or group of industries or on rates of portfolio turnover.

How Your Money Is Managed

RELATIONSHIP BETWEEN THE ISSUER  AND AMERICAN EXPRESS FINANCIAL CORPORATION

The Issuer was originally organized as Investors Syndicate of America, Inc., a Minnesota corporation, on Oct. 15, 1940, and began business as an issuer of face amount investment certificates on Jan. 1, 1941. The company became a Delaware corporation on Dec. 31, 1977, changed its name to IDS Certificate Company on April 2, 1984, and to American Express Certificate Company on April 26, 2000.

The Issuer files reports on Form 10-K and 10-Q with the SEC. The public may read and copy materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

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26p      AMERICAN EXPRESS INVESTORS CERTIFICATE

Before the Issuer was created, AEFC (formerly known as IDS Financial Corporation), our parent company, had issued similar certificates since 1894. As of Jan. 1, 1995, IDS Financial Corporation changed its name to AEFC. The Issuer and AEFC have never failed to meet their certificate payments.

During its many years in operation, AEFC has become a leading manager of investments in mortgages and securities. American Express Financial Advisors' financial planning services are comprehensive, beginning with a detailed written analysis that's tailored to your needs. Your analysis may address one or all of these six essential areas: financial position, protection planning, investment planning, income tax planning, retirement planning and estate planning.

AEFC itself is a wholly owned subsidiary of American Express Company, a financial services company with executive offices at American Express Tower, World Financial Center, New York, NY 10285. American Express Company is a financial services company engaged through subsidiaries in other businesses including:

o travel related services (including American Express(R) Card and operations through American Express Travel Related Services Company, Inc. and its subsidiaries); and

o international banking services (through American Express Bank Ltd. and its subsidiaries including American Express Bank International) and Travelers Cheque and related services.

CAPITAL STRUCTURE AND  CERTIFICATES ISSUED

The Issuer has authorized, has issued and has outstanding 150,000 shares of common stock, par value of $10 per share. AEFC owns all of the outstanding shares.


As of the fiscal year ended Dec. 31, 2003, the Issuer had issued (in face amount) $772,079,620 of installment certificates and $2,468,179,643 of single payment certificates. As of Dec. 31, 2003, the Issuer had issued (in face amount) $14,940,140,606 of installment certificates and $27,649,838,539 of single payment certificates since its inception in 1941.


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27p      AMERICAN EXPRESS INVESTORS CERTIFICATE

INVESTMENT MANAGEMENT AND SERVICES

Under an Investment Advisory and Services Agreement, AEFC acts as our investment advisor and is responsible for:

o    providing investment research,

o    making specific investment recommendations,

o and executing purchase and sale orders according to our policy of obtaining the best price and execution.

All these activities are subject to direction and control by our board of directors and officers. Our agreement with AEFC requires annual renewal by our board, including a majority of directors who are not interested persons of AEFC or the Issuer as defined in the federal Investment Company Act of 1940.

For its services, we pay AEFC a monthly fee, equal on an annual basis to a percentage of the total book value of certain assets (included assets).

Advisory and services fee computation

Included assets             Percentage of total book value
First $250 million                         0.750%
Next $250 million                          0.650
Next $250 million                          0.550
Next $250 million                          0.500
Any amount over $1 billion                 0.107

Included assets are all assets of the Issuer except mortgage loans, real estate, and any other asset on which we pay an outside advisory or service fee. The fee paid to AEFC for managing and servicing bank loans is 0.35%.

Advisory and services fee for the past three years


                                           Percentage of
Year                Total fees            included assets
2003              $10,436,023                  23%
2002                9,979,742                  23
2001                9,248,275                  24

Estimated advisory and services fees for 2004 are $10,533,000.


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28p      AMERICAN EXPRESS INVESTORS CERTIFICATE

Other expenses payable by the Issuer: The Investment Advisory and Services Agreement provides that we will pay:

o    costs incurred by us in connection with real estate and mortgages;

o    taxes;

o    depository and custodian fees;

o    brokerage commissions;

o fees and expenses for services not covered by other agreements and provided to us at our request, or by requirement, by attorneys, auditors, examiners and professional consultants who are not officers or employees of AEFC;

o fees and expenses of our directors who are not officers or employees of AEFC;

o provision for certificate reserves (interest accrued on certificate owner accounts); and

o    expenses of customer settlements not attributable to sales function.

DISTRIBUTION

Under a Distribution Agreement with American Express Financial Advisors Inc., the Issuer pays an annualized fee equal to 1% of the amount outstanding for the distribution of this certificate. Payments are made at the end of each term on certificates with a one-, two- or three-month term. Payments are made each quarter from issuance date on certificates with a six-, 12-, 24- or 36-month term.


Total distribution fees paid to American Express Financial Advisors Inc. for all series of certificates amounted to $30,209,889 during the year ended Dec. 31, 2003. The Issuer expects to pay American Express Financial Advisors Inc. distribution fees amounting to $27,725,000 during 2004.


See Note 1 to financial statements regarding deferral of distribution fee expense.

American Express Financial Advisors Inc. pays selling expenses in connection with services to the Issuer. The Issuer's board of directors, including a majority of directors who are not interested persons of AEFC or AECC, approved this distribution agreement.

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29p      AMERICAN EXPRESS INVESTORS CERTIFICATE

SELLING AGENT AGREEMENT  AMERICAN EXPRESS BANK INTERNATIONAL

Under a Selling Agent Agreement with American Express Bank International (AEBI), American Express Financial Advisors Inc. compensates AEBI for its services as selling agent of this certificate as follows:

AEBI is paid an annualized fee ranging from 0.50% to 1.25% of the reserve balance of each certificate, depending on the amount outstanding for each such certificate, with this exception: the fee will be 0.40% of the reserve balance of each certificate with an amount outstanding of $1 million or more when:

o    the  aggregate  reserve  balance  for  that  certificate,   and  any  other
     certificate with identical ownership and an amount outstanding of $1 million or more, is at least $20 million;

o the aggregate reserve balance is invested for terms that average at least six months; and

o at least $5 million of this aggregate reserve balance is invested for a term of 12 months or longer.

American Express Financial Advisors Inc. has entered into a consulting agreement with AEBI under which AEBI provides consulting services related to any selling agent agreements between American Express Financial Advisors Inc. and other Edge Act corporations. For these services, American Express Financial Advisors Inc. pays AEBI a fee for this certificate ranging from 0.075% to 0.12% of the reserve balance of each certificate, depending on the amount outstanding for each certificate for which another Edge Act corporation is the selling agent.

Such payments will be made periodically in arrears.

These fees are not assessed to your certificate account.

AEBI is an Edge Act corporation organized under the provisions of Section 25(a) of the Federal Reserve Act. It is a wholly owned subsidiary of American Express Bank Ltd. (AEBL). As an Edge Act corporation, AEBI is subject to the provisions of Section 25(a) of the Federal Reserve Act and Regulation K of the Board of Governors of the Federal Reserve System (the Federal Reserve). It is supervised and regulated by the Federal Reserve.

AEBI has an extensive international high net-worth client base that is serviced by a marketing staff in New York and Florida. The banking and financial products offered by AEBI include checking, money market and time deposits, credit services, check collection services, foreign exchange, funds transfer, investment advisory services and securities brokerage services. As of Dec. 31, 2003, AEBI had total assets of $969 million and total equity of $155 million.


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30p      AMERICAN EXPRESS INVESTORS CERTIFICATE

Although AEBI is a banking entity, the American Express Investors Certificate is not a bank product, nor is it backed or guaranteed by AEBI, by AEBL, or by any other bank, nor is it guaranteed or insured by the FDIC or any other federal agency. AEBI is registered where necessary as a securities broker-dealer.


OTHER SELLING AGENTS

This certificate may be sold through selling agents, under arrangements with American Express Financial Advisors Inc. at commissions of up to:

o    0.90% of the initial investment on the first day of the certificate's term;
     and

o 0.90% of the certificate's reserve at the beginning of each subsequent term.

This fee is not assessed to your certificate account.

In addition, AECC may pay distributors, and American Express Financial Advisors Inc. may pay selling agents, additional compensation for selling and distribution activities under certain circumstances. From time to time, AECC or American Express Financial Advisors Inc. may pay or permit other promotional incentives, in cash or credit or other compensation.

TRANSFER AGENT

Under a Transfer Agency Agreement, AECSC, a wholly owned subsidiary of AEFC, maintains certificate owner accounts and records. AECC pays AECSC a monthly fee of one-twelfth of $10.353 per certificate owner account for this service.

EMPLOYMENT OF OTHER  AMERICAN EXPRESS AFFILIATES

AEFC may employ an affiliate of American Express Company as executing broker for our portfolio transactions only if:

o we receive prices and executions at least as favorable as those offered by qualified independent brokers performing similar services;

o the affiliate charges us commissions consistent with those charged to comparable unaffiliated customers for similar transactions; and

o the affiliate's employment is consistent with the terms of federal securities laws.

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31p      AMERICAN EXPRESS INVESTORS CERTIFICATE

DIRECTORS AND OFFICERS

The Issuer's sole shareholder, AEFC, elects the board of directors that oversees the Issuer's operations. The board annually elects the directors, chairman, president and controller for a term of one year. The president appoints the other executive officers.


We paid a total of $72,289 during 2003 to directors not employed by AEFC.

Independent Board Members*
-------------------------------------- ----------------------------------
Name,                                  Karen M. Bohn
address,                               6620 Iroquois Trail
age                                    Edina, MN 55439
                                       Born in 1953

Position held with Registrant and      Board member since 2002
length of service

Principal occupations  during past     President & CEO, Galeo Group
five years                             LLC; Independent business
                                       consultant

Other directorships                    Alerus Financial Corp.,
                                       Ottertail Corporation,  American
                                       Express Bank, FSB

Committee memberships                  Audit
-------------------------------------- ----------------------------------
Name,  address,  age                   Rodney P. Burwell
                                       7901 Xerxes Avenue South,
                                       Suite 201
                                       Bloomington, MN 55431
                                       Born in 1939

Position held with Registrant and      Board member since 1999
length of service

Principal occupations  during past     Chairman, Xerxes Corporation
five years                             (fiberglass storage tanks)

Other directorships                    TCF Financial

Committee memberships                  Audit, Dividend
-------------------------------------- ----------------------------------
Name,                                  Jean B. Keffeler
address,                               P.O. Box 1377
age                                    Livingston, MT 59047
                                       Born in 1945

Position held with Registrant and      Board member since 1999
length of service

Principal occupations  during past     Retired business executive
five years

Other directorships

Committee memberships                  Audit
-------------------------------------- ----------------------------------

* Mr. Burwell, Ms. Keffeler and Mr. McBurney also serve as directors of IDS Life Series Fund, Inc., IDS Life Insurance Company of New York and American Centurion Life Assurance Company which are indirectly controlled by AEFC.



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32p      AMERICAN EXPRESS INVESTORS CERTIFICATE

-------------------------------------- ----------------------------------
Name,                                  Thomas R. McBurney
address,                               4900 IDS Center
age                                    80 South Eighth Street
                                       Minneapolis, MN 55402
                                       Born in 1938

Position held with Registrant and      Board member since 1999
length of service

Principal occupations  during past     President, McBurney Management
five years                             Advisors

Other directorships                    The Valspar Corporation (paints)

Committee memberships                  Audit, Dividend
-------------------------------------- ----------------------------------

Board Members Affiliated with the Issuer**
-------------------------------------- ----------------------------------
Name,                                  Kent M. Bergene
address,                               435 AXP Financial Center
age                                    Minneapolis, MN 55474
                                       Born in 1958

Position held with Registrant and      Board member since 2001
length of service

Principal occupations  during past     Vice President - Products Group
five years                             of AEFC, since 2001; Director -
                                       Variable Annuity Products,
                                       1998-2001

Other directorships

Committee memberships
-------------------------------------- ----------------------------------
Name,                                  Walter S. Berman
address,                               50115 AXP Financial Center
age                                    Minneapolis, MN 55474
                                       Born in 1942

Position held with Registrant and      Board member since March 2002
length of service                      and  Treasurer since 2003

Principal occupations  during past     Executive Vice President and
five years                             Corporate Treasurer - American
                                       Express Company (AMEX) since 2002; Chief
                                       Financial Officer - AEFA since 2001;
                                       Various senior financial positions,
                                       including Treasurer of IBM, at other
                                       companies from 1996 to 2001

Other directorships

Committee memberships
-------------------------------------- ----------------------------------


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33p      AMERICAN EXPRESS INVESTORS CERTIFICATE

-------------------------------------- ----------------------------------
Name,                                  Paula R. Meyer
address,                               596 AXP Financial Center
age                                    Minneapolis, MN 55474
                                       Born in 1954

Position held with Registrant and      Board member and President since
length of service                      1998

Principal occupations  during past     Senior Vice President and
five years                             General Manager - Mutual Funds,
                                       AEFC, since 2002;  Vice
                                       President and Managing Director
                                       -  American Express Funds, AEFC,
                                       2000-2002; Vice President, AEFC,
                                       1998-2000

Other directorships

Committee memberships                  Dividend, Investment
-------------------------------------- ----------------------------------

** Interested person by reason of being an officer, director and/or employee of AEFC.

Executive Officers
-------------------------------------- ----------------------------------
Name,                                  Paula R. Meyer
address,                               596 AXP Financial Center
age                                    Minneapolis, MN 55474
                                       Born in 1954

Position held with Registrant and      Board member and President since
length of service                      1998

Principal occupations  during past     Senior Vice President and
five years                             General Manager - Mutual Funds,
                                       AEFC, since 2002; Vice President
                                       and Managing Director -
                                       American Express Funds, AEFC,
                                       2000-2002; Vice President, AEFC,
                                       1998-2000

Other directorships

Committee memberships                  Dividend, Investment
-------------------------------------- ----------------------------------
Name,                                  Brian J. McGrane
address,                               807 AXP Financial Center
age                                    Minneapolis, MN 55474
                                       Born in 1971

Position held with Registrant and      Vice President and Chief
length of service                      Financial Officer  since 2003

Principal occupations  during past     Vice President - Lead Financial
five years                             Officer - Asset Management
                                       Businesses, AEFC, since 2003; Vice
                                       President - Lead Financial Officer -
                                       Institutional and Brokerage, AEFC,
                                       2002-2003; Vice President - Lead
                                       Financial Officer - US Brokerage, AEFC,
                                       2001-2002; Director, Financial Standards and Accounting Policy - AEFC, 1999-2001

Other directorships

Committee memberships
-------------------------------------- ----------------------------------


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34p      AMERICAN EXPRESS INVESTORS CERTIFICATE

-------------------------------------- ----------------------------------
Name,                                  Jeryl A. Millner
address,                               50807 AXP Financial Center
age                                    Minneapolis, MN 55474
                                       Born in 1959

Position held with Registrant and      Vice President and Controller
length of service                      since 2003

Principal occupations  during past     Vice President and Lead
five years                             Financial Officer, Insurance,
                                       Annuities and Certificates of
                                       AEFC, since 2003; ING Group,
                                       Second Vice President,
                                       Controller - U.S. Life Group,
                                       2000-2002; ReliaStar Financial
                                       Corp., Second Vice President,
                                       Controller - ReliaStar Life and
                                       Annuity, 1999-2000; ReliaStar
                                       Financial Corp., Vice President,
                                       Chief Financial Officer and
                                       Treasurer - Northern Life Ins.
                                       Co., 1998-1999

Other directorships

Committee memberships
-------------------------------------- ----------------------------------
Name,                                  Walter S. Berman
address,                               50115 AXP Financial Center
age                                    Minneapolis, MN 55474
                                       Born in 1942

Position held with Registrant and      Board member since March 2002
length of service                      and  Treasurer since 2003

Principal occupations  during past     Executive Vice President and
five years                             Corporate Treasurer - American
                                       Express Company (AMEX) since 2002; Chief
                                       Financial Officer - AEFA since 2001;
                                       Various senior financial positions,
                                       including Treasurer of IBM, at other
                                       companies from 1996 to 2001

Other directorships

Committee memberships
-------------------------------------- ----------------------------------
Name,                                  Lorraine R. Hart
address,                               53643 AXP Financial Center
age                                    Minneapolis, MN 55474
                                       Born in 1951

Position held with Registrant and      Vice President - Investments
length of service

Principal occupations  during past     Vice President - Investments
five years                             Administration Officer, AEFC,
                                       since 2003; Vice President -
                                       Insurance Investments, AEFC,
                                       1989-2003

Other directorships

Committee memberships                  Investment
-------------------------------------- ----------------------------------


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35p      AMERICAN EXPRESS INVESTORS CERTIFICATE

-------------------------------------- ----------------------------------
Name,                                  Michelle M. Keeley
address,                               257 AXP Financial Center
age                                    Minneapolis, MN 55474
                                       Born in 1964

Position held with Registrant and      Vice President - Investments
length of service                      since 2003

Principal occupations  during past     Senior Vice President - Fixed
five years                             Income, AEFC, since 2002;
                                       Managing Director, Zurich Global
                                       Assets, 2000-2002; Managing
                                       Director,  Zurich Scudder
                                       Investments, 1999-2000

Other directorships

Committee memberships                  Investment
-------------------------------------- ----------------------------------
Name,                                  H. Bernt von Ohlen
address,                               50607 AXP Financial Center
age                                    Minneapolis, MN 55474
                                       Born in 1946

Position held with Registrant and      Vice president, General Counsel,
length of service                      and Secretary since September
                                       2002

Principal occupations  during past     Vice President & Group Counsel,
five years                             AEFC,  since 2000; Partner,
                                       D'Ancona & Pflaum LLC,
                                       1999-2000; Counsel, Heartland
                                       Group, Inc., 1998-1999

Other directorships

Committee memberships
-------------------------------------- ----------------------------------


The officers and directors as a group beneficially own less than 1% of the common stock of American Express Company.

AECC has provisions in its bylaws relating to the indemnification of its officers and directors against liability, as permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the 1933 Act) may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

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36p      AMERICAN EXPRESS INVESTORS CERTIFICATE

INDEPENDENT AUDITORS

A firm of independent auditors audits our financial statements at the close of each fiscal year (Dec. 31). Copies of our annual financial statements (audited) and semiannual financial statements (unaudited) are available to any certificate owner upon request.


Ernst & Young LLP, independent auditors, Minneapolis, Minnesota have audited our financial statements at December 31, 2003 and 2002 and for each of the years in the three-year period ended Dec. 31, 2003, as set forth in their report. We have included these financial statements in the prospectus in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing. Ernst & Young LLP is also the auditor for American Express Company, the parent company of AEFC and AECC.


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37p      AMERICAN EXPRESS INVESTORS CERTIFICATE

Appendix

Description of corporate bond ratings

Bond ratings concern the quality of the issuing corporation. They are not an opinion of the market value of the security. Such ratings are opinions on whether the principal and interest will be repaid when due. A security's rating may change which could affect its price. Ratings by Moody's Investors Service, Inc. are Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C. Ratings by Standard & Poor's are AAA, AA, A, BBB, BB, B, CCC, CC, C and D.

Aaa/AAA -- Judged to be of the best quality and carry the smallest degree of investment risk. Interest and principal are secure.

Aa/AA -- Judged to be high-grade although margins of protection for interest and principal may not be quite as good as Aaa or AAA rated securities.

A -- Considered upper-medium grade. Protection for interest and principal is deemed adequate but may be susceptible to future impairment.

Baa/BBB -- Considered medium-grade obligations. Protection for interest and principal is adequate over the short-term; however, these obligations may have certain speculative characteristics.

Ba/BB -- Considered to have speculative elements. The protection of interest and principal payments may be very moderate.

B -- Lack characteristics of more desirable investments. There may be small assurance over any long period of time of the payment of interest and principal.

Caa/CCC -- Are of poor standing. Such issues may be in default or there may be risk with respect to principal or interest.

Ca/CC -- Represent obligations that are highly speculative. Such issues are often in default or have other marked shortcomings.

C -- Are obligations with a higher degree of speculation. These securities have major risk exposures to default.

D -- Are in payment default. The D rating is used when interest payments or principal payments are not made on the due date.


Non-rated securities will be considered for investment. When assessing each non-rated security, the Issuer will consider the financial condition of the issuer or the protection afforded by the terms of the security.


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38p      AMERICAN EXPRESS INVESTORS CERTIFICATE

Annual Financial Information

SUMMARY OF SELECTED FINANCIAL INFORMATION

The following selected financial information was derived from AECC's audited financial statements and should be read in conjunction with those statements and the related notes to financial statements. Also see "Management's Discussion and Analysis of Financial Condition and Results of Operations" for further information.

Year Ended December 31, (Thousands)                    2003          2002            2001           2000            1999
Statements of Operations Data(a)
Investment income                                   $  264,238    $  221,151       $  204,345     $  222,535     $  221,426
Investment expenses                                     44,417        43,626           44,050         43,952         44,317
----------------------------------------------------------------------------------------------------------------------------
Net investment income before provision
   for certificate reserves and
   income tax (expense) benefit                        219,821       177,525          160,295        178,583        177,109
Net provision for certificate reserves                 141,483       100,252          155,387        155,461        138,555
----------------------------------------------------------------------------------------------------------------------------
Net investment income before
   income tax (expense) benefit                         78,338        77,273            4,908         23,122         38,554
Income tax (expense) benefit                           (27,296)      (24,866)           3,348            (14)        (4,615)
----------------------------------------------------------------------------------------------------------------------------
Net investment income                                   51,042        52,407            8,256         23,108         33,939
----------------------------------------------------------------------------------------------------------------------------
Net realized gain (loss) on investments
   in securities of unaffiliated issuers
   before income taxes                                   2,944        (9,899)         (92,375)       (10,110)         1,250
Income tax (expense) benefit                            (1,031)        3,631           32,331          3,539           (437)
----------------------------------------------------------------------------------------------------------------------------
Net realized gain (loss) on investments                  1,913        (6,268)         (60,044)        (6,571)           813
Net income -- wholly-owned subsidiary                       --            --               --             --              4
Cumulative effect of accounting change                      --            --             (397)            --             --
----------------------------------------------------------------------------------------------------------------------------
Net income (loss)                                   $   52,955    $   46,139       $  (52,185)    $   16,537     $   34,756
----------------------------------------------------------------------------------------------------------------------------

Cash Dividends Declared
                                                    $       --    $       --       $       --     $    5,000     $   40,000
Capital Dividends Declared
                                                            --            --          166,906             --             --
(Return of capital to) contributions from AEFC
                                                       (50,000)      (10,000)         240,000             --             --


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39p      AMERICAN EXPRESS INVESTORS CERTIFICATE

Balance Sheet Data(a)
Total assets                                        $5,255,592    $5,199,769       $4,642,734     $4,043,806     $3,771,411
Certificate loans                                   $   15,606    $   18,614       $   21,807     $   25,547     $   28,895
Certificate reserves                                $4,787,817    $4,493,372       $4,159,926     $3,831,059     $3,536,659
Shareholder's equity                                $  323,213    $  359,389       $  263,005     $  166,514     $  141,702
----------------------------------------------------------------------------------------------------------------------------

(a) Certain reclassifications of prior period amounts have been made to conform to the current presentation.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Results of Operations

American Express Certificate Company's (AECC's) net income is derived primarily from the after-tax yield on investments and realized investment gains (losses), less investment expenses and interest credited on certificate reserve liabilities. Changes in net income trends occur largely due to changes in investment returns, interest crediting rates to certificate products, the mix of fully taxable and tax-advantaged investments in AECC's portfolio and from realization of investment gains (losses). AECC follows accounting principles generally accepted in the United States (GAAP).

Net income increased $6.8 million, or 14.8 percent, reflecting increased investment income, increased gross realized gains and decreased gross realized losses on sale of investments, partially offset by slightly higher investment expenses and a higher provision expense for certificate reserves. In 2002, the net income was significantly higher than 2001. The 2001 results included net pre-tax realized losses on investments of ($92.4 million), primarily due to a ($36.9 million) loss to recognize the impact of higher default assumptions used to determine impairment on rated structured investments and a ($57.1 million) loss on high-yield securities.

Investment income increased $43.1 million, or 19.5 percent, reflecting a $66.0 million increase in net pre-tax gains on equity index options, partially offset by lower investment portfolio yields. The increase in net pre-tax gains on equity index options was due to the effect of appreciation in the S&P 500 on the value of options economically hedging stock market certificate products. Investment income for 2002 was $16.8 million or 8.2 percent higher than 2001 as a result of higher levels of invested assets and lower losses on interest rate swap agreements in 2002.

The favorable impact on investment income from the equity index options was largely offset by the increase in provision expenses for certificate reserves. Provision for certificate


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40p      AMERICAN EXPRESS INVESTORS CERTIFICATE
reserves increased $41.2 million or 41.1 percent reflecting the effect on stock market certificates of appreciation in the S&P 500 this year versus depreciation last year, partially offset by lower interest crediting rates on the interest rate sensitive portion of AECC's certificate product portfolio. The 2002 provision for certificate reserves was significantly lower than 2001 as a result of lower client interest crediting rates, partially offset by an increase in certificate reserves during 2002.

AECC's gross realized gains on sales of securities classified as Available-for-Sale, using the specific identification method, were $47.1 million and $23.4 million for the years ended December 31, 2003 and 2002, respectively. Gross realized losses on sales were ($2.8 million) and ($15.7 million) for the same periods. AECC also recognized losses of ($36.0 million) and ($15.8 million) in other-than-temporary impairments on Available-for-Sale securities for the years ended December 31, 2003 and 2002, respectively. In 2001, gross realized gains on sales of securities classified as Available-for-Sale were $20.7 million while gross realized losses on sales of securities classified as Available-for-Sale were ($83.9 million). AECC also recognized other-than-temporary impairment losses on Available-for-Sale securities of ($27.9 million) in 2001.

Certain Critical Accounting Policies

AECC's significant accounting policies are described in Note 1 to the Financial Statements. The following provides a critical accounting policy on investment securities valuation that is important to the Financial Statements.

Investment securities valuation

Generally, investment securities are carried at fair value on the balance sheet with unrealized gains (losses) recorded in other comprehensive income (loss) within equity, net of income tax provisions (benefits). At December 31, 2003, AECC had net unrealized pretax gains on Available-for-Sale securities of $74.0 million. Gains and losses are recognized in results of operations upon disposition of the securities. In addition, losses are recognized when management determines that a decline in value is other-than-temporary, which requires judgment regarding the amount and timing of recovery. Indicators of other-than-temporary impairment for debt securities include issuer downgrade, default or bankruptcy. AECC also considers the extent to which cost exceeds fair value, the duration and size of that gap, and management's judgment about the issuer's current and prospective financial condition. Fair value is generally based on quoted market prices. As of


--------------------------------------------------------------------------------
41p      AMERICAN EXPRESS INVESTORS CERTIFICATE

December 31, 2003, there were $19 million in gross unrealized losses that related to $1.5 billion of securities based on fair values, of which only $30 million has been in a continuous unrealized loss position for twelve months or more. AECC does not believe that the unrealized loss on any individual security at December 31, 2003 represents an other-than-temporary impairment, and AECC has the ability and intent to hold these securities for a time sufficient to recover its amortized cost.

Liquidity and Capital Resources

AECC's principal sources of cash are receipts from sales of face-amount certificate products and cash flows from investments. AECC's principal uses of cash are payments to certificate product owners for matured and surrendered certificates, purchases of investments, and return of capital or dividend payments to AEFC.

Cash received from sales of certificates totaled $2.6 billion for the year ended December 31, 2003 compared to $2.0 billion for the year ended December 31, 2002. Certificate maturities and cash surrenders totaled $2.4 billion for the year ended December 31, 2003, compared to $1.8 billion and $1.7 billion for the years ended December 31, 2002 and 2001, respectively.

AECC, as an issuer of face-amount certificates, is impacted by significant changes in interest rates as interest crediting rates on certificate products generally reset at shorter intervals than the change in the yield on AECC's investment portfolio. In view of the continued uncertainty in the investment markets, AECC continues to invest in securities that provide for more immediate, periodic interest and principal payments, resulting in improved liquidity. To accomplish this, AECC continues to invest much of its cash flow in mortgage and asset-backed securities, and to a lesser extent, intermediate term corporate debt securities. In addition, AECC enters into interest rate swap contracts that effectively lengthen the interest crediting rate reset interval on certificate products. Also, on three series of AECC's certificates, interest is credited to certificate products based upon the relative change in a major stock market index between the beginning and end of the certificates' terms. To meet the obligations related to the provisions of these equity market sensitive certificates, AECC purchases and writes index call options on a major stock market index and, from time to time, enters into futures contracts.


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42p      AMERICAN EXPRESS INVESTORS CERTIFICATE

AECC's investment program is designed to maintain an investment portfolio that will produce the highest possible after-tax yield within acceptable risk and liquidity parameters. The program considers investment securities as investments acquired to meet anticipated certificate product owner obligations.

Debt securities and marketable equity securities are classified as Available-for-Sale and are carried at fair value. The Available-for-Sale classification does not mean AECC expects to sell these securities, but rather these securities are available to meet possible liquidity needs should there be significant changes in market interest rates or certificate owner redemptions.

At December 31, 2003, securities classified as Available-for-Sale were carried, in the aggregate, at a fair market value of $4.5 billion. Based on amortized costs, fixed maturity securities comprise 90 percent of AECC's total investment portfolio. Of these securities, 96 percent are investment grade. Investments primarily include mortgage and asset-backed securities, and to a lesser extent, corporate debt securities. AECC's corporate debt securities are a diverse portfolio with concentrations in the following industries: banking and finance, utilities, communications and media, and transportation. Other than U.S. Government Agency mortgage-backed securities, no one issuer represents more than 1 percent of AECC's total investment portfolio.

AECC paid AEFC return of capital amounts of $50 million and $10 million during 2003 and 2002, respectively. During the fourth quarter of 2001, AECC paid a $167 million capital dividend to AEFC by transferring at book value certain collateralized debt obligation (CDO) securities owned by AECC. In part, the dividend was paid to allow AEFC to transfer the CDO securities and related accrued interest into a securitization trust. Additionally, and during 2001, AECC received $240 million in cash as capital contributions from AEFC.

Cash used in investing activities was $448.7 million and $265.5 million in 2003 and 2002, respectively. This change was primarily due to decreased amounts due to brokers in 2003, while in 2002, amounts due to brokers increased, and an increase in purchases of Available-for-Sale securities and other investments, partially offset by an increase in sales and maturities of such securities.


--------------------------------------------------------------------------------
43p      AMERICAN EXPRESS INVESTORS CERTIFICATE

Cash provided by financing activities was $246.8 million and $332.7 million in 2003 and 2002, respectively. This decrease primarily resulted from a decrease in net certificate inflows of $45.8 million together with an increase of $40 million of combined return of capital payments to AEFC.

Impact of Recent Market-Volatility on Results of Operations

The sensitivity analysis of two different tests of market risk discussed below estimate the effects of hypothetical sudden and sustained changes in the applicable market conditions on the ensuing year's earnings based on year-end positions. The market changes, assumed to occur as of year-end, are a 100 basis point increase in market interest rates and a 10 percent decline in a major stock market index. Computation of the prospective effects of hypothetical interest rate and major stock market index changes are based on numerous assumptions, including relative levels of market interest rates and the major stock market index level, as well as the levels of assets and liabilities. The hypothetical changes and assumptions presented will be different than what actually occurs in the future.

Furthermore, the computations do not anticipate actions that may be taken by management if the hypothetical market changes occur over time. As a result, actual earnings effects in the future will differ from those quantified below.

AECC primarily invests in intermediate-term and long-term fixed maturity securities to provide its certificate owners with a competitive rate of return on their certificate while managing risk. These investment securities provide AECC with a historically dependable and targeted margin between the interest rate earned on investments and the interest rate credited to certificate owners' accounts. AECC does not invest in securities to generate short-term trading profits for its own account.

AECC's goal is to manage interest rate sensitivity by modifying the length of the interest crediting rate reset interval on certificate products so that movements in interest rates do not adversely affect the interest credited to such certificate products. AEFC holds regularly scheduled investment committee meetings, which is comprised of senior business managers, to review models projecting various interest rate scenarios and risk/return measures and their effect on the profitability of AECC. The committee's objectives are to structure AECC's portfolio of investment securities based upon the type and behavior of the certificates in the certificate reserve liabilities, to achieve


--------------------------------------------------------------------------------
44p      AMERICAN EXPRESS INVESTORS CERTIFICATE
targeted levels of profitability within defined risk parameters and to meet certificate contractual obligations. Part of the committee's strategy includes entering into interest rate swaps to hedge interest rate risk.

AECC is exposed to risk associated with fluctuating interest payments from certain certificate products tied to the London Interbank Offering Rate (LIBOR). As such, certificate product interest crediting rates reset at shorter intervals than the changes in the investment portfolio yield related to new investments and reinvestments. Therefore, AECC's spreads may be negatively impacted by increases in the general level of interest rates. AECC hedges the risk of rising interest rates by entering into pay-fixed, receive-variable (LIBOR-based) interest rate swaps that convert fluctuating crediting rate payments to fixed payments, effectively protecting AECC from unfavorable interest rate movements. The interest rate swaps are treated as cash flow hedges per Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities". At December 31, 2003, AECC had $900 million notional of interest rate swaps expiring at various dates from January 2004 through February 2005.

AECC is also exposed to risk associated with fluctuations in the equity market from three series of its certificate products. Such amounts credited to certificate product owners' accounts are tied to the relative change in a major stock market index between the beginning and end of the certificates' terms. AECC purchases and writes equity index call options on a major stock market index in order to meet such obligations. The recent appreciation in the S&P 500 caused a relatively substantial increase in AECC's provision expense for certificate reserves, which was effectively offset by an increase in net pre-tax gains on equity index options.

SFAS No. 133 establishes accounting and reporting standards for derivative instruments and hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities on the balance sheet and measure those instruments at fair value. Changes in the fair value of a derivative are recorded in earnings or directly to equity, depending on the instrument's designated use. Those derivative instruments that are designated and qualify as hedging instruments under SFAS No. 133 are further classified as either fair value hedges, cash flow hedges or hedges of a net investment in a foreign operation, based upon the exposure being hedged. See Note 9 to the Financial Statements for further discussion of AECC's derivative and hedging activities.


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45p      AMERICAN EXPRESS INVESTORS CERTIFICATE

The negative impact on AECC's annual pretax income of a 100 basis point increase in interest rates, which assumes certificate product interest crediting rate reset intervals and customer behavior based on the application of proprietary models, to the book of business at December 31, 2003 and 2002, would be $11.8 million and $0.6 million for 2003 and 2002, respectively. A 10 percent decrease in the level of a major stock market index would have a minimal impact on AECC's annual pretax income related as of December 31, 2003 and 2002, because the income effect is a decrease in option related income and a corresponding decrease in interest credited to the American Express Stock Market Certificate, American Express Market Strategy Certificate and American Express Equity Indexed Savings Certificates product owners' accounts.

The ratio of shareholder's equity, excluding accumulated other comprehensive income (loss) net of tax, to total assets less certificate loans and net unrealized gains (losses) on securities classified as Available-for-Sale (the Capital-to-Assets Ratio) at December 31, 2003 and 2002, was 5.4 percent and 5.5 percent, respectively. In accordance with an informal agreement established with the Commissioner of Commerce for the State of Minnesota, AECC has agreed to maintain at all times a minimum Capital-to-Assets Ratio of 5 percent.

Other Reporting Matters

In January 2003, the Financial Accounting Standards Board issued Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46), which addresses consolidation by business enterprises of variable interest entities (VIEs) and was subsequently revised in December 2003. An entity is subject to consolidation according to the provisions of FIN 46, if, by design, either (i) the total equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support from other parties, or, (ii) as a group, the holders of the equity investment at risk lack: (a) direct or indirect ability to make decisions about an entity's activities; (b) the obligation to absorb the expected losses of the entity if they occur; or (c) the right to receive the expected residual returns of the entity if they occur. In general, FIN 46 requires a VIE to be consolidated when an enterprise has a variable interest for which it is deemed to be the primary beneficiary which means that it will absorb a majority of the VIE's expected losses or receive a majority of the VIE's expected residual return.


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46p      AMERICAN EXPRESS INVESTORS CERTIFICATE

FIN 46 did not impact the accounting for $27 million in a minority-owned secured loan trust (SLT) or $6 million in a collateralized debt obligation traunche (solely supported by a portfolio of high yield bonds), both of which are managed by third parties, as AECC is not the primary beneficiary. AECC has a 33 percent ownership interest in the SLT, which provides returns to investors primarily based on the performance of an underlying portfolio of high yield loans. The aggregate fair value of the loans related to AECC's pro rata share of this structure approximates $92.5 million. AECC's maximum exposure to loss as a result of its investment in this SLT is represented by the carrying value, which was $27 million at December 31, 2003.

In April 2003, the FASB issued Statement of Financial Accounting Standards Board
(SFAS) No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" (SFAS No. 149). SFAS No. 149 amends and clarifies accounting for derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. SFAS No. 149 is effective for contracts entered into or modified and hedging relationships designated after June 30, 2003, and to certain preexisting contracts. SFAS No. 149 did not have a material impact on AECC's financial statements.

Forward-Looking Statements

Certain statements in Item 7. of this Form 10-K Annual Report contain forward-looking statements, which are subject to risks and uncertainties. The words "believe," "expect," "anticipate," "optimistic," "intend," "plan," "aim," "will," "should," "could," "likely," and similar expressions are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. AECC undertakes no obligation to update or revise any forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to: AECC's ability to successfully implement a business model that allows for significant net income growth based on revenue growth that is lower than historical levels, including the ability to improve its operating expense to revenue ratio both in the short-term and over time, which will depend in part on the effectiveness of reengineering and other cost control initiatives, as well as factors impacting AECC's revenues; AECC's ability to grow its business, over time, which will depend on AECC's ability to manage its capital needs and


--------------------------------------------------------------------------------
47p      AMERICAN EXPRESS INVESTORS CERTIFICATE
the effect of business mix; the ability to increase investment spending, which will depend in part on the equity markets and other factors affecting revenues, and the ability to capitalize on such investments to improve business metrics; the accuracy of certain critical accounting estimates, including the fair value of the assets in AECC's investment portfolio (including those investments that are not readily marketable), fluctuation in the equity and fixed income markets, which can affect the amount and types of certificate products sold by AECC, potential deterioration in AECC's high-yield and other investments, which could result in further losses in AECC's investment portfolio; the ability of AECC to sell certain high-yield investments at expected values and within anticipated timeframes and to maintain its high-yield portfolio at certain levels in the future; and spreads in the certificate businesses; credit trends and the rate of bankruptcies, which can affect returns on AECC's investment portfolios; fluctuations in foreign currency exchange rates, which could affect commercial activities, among other businesses, or restrictions on convertibility of certain currencies; changes in laws or government regulations, including tax laws affecting AECC's businesses or that may affect the sales of the products and services that it offers, and regulatory activity in the areas of customer privacy, consumer protection, business continuity and data protection; the adoption of recently issued accounting rules related to the consolidation of variable interest entities, including those involving collateralized debt obligations and secured loan trusts, that AECC invests in, which could affect both AECC's balance sheet and results of operations; and outcomes and costs associated with litigation and compliance and regulatory matters. A further description of these and other risks and uncertainties can be found in AECC's other reports filed with the SEC.


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48p      AMERICAN EXPRESS INVESTORS CERTIFICATE

AMERICAN EXPRESS CERTIFICATE COMPANY RESPONSIBILITY OF MANAGEMENT

The management of American Express Certificate Company (AECC) is responsible for the preparation and fair presentation of its Financial Statements, which have been prepared in conformity with accounting principles generally accepted in the United States; and include amounts based on the best judgment of management. AECC's management is also responsible for the accuracy and consistency of other financial information included in this filing.

In recognition of its responsibility for the integrity and objectivity of data in the financial statements, AECC maintains a system of internal control over financial reporting which is designed to provide reasonable, but not absolute, assurance with respect to the reliability of AECC's financial statements. The concept of reasonable assurance is based on the notion that the cost of internal control should not exceed the benefits derived.

The internal control system is founded on an ethical climate and includes: (i) an organizational structure with clearly defined lines of responsibility, policies and procedures; (ii) a Code of Conduct; and (iii) a careful selection and training of employees. Internal auditors monitor and assess the effectiveness of internal control and report their findings to management and the Board of Directors throughout the year. AECC's independent auditors are engaged to express an opinion on the year-end financial statements and, with the coordinated support of the internal auditors, review the financial records and related data and test internal control system over financial reporting to the extent they believed necessary to support their report.


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49p      AMERICAN EXPRESS INVESTORS CERTIFICATE

American Express Certificate Company
--------------------------------------------------------------------------------

Report of Ernst & Young LLP Independent Auditors

THE BOARD OF DIRECTORS AND SECURITY HOLDERS

AMERICAN EXPRESS CERTIFICATE COMPANY:

We have audited the accompanying balance sheets of American Express Certificate Company, a wholly-owned subsidiary of American Express Financial Corporation, as of December 31, 2003 and 2002, and the related statements of operations, comprehensive income, shareholder's equity and cash flows for each of the three years in the period ended December 31, 2003. These financial statements are the responsibility of the management of American Express Certificate Company. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of investments owned as of December 31, 2003 and 2002, by correspondence with custodians. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Express Certificate Company at December 31, 2003 and 2002, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States.


/s/ Ernst & Yound LLP

Minneapolis, Minnesota

January 26, 2004

American Express Certificate Company
--------------------------------------------------------------------------------

Financial Statements

Balance Sheets

December 31, (Thousands, except share amount)                     2003           2002
Assets
Qualified Assets (Note 2)
Investments in unaffiliated issuers (Note 3):
   Cash and cash equivalents                                  $   25,099     $  240,323
   Available-for-Sale securities                               4,509,726      4,389,396
   First mortgage loans on real estate and other loans           469,309        452,243
   Certificate loans -- secured by certificate reserves           15,606         18,614
----------------------------------------------------------------------------------------
Total investments                                              5,019,740      5,100,576
----------------------------------------------------------------------------------------
Receivables:
   Dividends and interest                                         36,007         34,114
   Investment securities sold                                      7,946         24,170
----------------------------------------------------------------------------------------
Total receivables                                                 43,953         58,284
----------------------------------------------------------------------------------------
Equity index options (Note 9)                                    153,162         34,403
----------------------------------------------------------------------------------------
Total qualified assets                                         5,216,855      5,193,263
----------------------------------------------------------------------------------------
Other Assets
Due from AEFC for federal income taxes                            22,963             --
Deferred taxes, net (Note 8)                                       9,321             --
Deferred distribution fees and other                               6,453          6,506
----------------------------------------------------------------------------------------
Total other assets                                                38,737          6,506
----------------------------------------------------------------------------------------
Total assets                                                  $5,255,592     $5,199,769
========================================================================================

See Notes to Financial Statements

American Express Certificate Company
--------------------------------------------------------------------------------

Balance Sheets (continued)

December 31, (Thousands, except share amount)                                2003         2002
Liabilities and Shareholder's Equity
Liabilities
Certificate Reserves (Note 5):
   Installment certificates:
      Reserves to mature                                                  $  146,052   $  168,957
      Additional credits and accrued interest                                  3,514        3,988
      Advance payments and accrued interest                                      499          564
      Other                                                                       32           34
   Fully paid certificates:
      Reserves to mature                                                   4,573,514    4,277,348
      Additional credits and accrued interest                                 64,114       42,311
   Due to unlocated certificate holders                                           92          170
--------------------------------------------------------------------------------------------------
Total certificate reserves                                                 4,787,817    4,493,372
--------------------------------------------------------------------------------------------------
Accounts Payable and Accrued Liabilities:
   Due to AEFC (Note 7)                                                          880          887
   Due to AEFC for federal income taxes                                           --        3,908
   Due to other affiliates (Note 7)                                              560          690
   Deferred taxes, net (Note 8)                                                   --       29,556
   Payable for investment securities purchased                                 9,173      263,658
   Equity index options and other liabilities (Note 9)                       133,949       48,309
--------------------------------------------------------------------------------------------------
Total accounts payable and accrued liabilities                               144,562      347,008
--------------------------------------------------------------------------------------------------
Total liabilities                                                          4,932,379    4,840,380
--------------------------------------------------------------------------------------------------
Commitments (Note 4)
--------------------------------------------------------------------------------------------------
Shareholder's Equity (Note 6)
Common stock, $10 par -- authorized and issued 150,000 shares                  1,500        1,500
Additional paid-in capital                                                   323,844      373,844
Retained earnings (accumulated deficits):
   Appropriated for pre-declared additional credits and interest                 184          811
   Appropriated for additional interest on advance payments                       15           15
   Unappropriated                                                            (46,556)    (100,142)
Accumulated other comprehensive income -- net of tax (Note 1)                 44,226       83,361
--------------------------------------------------------------------------------------------------
Total shareholder's equity                                                   323,213      359,389
--------------------------------------------------------------------------------------------------
Total liabilities and shareholder's equity                                $5,255,592   $5,199,769
==================================================================================================

See Notes to Financial Statements

American Express Certificate Company
--------------------------------------------------------------------------------

Statements of Operations

Years ended December 31, (Thousands)                                              2003         2002          2001
Investment Income
Interest income from unaffiliated investments:
   Available-for-Sale securities                                                $204,932     $227,609      $214,534
   Mortgage loans on real estate and other loans                                  27,093       27,719        25,133
   Certificate loans                                                                 933        1,095         1,293
Dividends                                                                          5,074        9,949        19,986
Equity index options (Note 9)                                                     29,538      (36,421)      (39,510)
Interest rate swap agreements (Note 9)                                            (5,301)      (9,780)      (17,616)
Other                                                                              1,969          980           525
--------------------------------------------------------------------------------------------------------------------
Total investment income                                                          264,238      221,151       204,345
--------------------------------------------------------------------------------------------------------------------
Investment Expenses
AEFC and affiliated company fees (Note 7):
   Distribution                                                                   29,731       29,762        30,924
   Investment advisory and services                                               10,436        9,980         9,248
   Transfer agent                                                                  3,378        3,203         3,161
   Depository                                                                        349          321           285
Other                                                                                523          360           432
--------------------------------------------------------------------------------------------------------------------
Total investment expenses                                                         44,417       43,626        44,050
--------------------------------------------------------------------------------------------------------------------
Net investment income before provision for certificate reserves
   and income tax (expense) benefit                                             $219,821     $177,525      $160,295
--------------------------------------------------------------------------------------------------------------------

See Notes to Financial Statements

American Express Certificate Company
--------------------------------------------------------------------------------

Statements of Operations (continued)

Years ended December 31, (Thousands)                                                2003         2002          2001
Provision for Certificate Reserves (Note 5)
According to the terms of the certificates:
   Provision for certificate reserves                                           $  6,043     $  7,888      $ 10,321
   Interest on additional credits                                                    425          543           597
   Interest on advance payments                                                       17           19            34
Additional credits/interest authorized by AECC:
   On fully paid certificates                                                    132,975       88,201       138,020
   On installment certificates                                                     3,379        4,757         7,559
--------------------------------------------------------------------------------------------------------------------
Total provision for certificate reserves before reserve recoveries               142,839      101,408       156,531
Reserve recoveries from terminations prior to maturity                            (1,356)      (1,156)       (1,144)
--------------------------------------------------------------------------------------------------------------------
Net provision for certificate reserves                                           141,483      100,252       155,387
--------------------------------------------------------------------------------------------------------------------
Net investment income before income tax (expense) benefit                         78,338       77,273         4,908
Income tax (expense) benefit (Note 8)                                            (27,296)     (24,866)        3,348
--------------------------------------------------------------------------------------------------------------------
Net investment income                                                             51,042       52,407         8,256
--------------------------------------------------------------------------------------------------------------------
Net realized gain (loss) on investments
   Securities of unaffiliated issuers before
     income tax (expense) benefit                                                  2,944       (9,899)      (92,375)
   Income tax (expense) benefit (Note 8)                                          (1,031)       3,631        32,331
--------------------------------------------------------------------------------------------------------------------
Net realized gain (loss) on investments                                            1,913       (6,268)      (60,044)
--------------------------------------------------------------------------------------------------------------------
Cumulative effect of accounting change
   (net of income tax benefit of $214)                                                --           --          (397)
--------------------------------------------------------------------------------------------------------------------
Net income (loss)                                                               $ 52,955     $ 46,139      $(52,185)
====================================================================================================================

See Notes to Financial Statements

American Express Certificate Company
--------------------------------------------------------------------------------

Statements of Cash Flows

Years Ended December 31, (Thousands)                                              2003            2002          2001
Cash Flows from Operating Activities
Net income (loss)                                                            $    52,955     $    46,139  $    (52,185)
Adjustments to reconcile net income (loss) to net
   cash (used in)provided by operating activities:
   Cumulative effect of accounting change, net of tax (Note 1)                        --              --           397
   Interest income added to certificate loans                                       (630)           (738)         (820)
   Amortization of premiums/discounts -- net                                      14,907          (2,426)       (1,483)
   Provision for deferred federal income taxes                                   (38,877)         (3,288)       (9,793)
   Net deferred distribution fees (amortized)                                       (479)          1,802         1,525
   Net realized (gain) loss on equity index options                              (29,538)         36,421        39,510
   Net realized (gain) loss on investments                                        (2,944)          9,899        92,375
   (Increase) decrease in dividends and interest receivable                       (1,893)          4,184         9,603
   Other assets and liabilities, net                                              (6,856)         (6,004)      (17,564)
-----------------------------------------------------------------------------------------------------------------------
Net cash (used in) provided by operating activities                              (13,355)         85,989        61,565
-----------------------------------------------------------------------------------------------------------------------
Cash Flows from Investing Activities
Available-for-Sale investments:
   Sales                                                                       1,132,131         887,194       989,738
   Maturities and redemptions                                                  1,305,953       1,111,493       704,877
   Purchases                                                                  (2,626,239)     (2,228,071)   (2,435,973)
Other investments:
   Sales                                                                          81,736          11,166            --
   Maturities and redemptions                                                     77,022          88,437        30,307
   Purchases                                                                    (182,293)       (234,070)      (54,927)
Certificate loans:
   Payments                                                                        2,805           2,919         3,127
   Fundings                                                                       (1,553)         (2,085)       (2,830)
Changes in amounts due to and from brokers, net                                 (238,262)         97,482       141,131
-----------------------------------------------------------------------------------------------------------------------
Net cash used in investing activities                                           (448,700)       (265,535)     (624,550)
-----------------------------------------------------------------------------------------------------------------------
Cash Flows from Financing Activities
Payments from certificate owners                                               2,571,209       2,031,414     1,919,769
Net provision for certificate reserves                                           141,483         100,252       155,387
Certificate maturities and cash surrenders                                    (2,415,861)     (1,788,995)   (1,734,742)
Proceeds from repurchase agreements                                              337,600              --           500
Payments under repurchase agreements                                            (337,600)             --          (500)
(Return of capital to) contribution from AEFC                                    (50,000)        (10,000)      240,000
-----------------------------------------------------------------------------------------------------------------------
Net cash provided by financing activities                                        246,831         332,671       580,414
-----------------------------------------------------------------------------------------------------------------------
Net (decrease) increase in cash and cash equivalents                            (215,224)        153,125        17,429
Cash and cash equivalents at beginning of year                                   240,323          87,198        69,769
-----------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of year                                     $    25,099     $   240,323   $    87,198
=======================================================================================================================

See Notes to Financial Statements

American Express Certificate Company
--------------------------------------------------------------------------------

Statements of Comprehensive Income

Years Ended December 31, (Thousands)                                               2003            2002          2001
Net income (loss)                                                               $ 52,955        $ 46,139      $(52,185)
-----------------------------------------------------------------------------------------------------------------------
Other comprehensive (loss) income net of tax (Note 1)
Cumulative effect of accounting change (Note 1)                                       --              --        (2,187)
-----------------------------------------------------------------------------------------------------------------------
Unrealized (losses) gains on Available-for-Sale securities:
   Unrealized holding (losses) gains arising during period                       (52,669)         82,904        19,959
   Income tax benefit (provision)                                                 18,434         (29,016)       (6,986)
-----------------------------------------------------------------------------------------------------------------------
   Net unrealized holding (losses) gains arising during the period               (34,235)         53,888        12,973
-----------------------------------------------------------------------------------------------------------------------
   Reclassification adjustment for (gains) losses
     included in net income (loss)                                                (8,260)          8,142       101,754
   Income tax provision (benefit)                                                  2,891          (2,850)      (35,614)
-----------------------------------------------------------------------------------------------------------------------
   Net reclassification adjustment for (gains) losses
     included in net income (loss)                                                (5,369)          5,292        66,140
-----------------------------------------------------------------------------------------------------------------------
Net unrealized (losses) gains on Available-for-Sale securities                   (39,604)         59,180        79,113
-----------------------------------------------------------------------------------------------------------------------
Unrealized losses on interest rate swaps:
   Unrealized losses arising during the period                                    (4,579)         (8,141)      (19,683)
   Income tax benefit                                                              1,603           2,849         6,889
-----------------------------------------------------------------------------------------------------------------------
   Net unrealized holding losses arising during the period                        (2,976)         (5,292)      (12,794)
-----------------------------------------------------------------------------------------------------------------------
   Reclassification adjustment for losses included in net income (loss)            5,300           9,780        17,616
   Income tax benefit                                                             (1,855)         (3,423)       (6,166)
-----------------------------------------------------------------------------------------------------------------------
   Net reclassification adjustment for losses
     included in net income (loss)                                                 3,445           6,357        11,450
-----------------------------------------------------------------------------------------------------------------------
Net unrealized gains (losses) on interest rate swaps                                 469           1,065        (1,344)
-----------------------------------------------------------------------------------------------------------------------
Net other comprehensive (loss) income                                            (39,135)         60,245        75,582
-----------------------------------------------------------------------------------------------------------------------
Total comprehensive income                                                      $ 13,820        $106,384      $ 23,397
=======================================================================================================================

See Notes to Financial Statements

American Express Certificate Company
--------------------------------------------------------------------------------

Statements of Shareholder's Equity

Years Ended December 31, (Thousands)                                              2003            2002          2001
Common Stock                                                                   $   1,500       $   1,500     $   1,500
-----------------------------------------------------------------------------------------------------------------------
Additional Paid-in Capital
Balance at beginning of year                                                   $ 373,844       $ 383,844     $ 143,844
(Return of capital to) contribution from Parent                                  (50,000)        (10,000)      240,000
-----------------------------------------------------------------------------------------------------------------------
Balance at end of year                                                         $ 323,844       $ 373,844     $ 383,844
=======================================================================================================================
Retained Earnings
Appropriated for pre-declared additional credits/interest (Note 5)
Balance at beginning of year                                                   $     811       $   1,123     $   2,684
Transferred to unappropriated retained earnings                                     (627)           (312)       (1,561)
-----------------------------------------------------------------------------------------------------------------------
Balance at end of year                                                         $     184       $     811     $   1,123
-----------------------------------------------------------------------------------------------------------------------
Appropriated for additional interest on advance payments                       $      15       $      15     $      15
-----------------------------------------------------------------------------------------------------------------------
Unappropriated (Note 6)
Balance at beginning of year                                                   $(100,142)      $(146,593)    $  70,937
Net income (loss)                                                                 52,955          46,139       (52,185)
Transferred from appropriated retained earnings                                      627             312         1,561
Other                                                                                  4              --            --
Capital dividends declared                                                            --              --      (166,906)
-----------------------------------------------------------------------------------------------------------------------
Balance at end of year                                                         $ (46,556)      $(100,142)    $(146,593)
=======================================================================================================================
Accumulated other comprehensive income -- net of tax (Note 1)
Balance at beginning of year                                                   $  83,361       $  23,116     $ (52,466)
Net other comprehensive (loss) income                                            (39,135)         60,245        75,582
-----------------------------------------------------------------------------------------------------------------------
Balance at end of year                                                         $  44,226       $  83,361     $  23,116
-----------------------------------------------------------------------------------------------------------------------
Total shareholder's equity                                                     $ 323,213       $ 359,389     $ 263,005
=======================================================================================================================

See Notes to Financial Statements

American Express Certificate Company -- Notes to Financial Statements
--------------------------------------------------------------------------------

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of business

American Express Certificate Company (AECC), is a wholly-owned subsidiary of American Express Financial Corporation (AEFC), which is a wholly-owned subsidiary of American Express Company. AECC is registered as an investment company under the Investment Company Act of 1940 ("the 1940 Act") and is in the business of issuing face-amount investment certificates. Face-amount certificates issued by AECC entitle the certificate owner to receive at maturity a stated amount of money and interest or credits declared from time to time by AECC, at its discretion. The certificates issued by AECC are not insured by any government agency. AECC's certificates are sold primarily by American Express Financial Advisors Inc. (AEFAI) and American Express Bank Ltd. (AEB), both affiliates of AECC. AEFAI is registered as a broker dealer in all 50 states, the District of Columbia and Puerto Rico. AEFC acts as investment advisor for AECC.

As of December 31, 2003, AECC offered nine different certificate products to the public with specified maturities ranging from ten to twenty years. Within their specified maturity, most certificates have interest rate terms of one to thirty-six months. In addition, three types of certificates have interest tied, in whole or in part, to a broad-based stock market index. Except for two types of certificates, all of the certificates are available as qualified investments for Individual Retirement Accounts, 401(k) plans and other qualified retirement plans.

AECC's net investment income is derived primarily from interest and dividends generated by its investments. AECC's net income is determined by deducting from net investment income provision expenses for certificate reserves, and other expenses, including taxes, fees paid to AEFC for investment advisory and other services, distribution fees paid to AEFAI, and marketing fees paid to AEB, a wholly-owned indirect subsidiary of American Express Company.

Basis of financial statement presentation

The accompanying financial statements are presented in accordance with accounting principles generally accepted in the United States. AECC uses the equity method of accounting for its wholly-owned unconsolidated subsidiary, Investors Syndicate Development Corporation, as prescribed by the Securities and Exchange Commission (SEC) for non-investment company subsidiaries. Certain reclassifications of prior period amounts have been made to conform to the current presentation.

Accounting estimates are an integral part of the Financial Statements. In part, they are based upon assumptions concerning future events. Among the more significant is investment securities valuation as discussed in detail below. These accounting estimates reflect the best judgment of management and actual results could differ.

American Express Certificate Company -- Notes to Financial Statements
--------------------------------------------------------------------------------

Fair values of financial instruments

The fair values of financial instruments disclosed in the notes to financial statements are estimates based upon current market conditions and perceived risks, and require varying degrees of management judgment.

Interest income

Interest income is accrued as earned using the effective interest method, which makes an adjustment for security premiums and discounts, so that the related security recognizes a constant rate of return on the outstanding balance throughout its term.

Preferred stock dividend income

AECC recognizes dividend income from cumulative redeemable preferred stocks with fixed maturity amounts on an accrual basis similar to that used for recognizing interest income on debt securities. Dividend income from perpetual preferred stock is recognized on an ex-dividend basis.

Cash and cash equivalents

Cash equivalents are carried at amortized cost, which approximates fair value. AECC has defined cash and cash equivalents as cash in banks and highly liquid investments with original maturities of ninety days or less.

Available-for-Sale investments

Debt securities and marketable equity securities are classified as Available-for-Sale and carried at fair value. Unrealized gains (losses) on securities classified as Available-for-Sale are reflected, net of taxes, in other comprehensive (loss) income as part of Shareholder's Equity.

The basis for determining cost in computing realized gains (losses) on securities is specific identification. Gains (losses) are recognized in the results of operations upon disposition of the securities. In addition, losses are also recognized when management determines that a decline in value is other-than-temporary, which requires judgment regarding the amount and timing of recovery. Indicators of other-than-temporary impairment for debt securities include issuer downgrade, default or bankruptcy. AECC also considers the extent to which cost exceeds fair value, the duration of time of that decline and management's judgment as to the issuer's current and prospective financial condition. The charges are reflected in net realized gain (loss) on investments in the statements of operations.

Fair value is generally based on quoted market prices. However, AECC's investment portfolio also contains structured investments of various asset quality, which are not readily marketable. As a result, the carrying values of these structured investments are based on future cash flow projections that require a significant degree of management judgment as to the amount and timing of cash payments, defaults and recovery rates of the underlying investments and as such, are subject to change.

American Express Certificate Company -- Notes to Financial Statements
--------------------------------------------------------------------------------

First mortgage loans on real estate and other loans

First mortgage loans on real estate reflect principal amounts outstanding less reserves for losses, which is the basis for determining realized gains (losses). Estimated fair values of mortgage loans on real estate are determined by a discounted cash flow analysis using mortgage interest rates currently offered for mortgages of similar maturities. Other loans reflect amortized cost less reserve for losses. Fair values of other loans represent estimated fair values when quoted prices are not available.

The reserve for loan losses is measured as the excess of the loan's recorded investment over its present value of expected principal and interest payments discounted at the loan's effective interest rate or the fair value of collateral. Additionally, the level of the reserve account is determined based on several factors, including historical experience and current economic and political conditions. Management regularly evaluates the adequacy of the reserve for loan losses, and believes it is adequate to absorb estimated losses in the portfolio.

AECC generally stops accruing interest on mortgage loans on real estate for which interest payments are delinquent more than three months. Based on management's judgment as to the ultimate collectibility of principal, interest payments received are either recognized as income or applied to the recorded investment in the loan.

Certificate Reserves

Investment certificates may be purchased either with a lump-sum payment or by installment payments. Certificate product owners are entitled to receive, at maturity, a definite sum of money. Payments from certificate owners are credited to investment certificate reserves. Investment certificate reserves accumulate interest at specified percentage rates as declared by AECC. Reserves also are maintained for advance payments made by certificate owners, accrued interest thereon, and for additional credits in excess of minimum guaranteed rates and accrued interest thereon. On certificates allowing for the deduction of a surrender charge, the cash surrender values may be less than accumulated investment certificate reserves prior to maturity dates. Cash surrender values on certificates allowing for no surrender charge are equal to certificate reserves. The payment distribution, reserve accumulation rates, cash surrender values, reserve values and other matters are governed by the 1940 Act.

Deferred distribution fee expense

Distribution fees on sales of certain series of certificate products are deferred and amortized over the estimated lives of the related certificates, which is approximately one year and can be up to 10 years. Upon surrender prior to maturity, unamortized deferred distribution fees are reflected in expenses and any related surrender charges are reflected as a reduction to the provision expense for certificate reserves. Products are designed to recover such costs within the surrender charge period.

American Express Certificate Company -- Notes to Financial Statements
--------------------------------------------------------------------------------

Federal income taxes

AECC's taxable income (loss) is included in the consolidated federal income tax return of American Express Company. AECC provides for income taxes on a separate return basis, except that, under an agreement between AEFC and American Express Company, tax benefits are recognized for losses to the extent they can be used in the consolidated return. It is the policy of AEFC and its subsidiaries that AEFC will reimburse its subsidiaries for any tax benefits recorded.

Recently Issued Accounting Standards

In January 2003, the Financial Accounting Standards Board issued Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46), which addresses consolidation by business enterprises of variable interest entities (VIEs) and was subsequently revised in December 2003. An entity is subject to consolidation according to the provisions of FIN 46, if, by design, either (i) the total equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support from other parties, or, (ii) as a group, the holders of the equity investment at risk lack: (a) direct or indirect ability to make decisions about an entity's activities; (b) the obligation to absorb the expected losses of the entity if they occur; or (c) the right to receive the expected residual returns of the entity if they occur. In general, FIN 46 requires a VIE to be consolidated when an enterprise has a variable interest for which it is deemed to be the primary beneficiary which means that it will absorb a majority of the VIE's expected losses or receive a majority of the VIE's expected residual return.

FIN 46 did not impact the accounting for $27 million in a minority-owned secured loan trust (SLT) or $6 million in a collateralized debt obligation traunche (solely supported by a portfolio of high yield bonds), both of which are managed by third parties, as AECC is not the primary beneficiary. AECC has a 33 percent ownership interest in the SLT, which provides returns to investors primarily based on the performance of an underlying portfolio of high yield loans. The aggregate fair value of the loans related to AECC's pro rata share of this structure approximates $92.5 million. AECC's maximum exposure to loss as a result of its investment in this SLT is represented by the carrying value, which is $27 million at December 31, 2003.

In April 2003, the FASB issued Statement of Financial Accounting Standards Board
(SFAS) No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" (SFAS No. 149). SFAS No. 149 amends and clarifies accounting for derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. SFAS No. 149 is effective for contracts entered into or modified and hedging relationships designated after June 30, 2003, and to certain preexisting contracts. SFAS No. 149 did not have a material impact on AECC's financial statements.

In November 2003, the FASB ratified a consensus on the disclosure provisions of Emerging Issues Task Force (EITF) Issue 03-1, "The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments". The disclosure provisions of this rule, which are addressed in Note 3, require tabular presentation of certain information regarding investment securities with gross unrealized losses.

American Express Certificate Company -- Notes to Financial Statements
--------------------------------------------------------------------------------

2. DEPOSIT OF ASSETS AND MAINTENANCE OF QUALIFIED ASSETS

Under the provisions of its certificates and the 1940 Act, AECC was required to have Qualified Assets (as that term is defined in Section 28(b) of the 1940 Act) in the amount of $4.8 billion and $4.5 billion at December 31, 2003 and 2002, respectively. AECC reported Qualified Assets of $5.1 billion and $4.8 billion at December 31, 2003 and 2002, respectively, excluding net unrealized pretax appreciation on Available-for-Sale securities of $74 million and $135 million at December 31, 2003 and 2002, respectively, and unsettled investment purchases of $9 million and $264 million at December 31, 2003 and 2002, respectively.

Qualified Assets are valued in accordance with such provisions of Minnesota Statutes as are applicable to investments of life insurance companies. These values are the same as financial statement carrying values, except for debt securities classified as Available-for-Sale and all marketable equity securities, which are carried at fair value in the financial statements but are valued at amortized cost for qualified asset and deposit maintenance purposes.

Pursuant to provisions of the certificates, the 1940 Act, the central depository agreement and requirements of various states, qualified assets (accounted for on a trade date basis) of AECC were deposited as follows:

                                                            December 31, 2003
                                              -----------------------------------------
                                                              Required
(Thousands)                                     Deposits      Deposits         Excess
---------------------------------------------------------------------------------------
Deposits to meet certificate liability
  requirements:
Pennsylvania (at market value)                 $      162    $      100       $     62
Texas, Illinois, New Jersey (at par value)     $      215    $      185       $     30
Central Depository (at amortized cost)         $5,004,553    $4,742,572       $261,981
---------------------------------------------------------------------------------------

                                                            December 31, 2002
                                              -----------------------------------------
                                                              Required
(Thousands)                                     Deposits      Deposits         Excess
---------------------------------------------------------------------------------------
Deposits to meet certificate liability
  requirements:
Pennsylvania (at market value)                 $      166    $      100       $     66
Texas, Illinois, New Jersey (at par value)     $      215    $      185       $     30
Central Depository (at amortized cost)         $5,020,340    $4,472,886       $547,454
---------------------------------------------------------------------------------------

The assets on deposit with the central depository at December 31, 2003 and 2002 consisted of securities and other loans having a deposit value of $4.6 billion at both balance sheet dates, mortgage loans on real estate of $331 million and $339 million, respectively, and other investments of $74 million and $73 million, respectively. Additionally, these assets on deposit include unsettled purchases of investments in the amount of $9 million and $264 million at December 31, 2003 and 2002, respectively.

American Express Trust Company is the central depository for AECC. See Note 7.

American Express Certificate Company -- Notes to Financial Statements
--------------------------------------------------------------------------------

3. INVESTMENTS IN UNAFFILIATED ISSUERS

Fair values of investments in securities represent market prices or estimated fair values when quoted prices are not available. Estimated fair values are determined by using established procedures involving, among other things, review of market indexes, price levels of current offerings and comparable issues, price estimates, estimated future cash flows, and market data from independent brokers.

Investments classified as Available-for-Sale securities at December 31 are distributed by type as presented below:

                                                                         2003
                                              ---------------------------------------------------------
                                                                  Gross         Gross
                                                Amortized      Unrealized    Unrealized       Fair
(Thousands)                                       Cost            Gains        Losses         Value
-------------------------------------------------------------------------------------------------------
Mortgage and asset-backed securities          $2,605,686        $35,954       $(10,975)    $2,630,665
Corporate debt securities                      1,710,353         53,497         (7,762)     1,756,088
Stated maturity preferred stock                   44,340          1,178            (34)        45,484
Structured Investments                            32,592          1,788             --         34,380
Perpetual preferred stock                         17,782            270             --         18,052
U.S. Government & agency obligations              15,355            350             --         15,705
State and municipal obligations                    9,539              6           (214)         9,331
Common Stock                                          --             21             --             21
-------------------------------------------------------------------------------------------------------
Total                                         $4,435,647        $93,064       $(18,985)    $4,509,726
-------------------------------------------------------------------------------------------------------

                                                                         2002
                                              ---------------------------------------------------------
                                                                  Gross         Gross
                                                Amortized      Unrealized    Unrealized       Fair
(Thousands)                                       Cost            Gains        Losses         Value
-------------------------------------------------------------------------------------------------------
Mortgage and asset-backed securities          $2,938,348       $ 94,528      $  (1,728)    $3,031,148
Corporate debt securities                      1,172,446         53,394        (15,540)     1,210,300
Stated maturity preferred stock                   82,554          1,876           (383)        84,047
Structured Investments                            33,470          2,175             --         35,645
Perpetual preferred stock                         17,782            266             --         18,048
State and municipal obligations                    9,424            385             --          9,809
U.S. Government & agency obligations                 362             37             --            399
-------------------------------------------------------------------------------------------------------
Total                                         $4,254,386       $152,661       $(17,651)    $4,389,396
-------------------------------------------------------------------------------------------------------

American Express Certificate Company -- Notes to Financial Statements
--------------------------------------------------------------------------------

The following table provides information about Available-for-Sale securities with gross unrealized losses and the length of time that individual securities have been in a continuous unrealized loss position as of December 31, 2003:

(Thousands)                             Less than 12 months     12 months or more            Total
------------------------------------------------------------------------------------------------------------
Description of                          Fair      Unrealized   Fair    Unrealized     Fair        Unrealized
Securities                              Value       Losses     Value     Losses       Value         Losses
------------------------------------------------------------------------------------------------------------
Corporate debt securities            $  444,318   $ (7,147)   $15,789  $  (615)    $  460,107     $ (7,762)
Mortgage and other
  asset-backed securities             1,006,572     (9,513)    13,742   (1,462)     1,020,314      (10,975)
State and municipal obligations           8,790       (214)        --       --          8,790         (214)
Other                                        --         --        454      (34)           454          (34)
------------------------------------------------------------------------------------------------------------
Total                                $1,459,680   $(16,874)   $29,985  $(2,111)    $1,489,665     $(18,985)
------------------------------------------------------------------------------------------------------------

Approximately 114 investment positions were in an unrealized loss position as of December 31, 2003. The gross unrealized losses on these securities are attributable to a number of factors including changes in interest rates and credit spreads, and specific credit events associated with individual issuers. As part of its ongoing monitoring process, management has concluded that none of these securities are other-than-temporarily impaired at December 31, 2003. AECC has the ability and intent to hold these securities for a time sufficient to recover its amortized cost. See the Available-for-Sale Investments section of
Note 1 for information regarding AECC's policy for determining when an investment's decline in value is other-than-temporary.

The amortized cost and fair value of Available-for-Sale securities, by contractual maturity at December 31, 2003 are shown below. Cash flows may differ from contractual maturities because issuers may call or prepay obligations.

                                                  Amortized       Fair
(Thousands)                                         Cost          Value
---------------------------------------------------------------------------
Due within one year                              $  136,654    $  138,877
Due from one to five years                        1,302,466     1,343,323
Due from five to ten years                          370,043       374,833
Due in more than ten years                            3,016         3,955
---------------------------------------------------------------------------
                                                 $1,812,179    $1,860,988
Mortgage and asset-backed securities              2,605,686     2,630,665
Perpetual preferred stock                            17,782        18,052
Common Stock                                             --            21
---------------------------------------------------------------------------
Total                                            $4,435,647    $4,509,726
---------------------------------------------------------------------------

Mortgage and other asset-backed securities primarily reflect GNMA, FNMA, and FHLMC securities at December 31, 2003 and 2002.

American Express Certificate Company -- Notes to Financial Statements
--------------------------------------------------------------------------------

Gross realized gains on sales of securities classified as Available-for-Sale, using the specific identification method, were $47.1 million, $23.4 million and $20.7 million for the years ended December 31, 2003, 2002 and 2001, respectively. Gross realized losses on sales were ($2.8 million), ($15.7 million) and ($83.9 million) for the same periods. AECC also recognized losses of ($36 million), ($15.8 million) and ($27.9 million) in other-than-temporary impairments on Available-for-Sale securities for the years ended December 31, 2003, 2002 and 2001, respectively.

AECC's net losses in 2001 were primarily composed of a ($36.9 million) loss to recognize the impact of higher default assumptions used to determine impairment on rated structured investments and a ($57.1 million) loss on high-yield securities. The write-downs of these investments were associated with AECC's decision to reduce the company's holdings of high-yield investments and rebalance the fixed maturity investment portfolio towards higher quality, less volatile holdings.

Investments in securities with fixed maturities comprised 90 percent and 85 percent of AECC's total investments at December 31, 2003 and 2002, respectively. Securities are rated by Moody's and Standard & Poors (S&P), or by AEFC's internal analysts, using criteria similar to Moody's and S&P, when a public rating does not exist. Ratings are presented using S&P's convention and if the two agency's ratings differ, the lower rating is used. A summary of investments in securities with fixed maturities, at amortized cost, by rating of investment is as follows:

Rating                                                       2003          2002
--------------------------------------------------------------------------------
AAA                                                           60%           69%
AA                                                             2             1
A                                                             16            11
BBB                                                           18            16
Below investment grade                                         4             3
--------------------------------------------------------------------------------
Total                                                        100%          100%
--------------------------------------------------------------------------------

Of the securities rated AAA, 94 percent at December 31, 2003 and 2002, are U.S. Government Agency mortgage-backed securities that are rated by a public rating agency. At December 31, 2003 and 2002, approximately 6 percent and 9 percent, respectively, of securities with fixed maturities, other than U.S. Government Agency mortgage-backed securities, are rated by AEFC's internal analysts.

At December 31, 2003 and 2002 no one issuer, other than U.S. Government Agency mortgage-backed securities, is greater than 1 percent of AECC's total investment in securities with fixed maturities.

AECC reserves freedom of action with respect to its acquisition of restricted securities that offer advantageous and desirable investment opportunities. In a private negotiation, AECC may purchase for its portfolio all or part of an issue of restricted securities. Since AECC would intend to purchase such securities for investment and not for distribution, it would not be "acting as a distributor" if such securities are resold by AECC at a later date. AECC's board of directors, using the aforementioned procedures and factors, determine fair values of such restricted securities.

American Express Certificate Company -- Notes to Financial Statements
--------------------------------------------------------------------------------

In the event AECC were to be deemed to be a distributor of the restricted securities, it is possible that AECC would be required to bear the costs of registering those securities under the Securities Act of 1933, although in most cases such costs would be incurred by the issuer of the restricted securities.

4. INVESTMENTS IN FIRST MORTGAGE LOANS ON REAL ESTATE AND OTHER LOANS

The carrying amounts and fair values of first mortgage loans on real estate and other loans at December 31 are below

                                                          2003                         2002
                                               ------------------------------------------------------
                                                 Carrying         Fair        Carrying       Fair
(Thousands)                                       Amount          Value        Amount        Value
-----------------------------------------------------------------------------------------------------
First mortgage loans on real estate             $337,489       $355,442      $342,147      $366,198
Other loans                                      141,356        138,356       114,319       113,319
Reserve for losses                                (9,536)            --        (4,223)           --
-----------------------------------------------------------------------------------------------------
Net first mortgage and other loans              $469,309       $493,798      $452,243      $479,517
-----------------------------------------------------------------------------------------------------

During the year ended December 31, 2003, AECC held investments in impaired mortgage or other loans totaling $9.9 million. AECC recognized $0.4 million of interest income related to such investments for the year ended December 31, 2003. AECC did not hold any investments in impaired mortgage loans or other loans during 2002 and 2001.

The reserve for loss on mortgage loans and other loans increased to $9.5 million on December 31, 2003, from $4.2 million at December 31, 2002 and $1.9 million at December 31, 2001.

At December 31, 2003 and 2002, approximately 7 percent, of AECC's invested assets were first mortgage loans on real estate. A summary of first mortgage loans on real estate by region and property type at December 31, is as follows:

Region of the United States of America                      2003          2002
--------------------------------------------------------------------------------
South Atlantic                                               18%           18%
West North Central                                           15            15
East North Central                                           12            13
Mountain                                                     10            13
West South Central                                           17            17
Pacific                                                      16            12
New England                                                   7             6
Middle Atlantic                                               5             6
--------------------------------------------------------------------------------
Total                                                       100%          100%
--------------------------------------------------------------------------------

Property Type                                               2003          2002
--------------------------------------------------------------------------------
Office buildings                                             42%           41%
Retail/shopping centers                                      23            20
Apartments                                                   10            14
Industrial buildings                                         14            15
Other                                                        11            10
--------------------------------------------------------------------------------
Total                                                       100%          100%
--------------------------------------------------------------------------------

American Express Certificate Company -- Notes to Financial Statements
--------------------------------------------------------------------------------

At December 31, 2003 and 2002, commitments for funding of first mortgage loans on real estate, at market interest rates, aggregated $9.8 million and $13.4 million, respectively. AECC holds the mortgage document, which gives it the right to take possession of the property if the borrower fails to perform according to the terms of the agreements. AECC employs policies and procedures to ensure the creditworthiness of the borrowers and that funds will be available on the funding date. AECC's first mortgage loans on real estate is restricted to 80 percent or less of the market value of the real estate at the time of the loan funding. Fair values for these commitments were not substantial at December 31, 2003 and 2002.

5. CERTIFICATE RESERVES

Reserves maintained on outstanding certificates have been computed in accordance with the provisions of the certificates and Section 28 of the 1940 Act. The average rates of accumulation on certificate reserves at December 31 were as follows:

                                                                  2003
                                                -----------------------------------------
                                                              Average Gross    Average
                                                  Reserve     Accumulation   Additional
(Dollars in Thousands)                            Balance         Rates     Credit Rates
-----------------------------------------------------------------------------------------
Installment certificates:
Reserves to mature:
  With guaranteed rates                        $   11,153         4.00%         .50%
  Without guaranteed rates (a)                    134,899           --          .80%
Additional credits and accrued interest             3,514         3.22%          --
Advance payments and accrued interest (b)             499         3.35%          --
Other                                                  32           --          .32%
Fully paid certificates:
Reserves to mature:
  With guaranteed rates                            90,149         3.21%         .01%
  Without guaranteed rates (a) and (c)          4,483,365           --          .53%
Additional credits and accrued interest            64,114         3.05%          --
Due to unlocated certificate holders                   92
-----------------------------------------------------------------------------------------
Total                                          $4,787,817
-----------------------------------------------------------------------------------------

American Express Certificate Company -- Notes to Financial Statements
--------------------------------------------------------------------------------

                                                                  2002
                                                -----------------------------------------
                                                              Average Gross    Average
                                                  Reserve     Accumulation   Additional
(Dollars in Thousands)                            Balance         Rates     Credit Rates
-----------------------------------------------------------------------------------------
Installment certificates:
Reserves to mature:
  With guaranteed rates                        $   12,663         3.50%         .50%
  Without guaranteed rates (a)                    156,294           --         1.04%
Additional credits and accrued interest             3,988         3.20%          --
Advance payments and accrued interest (b)             564         3.30%          --
Other                                                  34           --          .18%
Fully paid certificates:
Reserves to mature:
  With guaranteed rates                            95,941         3.20%         .01%
  Without guaranteed rates (a) and (c)          4,181,407           --          .73%
Additional credits and accrued interest            42,311         3.08%          --
Due to unlocated certificate holders                  170           --           --
-----------------------------------------------------------------------------------------
Total                                          $4,493,372
-----------------------------------------------------------------------------------------

(a) There is no minimum rate of accrual on these reserves. Interest is declared periodically, quarterly, or annually in accordance with the terms of the separate series of certificates.

(b) Certain series of installment certificates guarantee accrual of interest on advance payments at an average of 3.26 percent. AECC's rate of accrual is currently set at 4 percent, which is in effect through April 30, 2004.

(c) American Express Stock Market Certificate, American Express Market Strategy Certificate and American Express Equity Indexed Savings Certificates enable the certificate owner to participate in any relative rise in a major stock market index without risking loss of principal. Generally the certificates have a term of 52 weeks and may continue for up to 20 successive terms. The reserve balance on these certificates at December 31, 2003 and 2002 was $1.3 million and $1 million, respectively.

Certificate maturities and surrenders through loan reductions during the years ended December 31, 2003 and 2002 were $2.4 million and $3.1 million, respectively.

On certain series of single payment certificates, additional interest is pre-declared for periods greater than one year. The retained earnings appropriated for the pre-declared additional interest at December 31, 2003 and 2002 was $184 thousand and $811 thousand, respectively, which reflects the difference between certificate reserves on these series, calculated on a statutory basis, and the reserves maintained per books.

Fair values of certificate reserves with interest rate terms of one year or less approximated the carrying values less any applicable surrender charges. Fair values for other certificate reserves are determined by discounted cash flow analyses using interest rates currently offered for certificates with similar remaining terms, less any applicable surrender charges.

American Express Certificate Company -- Notes to Financial Statements
--------------------------------------------------------------------------------

The carrying amounts and fair values of certificate reserves at December 31, consisted of the following:

                                                          2003                        2002
                                              ------------------------------------------------------
                                                 Carrying         Fair        Carrying       Fair
(Thousands)                                       Amount          Value        Amount        Value
----------------------------------------------------------------------------------------------------
Reserves with terms of one year or less       $4,322,321     $4,320,182    $4,007,664    $4,005,622
Other                                            465,496        471,427       485,708       497,689
----------------------------------------------------------------------------------------------------
Total certificate reserves                    $4,787,817     $4,791,609    $4,493,372    $4,503,311
Unapplied certificate transactions                 3,499          3,499           801           801
Certificate loans and accrued interest           (15,798)       (15,798)      (18,824)      (18,824)
----------------------------------------------------------------------------------------------------
Total                                         $4,775,518     $4,779,310    $4,475,349    $4,485,288
----------------------------------------------------------------------------------------------------

6. DIVIDEND RESTRICTION

Certain series of installment certificates outstanding provide that cash dividends may be paid by AECC only in calendar years for which additional credits of at least one-half of one percent on such series of certificates have been authorized by AECC. This restriction has been removed for 2003 and 2004 by AECC's declaration of additional credits in excess of this requirement.

7. RELATED PARTY TRANSACTIONS

Investment advisory, joint facilities, technology support, and treasury services

The investment advisory and services agreement with AEFC provides for a graduated scale of fees equal on an annual basis to 0.750 percent on the first $250 million of total book value of assets of AECC, 0.650 percent on the next $250 million, 0.550 percent on the next $250 million, 0.500 percent on the next $250 million and 0.107 percent on the amount in excess of $1 billion. The fee is payable monthly in an amount equal to one-twelfth of each of the percentages set forth above. Excluded from assets for purposes of this computation are first mortgage and other loans, real estate and any other asset on which AECC pays an outside advisory or service fee. The fee paid to AEFC for managing and servicing bank loans is 0.35 percent.

Distribution services

Fees payable to AEFAI on sales of AECC's certificates are based upon terms of agreements giving AEFAI the right to distribute the certificates covered under the agreements. The agreements provide for payment of fees over a period of time.

From time to time, AECC may sponsor or participate in sales promotions involving one or more of the certificates and their respective terms. These promotions may offer a special interest rate to attract new clients or retain existing clients. To cover the cost of these promotions, distribution fees paid to AEFAI may be lowered. There were no changes to the distribution fees for the promotion of the American Express Flexible Savings Certificate, which occurred March 26, 2003 to May 13, 2003.

American Express Certificate Company -- Notes to Financial Statements
--------------------------------------------------------------------------------

The aggregate fees payable under the agreements is $25 per $1,000 face amount of installment certificates sold on or after April 30, 1997. The aggregate fees payable for the first year is $2.50 and the remaining $22.50 aggregate fees is payable over nine subsequent years.

Fees on the American Express Investors Certificate are paid at an annualized rate of 1 percent of the reserves maintained for the certificates. Fees are paid at the end of each term on certificates with a one-, two- or three-month term. Fees are paid each quarter from date of issuance on certificates with a six, twelve, twenty-four or thirty-six month term.

Fees on the American Express Preferred Investors Certificate are paid at a rate of 0.165 percent of the initial payment on issue date of the certificate and
0.165 percent of the certificate's reserve at the beginning of the second and subsequent quarters from issue date.

Effective April 26, 2000, fees on the American Express Flexible Savings Certificate are paid at a rate of 0.08 percent of the purchase price at the time of issuance and 0.08 percent of the reserves maintained for these certificates at the beginning of the second and subsequent quarters from issue date. For certificates sold from April 30, 1997 to April 25, 2000, fees were paid at the rate of 0.20 percent of the purchase price at time of issuance and 0.20 percent of the reserves maintained for these certificates at the beginning of the second and subsequent quarters from issue date.

Effective April 25, 2001 fees on the American Express Cash Reserve Certificate are paid at a rate of 0.0625 percent of the purchase price at the time of issuance and 0.0625 percent of the reserves maintained for these certificates at the beginning of the second and subsequent quarters from issue date. For certificates sold from April 30, 1997 to April 24, 2001, fees on the American Express Cash Reserve Certificate are paid at a rate of 0.20 percent of the purchase price at the time of issuance and 0.20 percent of the reserves maintained for these certificates at the beginning of the second and subsequent quarters from issue date.

Effective April 28, 1999, fees on the American Express Stock Market, sold through AEFAI, and American Express Market Strategy Certificates are paid at a rate of 0.90 percent. For certificates sold from April 30, 1997 to April 27, 1999, fees were paid at the rate of 0.70 percent. Fees are paid on the purchase price on the first day of the certificate's term and on the reserves maintained for these certificates at the beginning of each subsequent term.

Effective April 26, 2000, fees on the American Express Stock Market Certificates, sold through American Express Bank International, are paid at a rate of 0.90 percent. For certificates sold from April 28, 1999 to April 25, 2000, fees were paid at the rate of 1.00 percent. For certificates sold from April 30, 1997 to April 27, 1999, fees were paid at a rate of 1.25 percent. Fees are paid on the purchase price on the first day of the certificate's term and on the reserves maintained for these certificates at the beginning of each subsequent term.

Fees on the American Express Equity Indexed Savings Certificates are paid at a rate of 1.00 percent of the initial investment on the first day of each certificate's term and 1.00 percent of the certificate's reserve at the beginning of each subsequent term.

American Express Certificate Company -- Notes to Financial Statements
--------------------------------------------------------------------------------

Depository fees

The basis for computing fees paid or payable to American Express Trust Company for depository services is as follows:

Depository fees paid or payable to American Express Trust Company (an affiliate) is:

Maintenance charge per account           5 cents per $1,000 of assets on deposit

Maintenance charge for assets held       50 cents per 1,000 of assets on deposit

Transaction charge                       $20 per transaction

Security loan activity:

   Depositary Trust Company
     receive/deliver                     $20 per transaction

   Physical receive/deliver              $25 per transaction

   Exchange collateral                   $15 per transaction
--------------------------------------------------------------------------------

A transaction consists of the receipt or withdrawal of securities and commercial paper and/or a change in the security position. The charges are payable quarterly except for maintenance, which is an annual fee.

Distribution fees

The basis for computing fees paid or payable to American Express Bank Ltd. (an affiliate) for the distribution of the American Express Special Deposits on an annualized basis is 1.25 percent of the reserves maintained for the certificates on an amount from $100,000 to $249,999, 0.80 percent on an amount from $250,000 to $499,999, 0.65 percent on an amount from $500,000 to $999,999 and 0.50 percent on an amount $1,000,000 or more. Fees are paid at the end of each term on certificates with a one-, two- or three-month term. Fees are paid at the end of each quarter from date of issuance on certificates with six, twelve, twenty-four, or thirty-six month terms.

Transfer agent fees

The basis of computing transfer agent fees paid or payable to American Express Client Service Corporation (AECSC) (an affiliate) is under a Transfer Agency Agreement effective January 1, 1998. AECSC maintains certificate owner accounts and records. AECC pays AECSC a monthly fee of one-twelfth of $10.353 per certificate owner account for this service. Prior to January 1, 1998, AEFC provided this service to AECC under the investment advisory and services agreement.

Dividends

In 2001, AECC effectively paid a $167 million dividend to AEFC by transferring at book value certain CDOs. In part, the dividend was paid to allow AEFC to transfer the CDOs and related accrued interest into a securitization trust.

American Express Certificate Company -- Notes to Financial Statements
--------------------------------------------------------------------------------

8. INCOME TAXES

Income tax (expense) benefit as shown in the Statements of Operations for the three years ended December 31 consists of:

(Thousands)                                                      2003          2002         2001
----------------------------------------------------------------------------------------------------
Federal:
  Current                                                      $(44,777)     $(24,367)     $26,007
  Deferred                                                       17,804         3,288        9,792
----------------------------------------------------------------------------------------------------
                                                                (26,973)      (21,079)      35,799
State                                                            (1,354)         (156)        (120)
----------------------------------------------------------------------------------------------------
Total income tax (expense) benefit                             $(28,327)     $(21,235)     $35,679
----------------------------------------------------------------------------------------------------

Income tax (expense) benefit differs from that computed by using the federal statutory rate of 35%. The principal causes of the difference in each year are shown below:

(Thousands)                                                      2003          2002         2001
----------------------------------------------------------------------------------------------------
Federal tax (expense) benefit at federal statutory rate        $(28,449)     $(23,581)     $30,752
Dividend exclusion                                                  998         2,462        4,971
Other, net                                                          478            40           76
----------------------------------------------------------------------------------------------------
Federal tax (expense) benefit                                  $(26,973)     $(21,079)     $35,799
----------------------------------------------------------------------------------------------------

Deferred income taxes result from the net tax effects of temporary differences between the tax bases of assets and liabilities and their reported amounts in the financial statements that will result in differences between income for tax purposes and income for financial statement purposes in future years. Principal components of AECC's deferred tax assets and deferred tax liabilities as of December 31, were:

(Thousands)                                                 2003          2002
--------------------------------------------------------------------------------
Deferred tax assets
Certificate reserves                                      $18,454      $  1,793
Investments                                                34,425        14,649
Purchased/written call options                                 --           689
Other, net                                                    140           245
--------------------------------------------------------------------------------
Total deferred tax assets                                 $53,019      $ 17,376
--------------------------------------------------------------------------------
Deferred tax liabilities
Investment unrealized gains, net                          $23,814      $ 44,720
Deferred distribution fees                                  2,259         2,091
Purchased/written call options                             17,501            --
Other, net                                                    124           121
--------------------------------------------------------------------------------
Total deferred tax liabilities                             43,698        46,932
--------------------------------------------------------------------------------
Net deferred tax assets (liabilities)                     $ 9,321      $(29,556)
--------------------------------------------------------------------------------

AECC is required to establish a valuation allowance for any portion of the deferred tax assets that management believes will not be realized. In the opinion of management, it is more likely than not that AECC will realize the benefit of the deferred tax assets and, therefore, no such valuation allowance has been established.

Net income taxes paid during the years ended December 31, 2003 and 2002 were $71.6 million and $22.2 million, respectively.

American Express Certificate Company -- Notes to Financial Statements
--------------------------------------------------------------------------------

9. DERIVATIVE FINANCIAL INSTRUMENTS

AECC maintains an overall risk management strategy that incorporates the use of derivative instruments to minimize significant unplanned fluctuations in earnings that are caused by interest rate and equity market volatility. AECC enters into interest rate swaps to manage interest rate sensitivity and enters into options and futures contracts to mitigate the negative effect on earnings that would result from an increase in the equity markets.

AECC is exposed to risk associated with fluctuating interest payments on certain certificate products tied to the London Interbank Offering Rate (LIBOR) as the certificate products reset at shorter intervals than the average maturity of the investment portfolio. AECC's goal is to manage interest rate sensitivity by modifying the length of the interest crediting rate reset interval on certificate products so that movements in interest rates do not adversely affect the interest credited to such certificate products. As a result of interest rate fluctuations, the amount of interest paid on hedged liabilities will positively or negatively impact reported earnings. Income or loss on the derivative instruments that are linked to the hedged liabilities will generally offset the effect of this impact. AECC views this strategy as a prudent management of interest rate sensitivity, such that earnings are not exposed to undue risk presented by changes in interest rates.

AECC uses interest rate swap contracts to hedge the risk of interest rate fluctuations on a portion of the certificate products. Interest rate swaps generally involve the exchange of fixed and variable rate interest rate payments between two parties, based on a common notional principal amount and maturity date. AECC is required to pay counterparties to the contracts a stream of fixed interest payments, and in turn, receives a stream of LIBOR-based variable interest payments.

The interest rate swaps qualify for and are designated as cash flow hedges. The effective portions of changes in the fair value of the derivatives are recorded in other comprehensive income. Amounts are reclassified from other comprehensive income to investment income as interest is credited to certificate reserves. The fair value of the interest rate swaps are included in accounts payable and accrued liabilities on the balance sheet.

For the years ended December 31, 2003 and 2002, AECC recognized no losses on the derivatives as a result of ineffectiveness. AECC reclassified into earnings pretax losses of ($5.3 million) and ($9.8 million) during 2003 and 2002, respectively. An estimated ($6 million) of the unrealized losses accumulated in other comprehensive income related to derivatives designated as cash flow hedges will be reclassified into earnings by December 31, 2004. This effect will occur at the same time as AECC realizes the benefits of lower market rates of interest on its certificates. The longest period of time over which AECC is hedging exposure to the variability in future cash flows is 14 months.

American Express Certificate Company -- Notes to Financial Statements
--------------------------------------------------------------------------------

Effective January 1, 2001, AECC adopted Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended (SFAS No. 133), which establishes the accounting and reporting standards for derivative instruments and hedging activities. The adoption of SFAS No. 133 on January 1, 2001, resulted in a cumulative after-tax reduction of $0.4 million and $2.2 million to net income and other comprehensive income, respectively.

AECC offers American Express Stock Market Certificates ("SMC") that offer a return based upon the relative change in a major stock market index between the beginning and end of the SMC's term. The SMC product contains an embedded derivative, essentially the equity based return of the certificate that must be separated from the host contract and accounted for as a derivative instrument per SFAS No. 133. As a result of fluctuations in equity markets, and the corresponding changes in value of the embedded derivative, the amount of expenses incurred by AECC related to SMC will positively or negatively impact reported earnings. As a means of hedging its obligations under the provisions for these certificates, AECC purchases and writes call options on the major market index. AECC views this strategy as a prudent management of equity market sensitivity, such that earnings are not exposed to undue risk presented by changes in equity market levels.

On the same series of certificates, AECC also purchases futures on the major market index to economically hedge its obligations. The futures are marked-to-market daily and exchange traded, exposing AECC to no counterparty risk.

The options and futures contracts do not receive special hedge accounting under SFAS No. 133. As such, any changes in the fair value of the contracts are taken through earnings. The fair values of the purchased and written call options are included in other qualified assets and accounts payable and accrued liabilities, respectively, on the balance sheet. The fair value of the embedded derivatives is reflected in certificate reserves. Gains (losses) on options and futures are reflected in investment income on the statements of operations. Changes in fair values of embedded derivative instruments are reflected in provision expense for certificate product reserves.

By using derivative instruments, AECC is exposed to credit and market risk. Credit risk is the possibility that the counterparty will not fulfill the terms of the contract. AECC monitors credit risk related to derivative financial instruments through established approval procedures, including setting concentration limits by counterparty, reviewing credit ratings and requiring collateral where appropriate.

Market risk is the possibility that the value of the derivative financial instrument will change due to fluctuations in a factor from which the instrument derives its value, primarily an interest rate or a major market index. AECC manages the market risk associated with interest rate contracts by establishing and monitoring limits as to the types and degree of risk that may be undertaken. AECC primarily uses derivatives to manage risk and, therefore, cash flow and income effects of such derivatives generally offset effects of the underlying certificate product reserves.

American Express Certificate Company -- Notes to Financial Statements
--------------------------------------------------------------------------------

10. FAIR VALUES OF FINANCIAL INSTRUMENTS

AECC discloses fair value information for most on- and off-balance sheet financial instruments for which it is practicable to estimate that value. The fair value of the financial instruments presented may not be indicative of their future fair values. The estimated fair value of certain financial instruments such as Cash and cash equivalents, Receivables for Dividends and interest, and Investment securities sold, Accounts Payable Due to AEFC and other affiliates, Payable for investment securities purchased and Other accounts payable and accrued expenses approximate the carrying amounts disclosed in the Balance Sheets.

A summary of fair values of financial instruments as of December 31, is as follows:

                                                            2003                            2002
                                                -----------------------------------------------------------
                                                  Carrying          Fair           Carrying        Fair
(Thousands)                                        Value            Value            Value         Value
-----------------------------------------------------------------------------------------------------------
Financial assets:
  Assets for which carrying values
    approximate fair values                      $  101,105     $  101,105      $  298,870      $  298,870
  Investment securities (Note 3)                 $4,509,726     $4,509,726      $4,389,396      $4,389,396
  First mortgage loans on real estate and
    Other loans (Note 4)                         $  469,309     $  493,798      $  452,243      $  479,517
  Derivative financial instruments (Note 9)      $  153,162     $  153,162      $   34,403      $   34,403
Financial liabilities:
  Liabilities for which carrying values
    approximate fair values                      $   24,444     $   24,444      $  315,961      $  315,961
  Net certificate reserves (Note 5)              $4,775,518     $4,779,310      $4,475,349      $4,485,288
  Derivative financial instruments (Note 9)      $  116,680     $  116,680      $   29,579      $   29,579
-----------------------------------------------------------------------------------------------------------

Quick telephone reference*

Selling Agent:   American Express Bank International

Region offices   101 East 52nd Street       (212) 415-9500
                 4th Floor
                 New York, NY 10022

                 1221 Brickell Avenue       (305) 350-7750
                 8th Floor
                 Miami, FL 33131

* You may experience delays when call volumes are high.

--------------------------------------------------------------------------------
(logo)
AMERICAN
 EXPRESS
(R)
--------------------------------------------------------------------------------

American Express
Certificate Company
70100 AXP Financial Center
Minneapolis, MN 55474
(800) 862-7919
(612) 671-3131

Distributed by
American Express
Financial Advisors Inc.

Investment Company Act File #811-00002

                                                                 S-6040 J (4/04)

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item
Number

Item 13. Other Expenses of Issuance and Distribution.

                  The expenses in connection with the issuance and distribution of the securities being registered are to be borne by the registrant.

Item 14. Indemnification of Directors and Officers.

                  The By-Laws of IDS Certificate Company provide that it shall indemnify any person who was or is a party or is threatened to be made a party, by reason of the fact that he was or is a director, officer, employee or agent of the company, or is or was serving at the direction of the company, or any predecessor corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to any threatened, pending or completed action, suit or proceeding, wherever brought, to the fullest extent permitted by the laws of the state of Delaware, as now existing or hereafter amended.

                  The By-Laws further provide that indemnification questions applicable to a corporation which has been merged into the company relating to causes of action arising prior to the date of such merger shall be governed exclusively by the applicable laws of the state of incorporation and by the by-laws of such merged corporation then in effect. See also Item 17.

Item 15. Recent Sales of Unregistered Securities.

(a)               Securities Sold

2001          American Express Special Deposits                  11,585,244.00
2002          American Express Special Deposits                   9,792,888.00
2003          American Express Special Deposits                  13,341,309.00

(b)               Underwriters and other purchasers

American  Express  Special  Deposits are marketed by American  Express Bank Ltd.
(AEB), an affiliate of American Express Certificate Company, to private banking clients of AEB in the United Kingdom and Hong Kong.

(c)               Consideration

All American Express Special Deposits were sold for cash. The aggregate offering price was the same as the amount sold in the table above. Aggregate marketing fees to AEB were $549,636.58 in 2001, $446,326.20 in 2002 and $263,897.87 in
2003.

(d)               Exemption from registration claimed

American Express Special Deposits are marketed, pursuant to the exemption in Regulation S under the Securities Act of 1933, by AEB in the United Kingdom and Hong Kong to persons who are not U.S. persons, as defined in Regulation S.

Item 16. Exhibits and Financial Statement Schedules.

(a)      Exhibits

         1. (a) Distribution Agreement dated November 18, 1988, between Registrant and IDS Financial Services Inc., filed electronically as Exhibit 1(a) to the Registration Statement No. 33-26844, for the American Express International Investment Certificate (now called, the IDS Investors Certificate) is incorporated herein by reference.

         2.       Not Applicable.

         3. (a) Certificate of Incorporation, dated December 31, 1977, filed electronically as Exhibit 3(a) to Post-Effective Amendment No. 10 to Registration Statement No. 2-89507, is incorporated herein by reference.

            (b) Certificate of Amendment, dated April 2, 1984 filed electronically as Exhibit 3(b) to Post-Effective Amendment No. 10 to Registration Statement No. 2-89507, is incorporated herein by reference.

            (c) Certificate of Amendment, dated September 12, 1995, filed electronically as Exhibit 3(c) to Post-Effective Amendment No. 44 to Registration Statement No. 2-55252, is incorporated herein by reference.

            (d) Certificate of Amendment, dated April 30, 1999, filed electronically as Exhibit 3(a) to Registrant's March 31, 1999 Quarterly Report on Form 10-Q is incorporated herein by reference.

            (e) Certificate of Amendment, dated January 28, 2000, filed electronically as Exhibit 3(e) to Post-Effective Amendment No. 47 to Registration Statement No. 2-55252 is incorporated herein by reference.

            (f) Current By-Laws, filed electronically as Exhibit 3(e) to Post-Effective Amendment No. 19 to Registration Statement No. 33-26844, are incorporated herein by reference.

 4.               Not Applicable.

 5. An opinion and consent of counsel as to the legality of the securities being registered, filed electronically as Exhibit 16(a)5 to Post-Effective Amendment No. 24 to Registration Statement No. 2-95577 is incorporated by reference.

6. through 9. --  None.

10.         (a)   Investment   Advisory   and   Services   Agreement   between
                  Registrant and  American Express Financial Corporation dated
                  March 6, 2002, filed  electronically as Exhibit 10(a) to
                  Registrant's Post-Effective Amendment No. 51 to Registration
                  Statement No. 2-55252, is incorporated herein by reference.

            (b) Depositary and Custodial Agreement dated September 30, 1985 between IDS Certificate Company and IDS Trust Company, filed electronically as Exhibit 10(b) to Registrant's Post-Effective Amendment No. 3 to Registration Statement No. 2-89507, is incorporated herein by reference.

            (c) Foreign Deposit Agreement dated November 21, 1990, between IDS Certificate Company and IDS Bank & Trust, filed electronically as Exhibit 10(h) to Post-Effective Amendment No. 5 to Registration Statement No. 33-26844, is incorporated herein by reference.

            (d) Selling Agent Agreement dated June 1, 1990, between American Express Bank International and IDS Financial Services Inc. for the American Express Investors and American Express Stock Market Certificates, filed electronically as Exhibit 1(c) to the Post-Effective Amendment No. 5 to Registration Statement No. 33-26844, is incorporated herein by reference.

            (e) Second amendment to Selling Agent Agreement between American Express Financial Advisors Inc. and American Express Bank International dated as of May 2, 1995, filed electronically as Exhibit (1) to Registrant's June 30, 1995, Quarterly Report on Form 10-Q, is incorporated herein by reference.

            (f) Marketing Agreement dated October 10, 1991, between Registrant and American Express Bank Ltd., filed electronically as Exhibit 1(d) to Post-Effective Amendment No. 31 to Registration Statement 2-55252, is incorporated herein by reference.

            (g) Amendment to the Selling Agent Agreement dated December 12, 1994, between IDS Financial Services Inc. and American Express Bank International, filed electronically as Exhibit 1(d) to Post-Effective Amendment No. 13 to Registration Statement No. 2-95577, is incorporated herein by reference.

            (h) Selling Agent Agreement dated December 12, 1994, between IDS Financial Services Inc. and Coutts & Co. (USA) International, filed electronically as Exhibit 1(e) to Post-Effective Amendment No. 13 to Registration Statement No. 2-95577, is incorporated herein by reference.

            (i)   Consulting  Agreement  dated December 12, 1994,  between IDS
                  Financial Services Inc. and American Express Bank International, filed electronically as Exhibit 16(f) to Post-Effective Amendment No. 13 to Registration Statement No. 2-95577 is incorporated herein by reference.

            (j) Letter amendment dated January 9, 1997 to the Marketing Agreement dated October 10, 1991, between Registrant and American Express Bank Ltd. filed electronically as Exhibit 10(j) to Post-Effective Amendment No. 40 to Registration Statement No. 2-55252, is incorporated herein by reference.

            (k) Letter amendment dated April 7, 1997 to the Selling Agent Agreement dated June 1, 1990 between American Express Financial Advisors Inc. and American Express Bank International, filed electronically as Exhibit 10 (j) to Post-Effective Amendment No. 14 to Registration Statement 33-26844, is incorporated herein by reference.

            (l) Letter Agreement dated July 28, 1999 amending the Selling Agent Agreement dated June 1, 1990, or a schedule thereto, as amended, between American Express Financial Advisors Inc. (formerly IDS Financial Services Inc.) and American Express Bank International, filed electronically to Registrant's June 30, 1999 Quarterly Report on Form 10-Q, is incorporated herein by reference.

            (m) Letter Agreement dated July 28, 1999, amending the Marketing Agreement dated October 10, 1991, or a schedule thereto, as amended, between IDS Certificate Company and American Express Bank Ltd., filed electronically to Registrant's June 30, 1999 Quarterly Report on Form 10-Q, is incorporated herein by reference.

            (n) Selling Agent Agreement, dated March 10, 1999 between American Express Financial Advisors Inc. and Securities
                  America, Inc., filed electronically as Exhibit 10 (l) to Post-Effective Amendment No. 18 to Registration Statement 33-26844, is incorporated herein by reference.

            (o) Letter Agreement, dated April 10, 2000, amending the Selling Agent Agreement, dated March 10, 1999, between American Express Financial Advisors Inc. and Securities America, Inc., filed electronically as Exhibit 10(o) to Post-Effective Amendment No. 20 to Registration Statement 33-26844, is incorporated herein by reference.

            (p) Form of Selling Dealer Agreement of American Express Financial Advisors Inc., filed electronically as Exhibit 10(o) to Pre-Effective Amendment No. 2 to Registration Statement No. 333-34982, is incorporated herein by reference.

          (q)(1)  Code of  Ethics  under  rule  17j-1  for  Registrant,  filed electronically as Exhibit 10(p)(1) to Pre-Effective Amendment No. 1 to Registration Statement No. 333-34982, is incorporated herein by reference.

          (q)(2) Code of Ethics under rule 17j-1 for Registrant's investment advisor and principal underwriters, filed electronically as
                  Exhibit 10(q)(2) to Post-Effective Amendment No. 31 to Registration Statement No. 2-95577, is incorporated herein by reference.

         (r) Letter of Representations, dated August 22, 2000, between Registrant and The Depository Trust Company, filed electronically as Exhibit 10(r) to Post-Effective Amendment No. 49 to Registration Statement No. 2-55252, is incorporated herein by reference.

11. through 22. -- None.

23. Consent of Independent Auditors' Report is filed electronically herewith.

24.         (a)   Officers'  Power of Attorney  dated March 3, 2004, filed
                  electronically as Exhibit 24(a) to Post-Effective Amendment
                  No. 31 to Registration Statement No. 2-95577 is incorporated herein by reference.

            (b) Directors' Power of Attorney dated March 3, 2004, filed electronically as Exhibit 24(b) to Post-Effective Amendment No. 31 to Registration Statement No. 2-95577 is incorporated herein by reference.

25. through 27. -- None.

(b) The financial statement schedules for American Express Certificate Company, filed electronically as Exhibit 16(b) in Post-Effective Amendment No. 31 to Registration Statement No. 2-95577 for American Express Flexible Savings Certificate, are incorporated by reference.

Item 17. Undertakings.

               Without limiting or restricting any liability on the part of the other, American Express Financial Advisors Inc. (formerly, IDS Financial Services Inc.), as underwriter, and American Express Bank International, as selling agent will assume any actionable civil liability which may arise under the Federal Securities Act of 1933, the Federal Securities Exchange Act of 1934 or the Federal Investment Company Act of 1940, in addition to any such liability arising at law or in equity, out of any untrue statement of a material fact made by their respective agents in the due course of their business in selling or offering for sale, or soliciting applications for, securities issued by the Company or any omission on the part of their respective agents to state a material fact necessary in order to make the statements so made, in the light of the circumstances in which they were made, not misleading (no such untrue statements or omissions, however, being admitted or contemplated), but such liability shall be subject to the conditions and limitations described in said Acts. American Express Financial Advisors Inc. and American Express Bank International will also assume any liability of the Company for any amount or amounts which the Company legally may be compelled to pay to any purchaser under said Acts because of any untrue statements of a material fact, or any omission to state a material fact, on the part of the respective agents of American Express Financial Advisors Inc. and American Express Bank International to the extent of any actual loss to, or expense of, the Company in connection therewith. The By-Laws of the Registrant contain a provision relating to Indemnification of Officers and Directors as permitted by applicable law.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on April 27, 2004.

AMERICAN EXPRESS CERTIFICATE COMPANY



                                              By: /s/ Paula R. Meyer
                                              -----------------------
                                                      Paula R. Meyer, President


Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed below by the following persons in the capacities indicated on April 27, 2004.


Signature                          Capacity

/s/ Paula R. Meyer                 President and Director
----------------------             (Principal Executive Officer)
    Paula R. Meyer

/s/ Brian J. McGrane               Vice President and Chief Financial Officer
----------------------             (Principal Financial Officer)
    Brian J. McGrane

/s/ Jeryl A. Millner                Vice President and Controller
----------------------             (Principal Accounting Officer)
    Jeryl A. Millner

/s/ Rodney P. Burwell**            Director
-----------------------
    Rodney P. Burwell

/s/                                Director
----------------------
    Jean B. Keffeler

/s/ Thomas R. McBurney**           Director
------------------------
    Thomas R. McBurney

/s/ Kent M. Bergene**              Director
---------------------
    Kent M. Bergene

/s/ Karen M. Bohn**                Director
-------------------
    Karen M. Bohn

/s/ Walter S. Berman* **           Director and Treasurer
----------------------
    Walter S. Berman


* Signed pursuant to Officers' Power of Attorney dated March 3, 2004, filed electronically as Exhibit 24(a) to Post-Effective Amendment No. 31 to Registration Statement No. 2-95577, by:




/s/ Paula R. Meyer
----------------------
    Paula R. Meyer

** Signed pursuant to Directors' Power of Attorney dated March 3, 2004, filed electronically as Exhibit 24(b) to Post-Effective Amendment No. 31 to Registration Statement No. 2-95577, by:



/s/ Paula R. Meyer
----------------------
    Paula R. Meyer